Execution Copy

SHARE pURCHASE AGREEMENT

BY AND AMONG

SAPIENS INTERNATIONAL CORPORATION N.V.,

sapieNs Technologies (1982) Ltd.,

IDIT I.D.I. TECHNOLOGIES Ltd.,

THE shareholders of IDIT I.D.I. TECHNOLOGIES LTD.,

MR. Amit Ben Yehuda, as THE IDIT I.D.I. TECHNOLOGIES Ltd. SHAREHOLDERS REPRESENTATIVE,

FIS SOFTWARE LTD.,

THE shareholders of FIS SOFTWARE LTD.

and

MR. Dani goldSTEIN as THE FIS SOFTWARE LTD. SHAREHOLDERS REPRESENTATIVE

July 21, 2011

Execution Copy

Execution Copy

3

Execution Copy

4

Execution Copy

5

Execution Copy

6

Execution Copy

Exhibits
Exhibit A	Form of FIS Escrow Agreement
Exhibit B	Form of IDIT Escrow Agreement
Exhibit C	IDIT Purchase Price Allocation
Exhibit D	FIS Purchase Price Allocation
Exhibit E1	Form of IDIT Spousal Consent
Exhibit E2	Form of FIS Spousal Consent
Exhibit F1	Form of FIS TEA Agreement
Exhibit F2	Form of IDIT TEA Agreement
Exhibit G	Form of Consideration Warrant
Exhibit H	Irrevocable Instructions to Transfer Agent Re Transfer of IDIT Purchase Price to Escrow Agent
Exhibit I	Irrevocable Instructions to Transfer Agent Re Transfer of IDIT Purchase Price to IDIT Selling Shareholders
Exhibit J	Irrevocable Instructions to Transfer Agent Re Transfer of FIS Purchase Price to Escrow Agent
Exhibit K	Irrevocable Instructions to Transfer Agent Re Transfer of FIS Purchase Price to FIS Selling Shareholders
Exhibit L	List of Non-Executing Shareholders
Exhibit M1	Form of New Option Plan
Exhibit M2	Form of Option Agreement
Exhibit N	Form of FIS Closing Certificate
Exhibit O	Form of FIS Selling Shareholder Closing Certificate
Exhibit P	Form of Resignation Letters of FIS' Directors
Exhibit Q	Form of Formula and Kardan Side Letter
Exhibit R	Form of Registration Rights Agreement
Exhibit S	Form of Affidavit of Lost FIS Certificates
Exhibit T	Form of FIS Share Transfer Deed
Exhibit U	Form of IDIT Closing Certificate
Exhibit V	Form of IDIT Selling Shareholder Closing Certificate
Exhibit W	Form of Resignation Letters of IDIT's Directors
Exhibit X	Form of Affidavit of Lost IDIT Certificates
Exhibit Y	Form of IDIT Share Transfer Deed
Exhibit Z1	Form of Purchaser FIS Closing Certificate
Exhibit Z2	Form of Purchaser IDIT Closing Certificate
Exhibit Z3	Form of Parent FIS Closing Certificate
Exhibit Z4	Form of Parent IDIT Closing Certificate
Exhibit 6.09	Form of EGM Notice

Schedules
Schedule A	FIS Options
Schedule B	IDIT Options
Schedule C	Antitrust Approvals
Schedule D	Transaction Expenses

FIS Disclosure Schedule

7

Execution Copy

IDIT Disclosure Schedule

FIS Selling Shareholders Disclosure Schedule

IDIT Selling Shareholders Disclosure Schedule

Purchaser Disclosure Schedule

8

Execution Copy

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of July 21, 2011, is entered into by and among (i) IDIT I.D.I. Technologies Ltd. ("IDIT"), (ii) FIS Software Ltd. ("FIS", and together with IDIT, the "Companies" and each, a "Company"), (iii) Sapiens International Corporation N.V. (the "Parent"), (iv) Sapiens Technologies (1982) Ltd. (the "Purchaser"), (v) the shareholders of IDIT whose names appear on the signature page of this Agreement or that otherwise become parties to this Agreement under Section 2.06 and Section 2.07 hereof (each an "IDIT Selling Shareholder" and together, the "IDIT Selling Shareholders"), (vi) Mr. Amit Ben Yehuda in his capacity as representative of the IDIT Selling Shareholders ("IDIT Shareholders Representative"), (vii) the shareholders of FIS whose names appear on the signature page of this Agreement or that otherwise become parties to this Agreement under Section 2.06and Section 2.07 hereof (each an "FIS Selling Shareholder" and together, the "FIS Selling Shareholders" and together with IDIT Selling Shareholders, the "Selling Shareholders") and (viii) Mr. Dani Goldstein in his capacity as representative of the FIS Selling Shareholders ("FIS Shareholders Representative" and together with IDIT Shareholders Representative, the "Shareholders Representatives").

RECITALS

WHEREAS, the Companies engage in the business of developing and marketing software products for insurance companies and services and maintenance therefor; and

WHEREAS, the IDIT Selling Shareholders executing this Agreement on the date hereof own of record and beneficially more than 95% of the issued and outstanding share capital of IDIT as of the date hereof; and

WHEREAS, the FIS Selling Shareholders executing this Agreement on the date hereof own of record and beneficially more than 95% of the issued and outstanding share capital of FIS as of the date hereof; and

WHEREAS, the parties intend that, subject to the terms and conditions herein, the Purchaser shall acquire from the FIS Selling Shareholders (including the Non Executing Shareholders of FIS), and the FIS Selling Shareholders (including the Non Executing Shareholders of FIS) shall sell to the Purchaser all of the FIS Shares, on the terms and conditions set forth herein; and

WHEREAS, the parties intend that, subject to the terms and conditions herein, the Purchaser shall acquire from the IDIT Selling Shareholders (including the Non Executing Shareholders of IDIT), and the IDIT Selling Shareholders (including the Non Executing Shareholders of IDIT) shall sell to the Purchaser all of the IDIT Shares, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

9

  Execution Copy

Article I
Definitions

Section 1.01 Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

"Acquisition Proposal" means, any offer, proposal or inquiry relating to, or any Person’s indication of interest in, an Acquisition Transaction.

"Acquisition Transaction" means, with respect to each of the Companies or the Parent, any transaction or series of transactions, which is not in the ordinary course of business, involving the sale, license or disposition of all or a material portion of their or their Subsidiaries' business or assets and the issuance, disposition or acquisition of: (i) any of their or their Subsidiaries' share capital or other equity security (other than issuance of shares upon exercise of Options outstanding on the date hereof); (ii) any Option, call, warrant or right (whether or not immediately exercisable) to acquire any of their share capital, unit or other equity security; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any of their share capital.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms "controlling" and "controlled by" have correlative meanings to the foregoing.

"Applicable Law" means, with respect to any Person, any federal, state, local, municipal, or other law (including common law), statutes, regulations, directives, constitution, treaty, convention, ordinance, code, rule, order, injunction, judgment, decree, request or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

"Assets and Properties" of any Person shall mean all assets and properties of any kind (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

"Business Day" means a day, other than Friday, Saturday or other day on which commercial banks in Tel Aviv, Israel are authorized or required by Applicable Law to close.

"Companies Law" means the Israeli Companies Law-1999.

"Companies Option Plans" means IDIT Option Plans and FIS Option Plans.

"Companies Options" means the IDIT Options and the FIS Options.

"Company Products" means, with respect to each Company or any of its Subsidiaries, all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of such Company or any of its Subsidiaries and all products or services currently under development by such Company or any of its Subsidiaries.

10

Execution Copy

"Companies Shares" means the IDIT Shares and the FIS Shares.

"Company Debt" means with respect to each of the Companies and each of its respective Subsidiaries, at any specified time, any Indebtedness of any of such Company or any of its Subsidiaries (including, without limitation, any and all principal, accrued and unpaid interest, expenses or fees).

"Company Disclosure Schedule" means, with respect to each Company, the disclosure schedule dated as of the date of this Agreement relating to the representations and warranties of such Company made in this Agreement.

"Company Group" means collectively and individually, the respective Company and its Subsidiaries.

"Consent" means any approval, consent, license, authorization, franchise, ratification or permission.

"Contract" means any oral or written contract, agreement, understanding, arrangement, undertaking, indenture, note, or bond.

"Consideration Shares" mean the IDIT Consideration Shares and FIS Consideration Shares.

"Escrow Agent" means ESOP Management & Trust Company Ltd., as Escrow Agent under the FIS Escrow Agreement and the IDIT Escrow Agreement.

"Escrow Agreement" means the FIS Escrow Agreement or the IDIT Escrow Agreement, as applicable.

"Escrowed Funds" means the FIS Escrowed Funds or the IDIT Escrowed Funds, as applicable.

"FIS 102 Trustee" means Schwartz, Lerner, Duvshani, Trustees (2003) Ltd.

"FIS Aggregate Transaction Value" means (i) the Cash Consideration, plus (ii) the number of FIS Consideration Shares multiplied by the Parent Share Value.

"FIS Escrow Agreement" means an Escrow Agreement in the form of Exhibit A hereto to be entered into on the FIS Closing Date by the Purchaser, the Parent, the FIS Shareholders Representative (on behalf of the FIS Selling Shareholders) and the Escrow Agent.

"FIS Escrow Deposit" an amount of common shares of the Parent equal to 10% of the FIS Consideration Shares plus an amount of common shares of the Parent equal to 10% of the Cash Consideration divided by US$4.00, to be held in escrow by the Escrow Agent pursuant to the FIS Escrow Agreement, which deposited shares may at any time following the FIS Closing be replaced pursuant to the terms of the FIS Escrow Agreement by the FIS Selling Shareholder on whose benefit such shares were deposited in escrow with such amount in cash equal to the number of such common shares of the Parent so replaced multiplied by the Parent Share Value.

"FIS Escrowed Funds" shall mean the Parent shares and (if applicable) cash held from time to time in escrow by the Escrow Agent in the FIS Escrow Deposit pursuant to the terms of the FIS Escrow Agreement.

11

Execution Copy

"FIS Extra Consideration Shares" means such number of additional common shares of Parent equal to the product of the number of new FIS Shares issued by FIS between the date of this Agreement and the FIS Closing, due to exercise of FIS Options, multiplied by the FIS Conversion Ratio.

"FIS Option Plans" means FIS Management and Employees Option Plan dated March 31, 2001 and FIS 2003 Share Option Plan.

"FIS Options" means any outstanding Options to purchase FIS Ordinary Shares that have been granted (both vested and unvested) under or subject to the terms of the FIS Option Plans, details of which are set forth in Schedule A attached hereto.

"FIS Ordinary Shares" mean the ordinary shares, par value NIS 1.00 each, of FIS.

"FIS Preferred Shares" means Series A Preferred Shares and Series A-1 Preferred Shares of FIS, par value NIS 1.00 each, issued and outstanding as of the date hereof and/or as of the date of the FIS Closing.

"FIS Shares" mean FIS Ordinary Shares issued and outstanding as of the date hereof and/or as of the date of the FIS Closing and the FIS Preferred Shares.

"FIS TEA Agreement" means the escrow agreement in the form of Exhibit F1.

"FIS Transaction" means the purchase of the FIS Shares by Purchaser and all other transactions contemplated by this Agreement and the other Transaction Documents in connection with such purchase.

"FIS Unvested Option" means each FIS Option that is outstanding and unvested on the FIS Closing Date.

"FIS Vested Option" means each FIS Option that is outstanding and vested on the FIS Closing Date.

"Governmental Authority" means any: (a) province, region, state, county, city, town, village, district or other jurisdiction; (b) federal, provincial, regional, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental agency, branch, bureau, department or other entity and any court or other tribunal); (d) multinational organization; (e) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature; (f) Taxing Authority; or (g) official of any of the foregoing.

"Governmental Authorization" means any: permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law.

"Governmental Grant" means any grant, incentive, subsidy, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege provided or made available by or on behalf of or under the authority of the OCS, the Investment Center, the BIRD Foundation or any other bi/multi-national grant programs for research and development, the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Authority.

12

Execution Copy

"IDIT 102 Trustee" means Fahn Kanne Trust Ltd.

"IDIT Aggregate Transaction Value" means the number of IDIT Consideration Shares multiplied by the Parent Share Value.

"IDIT Escrow Agreement" means an Escrow Agreement in the form of Exhibit B hereto to be entered into on the IDIT Closing Date by the Purchaser, the Parent, the IDIT Shareholders Representative (on behalf of the IDIT Selling Shareholders) and the Escrow Agent.

"IDIT Escrow Deposit" means an amount of common shares of the Parent equal to 10% of the aggregate IDIT Consideration Shares, to be held in escrow by the Escrow Agent pursuant to the IDIT Escrow Agreement, which deposited shares may at any time following the IDIT Closing be replaced pursuant to the terms of the IDIT Escrow Agreement by the IDIT Selling Shareholder on whose benefit such shares were deposited in escrow with such amount in cash equal to the number of such common shares of the Parent so replaced multiplied by the Parent Share Value.

"IDIT Escrowed Funds" mean the Parent shares and (if applicable) cash held from time to time in escrow by the Escrow Agent in the IDIT Escrow Deposit pursuant to the terms of the IDIT Escrow Agreement.

"IDIT Extra Consideration Shares" means such number of additional common shares of Parent equal to the product of the number of new IDIT Shares issued by IDIT between the date of this Agreement and the Closing, due to exercise of IDIT Options, multiplied by the IDIT Conversion Ratio.

"IDIT Option Plans" mean 2001 Plan of Allocation of Options for IDIT's Employees and 2004 Israeli Option Plan for Allocation of Options.

"IDIT Options" mean any outstanding Options to purchase IDIT Ordinary Shares that have been granted (both vested and unvested) under or subject to the terms of the IDIT Option Plans, details of which are set forth in Schedule B attached hereto.

"IDIT Ordinary Shares" mean the ordinary shares, par value NIS 1.00 each, of IDIT.

"IDIT Shares" mean IDIT Ordinary Shares, Series A-1 Preferred Shares and Series A-2 Preferred Shares par value NIS 1.00 each of IDIT issued and outstanding as of the date hereof and/or as of the date of IDIT Closing.

"IDIT TEA Agreement" means the escrow agreement in the form of Exhibit F2.

"IDIT Transaction" means the purchase of the IDIT Shares by Purchaser and all other transactions contemplated by this Agreement and the other Transaction Documents in connection with such purchase.

"IDIT Unvested Options" means each IDIT Option that is outstanding and unvested immediately prior to the IDIT Closing Date.

"IDIT Vested Options" means each IDIT Option that is outstanding and vested on the IDIT Closing Date.

13

Execution Copy

"IFRS" International Financial Reporting Standard, consistently applied throughout the respective periods covered.

"Indebtedness" shall mean, with respect to any Person, (i) indebtedness for borrowed money or in respect of overdrafts, loans or advances or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, overdrafts, loans or advances, (ii) any obligations as lessee under any lease or similar arrangement required to be recorded as a capital lease in accordance with IFRS or US GAAP (with respect to Parent), (iii) all liabilities under or in connection with bankers’ acceptances, performance bonds, sureties or similar obligations that have been drawn down, in each case, to the extent of such draw, (iv) all liabilities under conditional sale or other title retention agreements, (v) amounts owing as deferred purchase price for property goods or services, (vi) indebtedness evidenced by any note, bond, debenture, mortgage, debt factoring, invoice or trade bills, discounting, letters or credits, guarantees, undertakings and indemnities in respect of third party borrowings and the mark to market value of any derivate instruments, any contingent liabilities under acceptance credits or other debt instrument or debt security, (vii) commitments or obligations by which such Person assures a creditor against Loss (including contingent reimbursement obligations with respect to letters of credit), (viii) indebtedness secured by a Lien on any Assets and Properties of such Person, (ix) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties, (x) all obligations under any interest rate, currency swap arrangement or other hedging agreement or other arrangements designed to provide protection against fluctuation in interest or currency rates, (xi) any deficit on the reserve for the severance fund for employees or (viii) guarantees or other contingent liabilities with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (i) through (vii) above.

"ITA" means the Israel Tax Authority.

"Investment Center" means the Investment Center of the Israeli Ministry of Industry, Trade and Labor established under the Israel Law for the Encouragement of Capital Investments-1959.

"Israeli Securities Law" means the Israeli Securities Law, 1968.

“Knowledge” or "best of Knowledge" shall be defined as follows: Each Person shall be deemed to have “Knowledge” of a particular fact or matter if such Person (and, if such Person is a corporation, partnership or other corporate entity, then the reference shall be to the chief executive officer, chief financial officer and internal general counsel, and (with respect to the Companies and Parent) in relation to the technical and intellectual property issues, also its chief technology officer, or any other persons carrying responsibilities similar to those of the forgoing office holders) is actually aware of such fact.

"Liability" means any liability, debt, obligation, deficiency, interest, Tax, penalty, fine, judgment or any other loss, including reasonable costs and expenses incurred in connection with such liabilities.

"Lien" means, with respect to any security, property or asset, as the case may be, any mortgage, lien, pledge, charge, security interest, encumbrance, hypothecation, Options, proxies, right of first refusal, preemptive right or restriction or rights of third parties of any nature (including any spousal community property rights, any restriction on the voting, transfer, receipt of any income derived from, the possession of any security, or the exercise or transfer of any other attribute of ownership of a security) or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

14

Execution Copy

"Losses" mean any and all losses, liabilities, actions, causes of action, costs, damages (excluding consequential damages, special damages and incidental damages) or expenses, whether or not arising from or in connection with any third-party claims (including, without limitation, interest, penalties, reasonable attorneys’, consultants’ and experts’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) or any other claim, default or assessment (including any claim asserting or disputing any right under this Agreement or any Transaction Document against any party hereto or otherwise), plus any interest that may accrue on any of the foregoing from the date of incurrence.

"Material Adverse Effect" when used in connection with a Person means any event, change, development, occurrence, circumstance or effect (other than changes in general economic conditions to the extent such changes do not have a disproportionate effect on such Person and its subsidiaries, taken as a whole ("Disproportionally Exception")) that, when taken individually or together with any or all other events, changes, developments, occurrences, circumstances or effects, is or is reasonably likely to be materially adverse, to the business, Assets and Properties, liabilities, affairs, results of operations, or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, but shall not include adverse effect resulting primarily from, arising in connection with or relating to (i) events, changes, developments, occurrences, circumstances or effects generally affecting the industry, markets or general political or economic environment in which such Person operates (subject to the Disproportionally Exception), or (ii) the announcement of the Transactions; or (iii) any change in Applicable Laws or accounting principles (subject to the Disproportionally Exception), or (iv) compliance with the terms of, or taking any action required by, this Agreement.

"Nasdaq" means Nasdaq Capital Market.

"OCS" means the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor.

"Option" means, with respect to any Person, any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of such Person are voted.

"Parent Debt" means with respect to the Parent and each of its respective Subsidiaries, at any specified time, any Indebtedness of the Parent or any of its Subsidiaries (including, without limitation, any and all principal, accrued and unpaid interest, expenses or fees).

"Parent Group" means collectively and individually, the Parent and its Subsidiaries.

"Parent Products" means, with respect to the Parent or any of its Subsidiaries, all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Parent or any of its Subsidiaries and all products or services currently under development by the Parent or any of its Subsidiaries.

15

Execution Copy

"Parent Share Value" means the average of the closing prices of a common share of Parent as reported on the Nasdaq over the 60-day period ending on, and including, the third Business Day prior to the respective Closing Date.

"Participation Portion" means, with respect to each Selling Shareholder, the percentage of IDIT Purchase Price or FIS Purchase Price, as the case may be, appearing opposite the name of such Selling Shareholder, in Exhibit C and Exhibit D in the columns entitled Participation Portion which shall include, with respect to FIS, different columns for the Cash Consideration and the FIS Consideration Shares.

"Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

"Post-Closing Tax Period" means any Tax period beginning after the respective Closing Date.

"Pre-Closing Tax Period" means any Tax period ending on (and including) or prior to the respective Closing Date.

"Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

"Purchaser Disclosure Schedule" means the disclosure schedule dated as of the date of this Agreement relating to the representations and warranties of the Purchaser and the Parent made in this Agreement.

"Representative" means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and other representatives (and in case of a partnership, also its general partner).

"Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Selling Shareholder Disclosure Schedule" means, with respect to each Selling Shareholder, the disclosure schedule dated as of the date of this Agreement relating to the representations and warranties of such Selling Shareholder made in this Agreement.

"Spousal Consent" means the consent of the spouse of any Selling Shareholder that is married in the forms attached hereto as Exhibit E1 and E2.

"Straddle Period" means any Tax period beginning on or before and ending after the respective Closing Date.

16

Execution Copy

"Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

"Super Majority" means, with respect to FIS, approval of the holders of 70% of the voting rights and with respect to, IDIT approval of the holders of 90% of the voting rights.

"TASE" means the Tel Aviv Stock Exchange.

“Tax” (and, with correlative meaning, “Taxes”) means (i) any tax on net income, alternative or add-on minimum, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty and import and export taxes, provincial health insurance plan premiums, employer health tax, United States or other government pension plan contributions, employment insurance premiums, workman’s compensation, national insurance, national health insurance and other payroll taxes, deductions at source, non-resident withholding, social service provincial sales and goods and services taxes, including estimated taxes, countervail and anti-dumping fees and taxes, all licenses and registration fees, escheat, any related penalties, or other tax, governmental fee or other like assessment, reassessment or charge, duties, impositions and liabilities of any kind whatsoever, together with any interest, linkages differences or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax, (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person.

"Tax Escrow Agent" means ESOP Management & Trust Company Ltd. as escrow agent under the FIS TEA Agreement and the IDIT TEA Agreement.

"Tax Ordinance" means the Israeli Income Tax Ordinance [New Version], 1961.

"Tax Return" means any return, report, declaration, claim for refund, information return (including schedules thereto, other attachments thereto, amendments thereof) filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax, or the administration of any laws, regulations or administrative requirements relating to any Tax.

"Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any Israeli jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

"TEA Agreement" means the FIS TEA Agreement or the IDIT TEA Agreement, as applicable.

"Transaction Documents" means this Agreement and any and all other Contracts, certificates and documents contemplated to be delivered or executed in connection with this Agreement and the transactions contemplated hereby, and each reference to the term "Transaction Documents" shall be deemed a reference to the foregoing documents as applicable to the FIS Transaction or the IDIT Transaction, as applicable.

17

Execution Copy

"Transactions" means the purchase of the Companies Shares by Purchaser and all other transactions contemplated by this Agreement and the other Transaction Documents, and each reference to the term "Transactions" shall be deemed a reference to the FIS Transaction or the IDIT Transaction, as applicable.

"Transfer Agent" means American Stock Transfer & Trust Company.

"US GAAP" means generally accepted accounting principles in the United States of America, consistently applied throughout the respective periods covered.

Additional Definitions.

Term	Section
ACT	Section 2.09(a)
Addressee	Section 10.04(a)
Agreed Amount	Section 10.04(b)
Antitrust Approvals	Section 6.06(d)
Antitrust Laws	Section 6.06(d)
Arbitration Law	Section 10.04(e)
Arbitrator	Section 10.04(e)
Assets	Section 3.16(b)
Assumption Date	Section 2.04(c)
Assumed Options	Section 2.04(b)(i)
Balance Sheet Date	Section 3.08(a)
Sellers Basket Amount	Section 10.02(d)
Benefit Plans	Section 3.21(b)
Bring-Along Notice	Section 2.07(c)
Charter Documents	Section 3.01(c)
Claimed Amount	Section 10.04(a)(ii)
Closing	Section 2.11(a)
Closing Date	Section 2.11(a)
Company IP Rights	Section 3.18(a)(2)
Company IP Rights Agreements	Section 3.18(h)
Company Leased Real Property	Section 3.16(a)
Company Material Contract	Section 3.13(a)
Company-Owned IP Rights	Section 3.18(a)(3)
Company's Financial Statements	Section 3.08(a)
Company Significant Customer	Section 3.17
Company Significant Supplier	Section 3.17
Company Source Code	Section 3.18(a)(5)
Compensation Package	Section 3.21(a)
Delivering Party	Section 10.04(a)
Confidential Information	Section 3.18(p)
Consideration Warrants	Section 2.02(c)(iii)
Consideration Securities	Section 4.08(a)
Contested Amount	Section 10.04(b)
Dispute Period	Section 10.04(b)

18

Execution Copy

EGM Notice	Section 6.09
Electing Holder	Section 6.08(a)(ii)
Exchange Act	Section 5.25(g)
Executing Shareholders	Section 2.07(a)
Expected Revenues	Section 5.09(f)
Financial Statements Date	Section 5.09(b)
FIS Articles	Section 2.07(a)
FIS Assumed Options	Section 2.04(b)(i)
FIS Closing	Section 2.11(a)
FIS Closing Certificate	Section 8.03(d)(i)
FIS Closing Date	Section 2.11(a)
FIS Consideration Shares	Section 2.02(c)(ii)
FIS Conversion Ratio	Section 2.04(a)(i)
FIS End Date	Section 9.01(b)
FIS Executing Shareholders	Section 2.07(a)
FIS Selling Shareholder Closing Certificate	Section 8.03(d)(ii)
Formula and Kardan Side Letter	Section 8.03(d)(v)
Formula Systems	Section 8.03(d)(vi)
Formula Vision	Section 8.03(d)(v)
IDIT Articles	Section 2.07(a)
IDIT Assumed Options	Section 2.04(a)(i)
IDIT Closing	Section 2.10(a)
IDIT Closing Certificate	Section 8.04(d)(i)
IDIT Closing Date	Section 2.10(a)
IDIT Consideration Shares	Section 2.02(b)
IDIT Conversion Ratio	Section 2.04(a)(i)
IDIT Executing Shareholders	Section 2.07(a)
IDIT Purchase Price	Section 2.02(b)
IDIT Selling Shareholder Closing Certificate	Section 8.04(d)(ii)
Indemnified Party	Section 10.03(a)
Indemnifying Party	Section 10.04(a)
Insider Receivables	Section 3.08(e)
Intellectual Property	Section 3.18(a)(1)
IRA	Section 8.03(d)(vi)
ISA	Section 5.01(a)
Israeli 104(h) Tax Ruling	Section 6.08(a)(ii)
Israeli Options Tax Ruling	Section 6.08(a)(i)
Israeli Securities Exemption	Section 6.06(b)
Kardan	Section 7.06
Leased Assets	Section 3.16(c)
Leased Contracts	Section 3.16(c)
Malicious Code	Section 3.18(s)
Material Contract	Section 5.13(a)
Menora Revenues	Section 5.09(f)
Non Executing Shareholders	Section 2.06
Nondisclosure Agreement	Section 7.05
Offering	Section 5.25(a)
Officer’s Claim Certificate	Section 10.04(a)
Open Source Materials	Section 3.18(q)

19

Execution Copy

Other Interested Party	Section 6.02
Parent Assets	Section 5.16(b)
Parent Benefit Plans	Section 5.21(b)
Parent Confidential Information	Section 5.18(n)
Parent's Financial Statements	Section 5.09(a)
Parent FIS Closing Certificate	Section 8.05(d)(i)
Parent Foreign Filings	Section 5.01(a)
Purchaser Basket Amount	Section 10.03(c)
Purchaser Indemnified Parties	Section 10.02(a)
Purchaser Fundamental Representations	Section 10.01(c)
Purchaser IDIT Closing Certificate	Section 8.06(d)(i)
Purchaser Survival Date	Section 10.01(c)
Parent IP Rights	Section 5.18(a)(1)
Parent IP Rights Agreements	Section 5.18(f)
Parent Leased Assets	Section 5.16(c)
Parent Leased Contracts	Section 5.16(c)
Parent Leased Real Property	Section 5.16(a)
Parent-Owned IP Rights	Section 5.18(a)(1)
Parent Material Contract	Section 5.13(a)
Parent Real Property Lease	Section 5.16(a)
Parent Related Person	Section 5.22
Parent SEC Documents	Section 5.01(a)
Parent Significant Customer	Section 5.17
Parent Significant Supplier	Section 5.17
Parent Source Code	Section 5.18(a)(3)
Payment Day	Section 2.08(b)
Purchaser FIS Closing Certificate	Section 8.05(d)(i)
Purchaser IDIT Closing Certificate	Section 8.06(d)(i)
Purchaser Indemnified Parties	Section 10.02(a)
Real Property Lease	Section 3.16(a)
Rep Letters	Section 8.03(m)
Registrar	Section 8.03(l)
Regulation D Investor	Section 4.08(b)
Regulation S Investor	Section 4.08(b)
Related Person	Section 3.22
Releasee and Releasees	Section 7.07
Response Notice	Section 10.04(b)
Restricted Parties	Section 6.10
Section 102	Section 3.21(b)
Section 401(a)	Section 3.21(b)
Sellers Fundamental Representations	Section 10.01(a)
Selling Shareholders Indemnified Parties	Section 10.03(a)
Stipulated Amount	Section 10.04(d)
Sellers Survival Date	Section 10.01(a)
TASE Approval	Section 6.06(c)
TASE Certificate	Section 8.05(j)
Tax Certificate	Section 2.08(b)
Third Party Intellectual Property Rights	Section 3.18(a)(4)
Transfer Taxes	Section 7.04(b)

20

Execution Copy

Section 1.03 Definitional and Interpretative Provisions.

(a) The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(c) All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(d) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(e) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import.

(f) All references to time shall refer to Israel time. The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase shall not mean simply "if".

(g) The use of the word "or" shall not, necessarily, be exclusive.

(h) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(i) Any agreement or instrument defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement or instrument as from time to time amended, modified or supplemented. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

(j) The term "foreign" when used with respect to Applicable Law or a Governmental Authority shall refer to all jurisdictions other than Israel.

(k) The term "Dollar", "$", or US$ shall refer to the currency of the United States of America.

Article II
purchase of Companies shares

Section 2.01 Purchase and Sale of Companies Shares.

21

Execution Copy

(a) Subject to the terms and conditions set forth in this Agreement, and in reliance on the representations, warranties and covenants of IDIT and the IDIT Selling Shareholders contained herein, at the IDIT Closing (i) the IDIT Selling Shareholders (including the Non Executing Shareholders of IDIT) shall sell, assign, transfer and deliver, to the Purchaser, all of the IDIT Shares; (ii) the Purchaser shall purchase, acquire and accept from each IDIT Selling Shareholder (including the Non Executing Shareholders of IDIT) all of the IDIT Shares transferred by such IDIT Selling Shareholder (including the Non Executing Shareholders of IDIT), in each of (i) and (ii), free and clear of any and all Liens; and (iii) the Parent shall, subject to Section 2.04(a)(ii), replace the IDIT Vested Options and the IDIT Unvested Options pursuant to Section 2.04 below. At the IDIT Closing, the Purchaser shall purchase all (and not less than all) of the IDIT Shares which constitut

e the entire issued and outstanding share capital of IDIT, assuming replacement of the IDIT Options pursuant to Section 2.04below and cancellation, conversion and/or exercise of any and all other securities and other rights that are exercisable or convertible into IDIT Shares, subject to Section 2.04(a)(ii)

.

(b) Subject to the terms and conditions set forth in this Agreement, and in reliance on the representations, warranties and covenants of FIS and the FIS Selling Shareholders contained herein, at the FIS Closing (i) the FIS Selling Shareholders (including the Non Executing Shareholders of FIS) shall sell, assign, transfer and deliver, to the Purchaser, all of the FIS Shares; (ii) the Purchaser shall purchase, acquire and accept from each FIS Selling Shareholder (including the Non Executing Shareholders of FIS) all of the FIS Shares transferred by such FIS Selling Shareholder (including the Non Executing Shareholders of FIS), in each of (i) and (ii), free and clear of any and all Liens; and (iii) the Parent shall, subject to Section 2.04(b)(ii)

, replace the FIS Vested Options and the FIS Unvested Options pursuant to Section 2.04 below. At the FIS Closing, the Purchaser shall purchase all (and not less than all) of the FIS Shares which constitute the entire issued and outstanding share capital of FIS, assuming assumption of the FIS Options pursuant to Section 2.04 below and cancellation, conversion and/or exercise of any and all other securities and other rights that are exercisable or convertible into FIS Shares, subject to Section 2.04(b)(ii)

.

Section 2.02 Consideration.

(a) General.

(i) As consideration for the sale, assignment, transfer and delivery of all of the IDIT Shares to the Purchaser, the Purchaser will pay the IDIT Selling Shareholders, under the terms and conditions of this Agreement, the IDIT Purchase Price, at the times and according to the allocation and other terms set forth in Section 2.03(a)

and in accordance with this Section 2.02

. The allocation of the IDIT Purchase Price among the IDIT Selling Shareholders shall be as set forth in Exhibit C (as may be amended no later than two (2) Business Days prior to the IDIT Closing Date to reflect any changes in IDIT's share capital). The Purchaser is permitted to rely on the allocation set forth in Exhibit C with respect to the payment of the IDIT Purchase Price and shall have no responsibility or liability with respect to such allocation.

(ii) As consideration for the sale, assignment, transfer and delivery of all of the FIS Shares to the Purchaser, the Purchaser will pay the FIS Selling Shareholders, under the terms and conditions of this Agreement, the FIS Purchase Price, at the times and according to the allocation and other terms set forth in Section 2.03(b)

and in accordance with this Section 2.02. The allocation of the FIS Purchase Price among the FIS Selling Shareholders shall be as set forth in Exhibit D (as may be amended no later than two (2) Business Days prior to the FIS Closing Date to reflect any changes in FIS' share capital). The Purchaser is permitted to rely on the allocation set forth in Exhibit D with respect to the payment of the FIS Purchase Price and shall have no responsibility or liability with respect to such allocation.

22

Execution Copy

(iii) Any cash payment of any portion of the FIS Purchase Price shall be made in US Dollars. In the event that any date on which payment is due hereunder is not a Business Day, then payment shall be due on the first Business Day thereafter.

(b) IDIT Purchase Price. Subject to the fulfillment of all respective conditions included herein, the total aggregate consideration for all of the IDIT Shares (the "IDIT Purchase Price") shall be 7,483,125 newly issued common shares of Parent plus the IDIT Extra Consideration Shares, if any (the "IDIT Consideration Shares").

(c) FIS Purchase Price. Subject to the fulfillment of all respective conditions included herein, the total aggregate consideration for all of the FIS Shares shall consist of the following payments by the Purchaser (the "FIS Purchase Price"):

(i) Cash Consideration. An amount in United States Dollars equal to US$6,750,000 (the "Cash Consideration"), which will be allocated as set forth in Exhibit D;

(ii) Share Consideration. 10,016,875 common shares of Parent plus the FIS Extra Consideration Shares, if any (the "FIS Consideration Shares") which shall be allocated as set forth in Exhibit D; and

(iii) Warrant Consideration. Warrants in the form attached hereto as Exhibit G (the "Consideration Warrants") to purchase an aggregate of 1,000,000 common shares of Parent (the "Warrants Shares") which shall be allocated as set forth in Exhibit D.

Section 2.03 Payment Schedule

(a) The IDIT Purchase Price shall be allocated as follows:

(i) At the IDIT Closing, the Parent shall deliver to the Transfer Agent, with a copy to the IDIT Shareholders Representative, irrevocable written instructions in the form of Exhibit H, to issue in the name of the Escrow Agent, certificate representing the Parent's shares to be deposited in the IDIT Escrow Deposit and to deliver all such certificate to the Escrow Agent; and

(ii) At the IDIT Closing, the Parent shall deliver to the Transfer Agent, with a copy to the IDIT Shareholders Representative, irrevocable written instructions in the form of Exhibit I to issue to the IDIT Selling Shareholders, based on their Participation Portions of the IDIT Purchase Price set forth in Exhibit C (as may be amended no later than two (2) Business Days prior to the IDIT Closing Date to reflect any changes in IDIT's issued and outstanding share capital), certificates representing the balance of the IDIT Consideration Shares and to deliver such certificates to the IDIT Selling Shareholders or the IDIT 102 Trustee, as set forth in Section 2.03(c) hereunder.

(b) The FIS Purchase Price shall be allocated as follows:

(i) At the FIS Closing, the Parent shall deliver to the Transfer Agent, with a copy to the FIS Shareholders Representative, irrevocable written instructions in the form of Exhibit J to issue in the name of the Escrow Agent, certificate representing the Parent's shares to be deposited in the FIS Escrow Deposit and to deliver all such certificate to the Escrow Agent;

23

Execution Copy

(ii) At the FIS Closing, the Parent shall deliver to the Transfer Agent, with a copy to the FIS Shareholders Representative, irrevocable written instructions in the form of Exhibit K to issue to FIS Selling Shareholders, based on their Participation Portions of the FIS Purchase Price set forth in Exhibit D (as may be amended no later than two (2) Business Days prior to the FIS Closing Date to reflect any changes in FIS' issued and outstanding share capital), certificates representing the balance of the FIS Consideration Shares and to deliver such certificates to the FIS Selling Shareholders or to the FIS 102 Trustee, as set forth in Section 2.03(c)

hereunder;

(iii) At the FIS Closing, the Parent shall issue the Consideration Warrants to the FIS Selling Shareholders as set forth in Exhibit D; and

(iv) At the FIS Closing, the Purchaser shall deliver, by wire transfer of immediately available funds, an amount in United States dollars equal to the Cash Consideration to the FIS Selling Shareholders as set forth in Exhibit D.

(c) Notwithstanding anything to the contrary in this Agreement, to the extent that any Companies Shares are held in trust pursuant to Section 102 of the Tax Ordinance, the Parent or Purchaser, as applicable, will make or instruct the Transfer Agent to make, as the case may be, payment of the consideration that such holder of Companies Shares is entitled to receive under this Agreement directly to the FIS 102 Trustee or the IDIT 102 Trustee, as applicable, in accordance with the provisions of the Israeli Option Tax Ruling (as defined below), if obtained.

Section 2.04 Companies Options.

(a) IDIT Options Conversion.

(i) At the IDIT Closing, each IDIT Option that is outstanding and unexercised immediately prior to the IDIT Closing, whether or not vested, shall be replaced with an option to purchase common shares of Parent, subject to the remainder of this Section 2.04(a)(i), having the same terms set forth in the Parent's 2011 Option Plan and the Parent's Notice of Share Option Grant issued thereunder, copies of which are attached hereto as Exhibits M1 and Exhibit M2, respectively, except that the Type of Option Award, the Vesting Commencement Date, the Vesting Schedule and the Expiration Date (as such terms are defined in the Notice of Share Option Grant attached hereto), shall be the same as such terms were determined with respect to the replaced IDIT Option, subject to the terms of the Israeli Option Tax Ruling (all IDIT Options that are replaced pursuant to this Section 2.04(a) are hereafter referred to as "IDIT Assumed Options"). All rights to purchase IDIT Ordinary Shares, as applicable, under IDIT Assumed Options shall thereupon be converted into rights to purchase common shares of Parent and thereafter there shall be no options outstanding to purchase IDIT Shares. Accordingly, from and after the IDIT Closing: (A) each IDIT Assumed Option may be exercised solely for common shares of Parent; (B) the number of common shares of Parent subject to each IDIT Assumed Option shall be determined by multiplying the number of IDIT Ordinary Shares that were subject to such IDIT Assumed Option immediately prior to the IDIT Closing, by the IDIT Conversion Ratio (as defined below), and rounding the resulting number up or down to the nearest whole number of common shares of Parent (with a fraction equal to or greater than 0.50 being rounded up and all other fractions being rounded down) ; (C) the per share exercise price for the common shares of Parent issuable upon exercise of each IDIT Assumed Option shall be determined by dividing the per share exercise price of IDIT Ordinary Shares subject to such IDIT Assumed Option, as in effect immediately prior to the IDIT Closing, by the IDIT Conversion Ratio, and rounding the resulting exercise price up or down to the nearest whole cent (with a fraction equal to or greater than 0.50 being rounded up and all other fractions being rounded down); and (D) any restriction on the exercise of any IDIT Assumed Option shall continue in full force and effect; provided, however, that: (1) each IDIT Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to common shares of Parent subsequent to the IDIT Closing; and (2) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of IDIT's boards of directors or any committees thereof with respect to each IDIT Assumed Option. For the avoidance of any doubt, any IDIT Option that is expired or terminated by its terms as a result of the consummation of the IDIT Transaction shall expire or terminate, as applicable, at the IDIT Closing and shall not be replaced with option to purchase common shares of Parent as set forth in this Section 2.04(a).

24

Execution Copy

For the purpose of this Section 2.04, the "IDIT Conversion Ratio" shall mean a fraction, (i) the numerator of which is the number of IDIT Consideration Shares (including such IDIT Consideration Shares to be held in the IDIT Escrow Deposit and the IDIT Extra Consideration Shares, if any) payable pursuant to this Agreement to the holders of IDIT Ordinary Shares, as set forth in Exhibit C, and (ii) the denominator of which is the number of IDIT Ordinary Shares held by such holders immediately prior to the IDIT Closing (after giving effect to the issuance of IDIT Shares pursuant to the exercise of IDIT Options at or prior to Closing), which fraction is 210.2.

(ii) Notwithstanding Section 2.04(a)(i), in the event that the Israeli Options Tax Ruling will not be obtained prior to the IDIT Closing, the IDIT Options shall not be replaced by the Parent at the IDIT Closing and shall continue to be exercisable to IDIT Ordinary Shares until the Israeli Options Tax Ruling is obtained, at which time the IDIT Options shall be replaced pursuant to the terms of Section 2.04(a)(i), mutatis mutandis. Notwithstanding anything to the contrary, in the event that any IDIT Option is exercised after the IDIT Closing but prior to the replacement of such IDIT Option under Section 2.04(a)(i), then any and all IDIT Shares issued upon such exercise shall automatically upon such exercise and issuance, and with no further action by the holder of such IDIT Options, be deemed to be IDIT Shares that shall have been transferred to Purchaser upon issuance under Section 2.01(a) above, and upon such exercise and issuance, such holder of IDIT Options shall have no rights as a holder of IDIT Shares, rather it shall only be entitled to receive, as consideration, a number of Parent common shares equal to the number of IDIT Shares issued upon such exercise multiplied by the IDIT Conversion Ratio, except that such Parent common shares shall be treated as IDIT Consideration Shares (including allocation to escrow).

(iii) Any certificate representing Parent common shares acquired upon the exercise of IDIT Assumed Options prior to the filing of the registration statement on Form S-8 referred to in Section 7.10 shall bear the restrictive legend set forth in Section 2.09 hereof. The IDIT Assumed Options may only be exercised (i) outside the United States in an offshore transaction in accordance with Rule 903 of Regulation S, or (ii) within the United States pursuant to exemption from the registration requirements of the Securities Act. Until Parent files the foregoing registration statement on Form S-8, in order to establish the availability of Rule 903, a holder of IDIT Assumed Options will not be entitled to exercise the IDIT Assumed Options unless at the time of such exercise the holder of such IDIT Assumed Options makes to the Parent the representations and warranties of a Selling Shareholder set forth in Section 4.08 with respect to its purchase of the relevant Parent common shares.

25

Execution Copy

(b) FIS Options Conversion.

(i) At the FIS Closing, each FIS Option that is outstanding and unexercised immediately prior to the FIS Closing, whether or not vested, shall be replaced with an option to purchase common shares of Parent, subject to the remainder of this Section 2.04(b)(i), having the same terms set forth in the Parent's 2011 Option Plan and the Parent's Notice of Share Option Grant issued thereunder, copies of which are attached hereto as Exhibits M1 and Exhibit M2, respectively, except that the Type of Option Award, the Vesting Commencement Date, the Vesting Schedule and the Expiration Date, shall be the same as such terms were determined with respect to the replaced FIS Option , subject to the terms of the Israeli Option Tax Ruling (all FIS Options that are replaced pursuant to this Section 2.04(b) are hereafter referred to as "FIS Assumed Options", and together with the IDIT Assumed Options, the "Assumed Options"). All rights to purchase FIS Ordinary Shares, as applicable, under FIS Assumed Options shall thereupon be converted into rights to purchase common shares of Parent and thereafter there shall be no options outstanding to purchase FIS Shares. Accordingly, from and after the FIS Closing: (A) each FIS Assumed Option may be exercised solely for common shares of Parent; (B) the number of common shares of Parent subject to each FIS Assumed Option shall be determined by multiplying the number of FIS Ordinary Shares that were subject to such FIS Assumed Option immediately prior to the FIS Closing, by the FIS Conversion Ratio (as defined below), and rounding the resulting number up or down to the nearest whole number of common shares of Parent (with a fraction equal to or greater than 0.50 being rounded up and all other fractions being rounded down); (C) the per share exercise price for the common shares of Parent issuable upon exercise of each FIS Assumed Option shall be determined by dividing the per share exercise price of FIS Ordinary Shares subject to such FIS Assumed Option, as in effect immediately prior to the FIS Closing, by the FIS Conversion Ratio, and rounding the resulting exercise price up or down to the nearest whole cent (with a fraction equal to or greater than 0.50 being rounded up and all other fractions being rounded down); and (D) any restriction on the exercise of any FIS Assumed Option shall continue in full force and effect; provided, however, that: (1) each FIS Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to common shares of Parent subsequent to the FIS Closing; and (2) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of FIS' boards of directors or any committees thereof with respect to each FIS Assumed Option. For the avoidance of any doubt, any FIS Option that is expired or terminated by its terms as a result of the consummation of the FIS Transaction shall expire or terminate, as applicable, at the FIS Closing and shall not be replaced with option to purchase common shares of Parent as set forth in this Section 2.04(b)

For the purpose of this Section 2.04, the "FIS Conversion Ratio" shall mean a fraction (i) the numerator of which is the number of FIS Consideration Shares (including the FIS Consideration Shares to be held in the FIS Deposit and the FIS Extra Consideration Shares, if any) plus a number of common shares of Parent equal to the quotient resulting from the Cash Consideration divided by four (4), and (ii) the denominator of which is the number of FIS Shares issued and outstanding immediately prior to the FIS Closing (after giving effect to the issuance of FIS Options at or prior to Closing) , which fraction is 392.75.

(ii) Notwithstanding Section 2.04(b)(i), in the event that the Israeli Options Tax Ruling will not be obtained prior to the FIS Closing, the FIS Options shall not be replaced by the Parent at the FIS Closing and shall continue to be exercisable to FIS Ordinary Shares until the Israeli Options Tax Ruling is obtained, at which time the FIS Options shall be replaced pursuant to the terms of Section 2.04(b)(i), mutatis mutandis. Notwithstanding anything to the contrary, in the event that any FIS Option is exercised after the FIS Closing but prior to the replacement of such FIS Option under Section 2.04(b)(i), then any and all FIS Shares issued upon such exercise shall automatically upon such exercise and issuance, and with no further action by the holder of such FIS Options, be deemed to be FIS Shares that shall have been transferred to Purchaser upon issuance under Section 2.01(b)

above, and upon such exercise and issuance, such holder of FIS Options shall have no rights as a holder of FIS Shares, rather it shall only be entitled to receive, as consideration, a number of Parent common shares equal to the number of FIS Shares issued upon such exercise multiplied by the FIS Conversion Ratio, except that such Parent common shares shall be treated as FIS Consideration Shares (including allocation to escrow).

26

Execution Copy

(iii) Any certificate representing Parent common shares acquired upon the exercise of FIS Assumed Options prior to the filing of the registration statement on Form S-8 referred to in Section 7.10 shall bear the restrictive legend set forth in Section 2.09

hereof. The FIS Assumed Options may only be exercised (i) outside the United States in an offshore transaction in accordance with Rule 903 of Regulation S, or (ii) within the United States pursuant to exemption from the registration requirements of the Securities Act. Until Parent files the foregoing registration statement on Form S-8, in order to establish the availability of Rule 903, a holder of FIS Assumed Options will not be entitled to exercise the FIS Assumed Options unless at the time of such exercise the holder of such FIS Assumed Options makes to the Parent the representations and warranties of a Selling Shareholder set forth in Section 4.08 with respect to its purchase of the relevant Parent common shares.

(c) Discretionary Assumption of Companies Option Plan. At the date of actual replacement of the Assumed Options pursuant to this Section 2.04 (the "Assumption Date"), Parent may (but shall not be obligated to) assume any or all of the Companies Option Plans or merge any of such Companies Option Plans into any stock option plan of Parent. If Parent elects to so assume or merge any Companies Option Plan, then, under such Companies Option Plan, Parent shall be entitled to grant stock awards, to the extent permissible under Applicable Law, using the share reserves of such Companies Option Plan as of the respective Assumption Date (including any shares subsequently returned to such share reserves as a result of the termination of Assumed Options), except that: (i) stock covered by such awards shall be common shares of Parent; (ii) all references in such Companies Option Plan to a number of IDIT Ordinary Shares or FIS Ordinary Shares shall be deemed amended to refer instead to a number of common shares of Parent determined by multiplying the number of referenced IDIT Ordinary Shares or FIS Ordinary Shares, as the case may be, by the IDIT Conversion Ratio or the FIS Conversion Ratio, as applicable, and rounding the resulting number up or down to the nearest whole number of common shares of Parent (with a fraction equal to or greater than 0.50 being rounded up and all other fractions being rounded down); and (iii) the Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the relevant Company's board of directors or any committee thereof with respect to the administration of such Companies Option Plan.

(d) Prior to the respective Assumption Date, each Company shall take all action that may be necessary (under the Companies Option Plans and otherwise) to effectuate the provisions of this Section 2.04 and to ensure that, from and after the respective Assumption Date, holders of Companies Options have no rights with respect thereto other than those specifically provided in this Section 2.04.

(e) As soon as practicable following the respective Assumption Date, the Parent shall send each Person holding Assumed Options a notice with respect to the matters described in this Section 2.04.

(f) Each Assumed Option that has been held for the benefit of Israeli-resident employees or office holders of the Companies by the IDIT 102 Trustee or the FIS 102 Trustee shall continue to be held by such trustees for such period of time and in accordance with the terms of (i) Section 102 of the Tax Ordinance or any regulations, rules, orders or procedures promulgated thereunder; and (ii) to the extent obtained by the Companies, the Israeli Option Tax Ruling.

27

 Execution Copy

Section 2.05 Escrow Fund.

(a) Escrow Deposit. At the respective Closing, Parent shall deliver to the Transfer Agent, with a copy to the respective Shareholders Representative, irrevocable written instructions pursuant to Section 2.03(a)(i) and Section 2.03(b)(i) to deliver to the Escrow Agent, as the escrow agent under the respective Escrow Agreement, the IDIT Escrow Deposit and the FIS Escrow Deposit to be held by the Escrow Agent in accordance with the terms of the respective Escrow Agreement.

(b) Payment of Claimed Amounts. Any amount paid to Purchaser from the IDIT Escrowed Funds or the FIS Escrowed Funds in common shares of Parent in accordance with Article X, shall be paid assuming a value for each such share equal to the Parent Share Value.

(c) Release of Escrowed Funds. Within two (2) Business Days after the date that is twelve (12) months after the respective Closing Date, the Escrow Agent will be instructed, pursuant to the respective Escrow Agreement, to deliver to the respective Selling Shareholders, the respective Escrowed Funds (including, pursuant to the terms of the respective Escrow Agreement, any interest accrued on any cash held in escrow on behalf of such respective Selling Shareholders, if applicable) less an amount in cash or in Parent's common shares based on the Parent Share Value (at the respective Selling Shareholder's discretion) for any unresolved (or resolved in favor of Purchaser but not distributed) Claimed Amounts which will remain on deposit with the Escrow Agent and will be released by the Escrow Agent and transferred out of the respective Escrowed Funds by the Escrow Agent only in accordance with the terms of Article X, and less any Claimed Amounts previously distributed to the Purchaser.

Section 2.06 Other Shareholders.

Promptly after the date hereof and as long as this Agreement is not duly terminated, each Company shall take all commercially reasonable action to obtain from all the shareholders of such Company who did not execute this Agreement on the date hereof and who are listed in Exhibit L (the "Non Executing Shareholders"), a counter signature on this Agreement under which each such other shareholder of such Company becomes bound by and subject to the provisions of this Agreement as a "Selling Shareholder" and makes all the representations and warranties of a "Selling Shareholder" under this Agreement. Any holders of Companies Shares as of the respective Closing that do not countersign this Agreement shall become Selling Shareholder parties hereto by virtue of Section 2.07 below.

Section 2.07 Section 341 Action.

(a) By executing this Agreement, the IDIT Selling Shareholders executing this Agreement on the date hereof ("IDIT Executing Shareholders"), who collectively hold more than 95% of the issued and outstanding share capital of IDIT, and the FIS Selling Shareholders executing this Agreement on the date hereof ("FIS Executing Shareholders", and together with IDIT Executing Shareholders, the "Executing Shareholders"), who collectively hold more than 95% of the issued and outstanding share capital of FIS, have, and are deemed to have, accepted an offer by Purchaser to purchase their Companies Shares in accordance with the terms set forth in this Agreement, in accordance with Section 341 of the Companies Law and Article 40 of IDIT’s Articles of Association (the "IDIT Articles") or Article 105 of FIS' Articles of Association (the "FIS Articles"), as applicable.

28

Execution Copy

(b) This Agreement shall be deemed, for the purpose of Section 341(a) of the Companies Law, Article 40 of the IDIT Articles and Article 105 of FIS Articles, to constitute with respect to each Company (i) an offer by Purchaser for the purchase of all issued and outstanding share capital of such Company which is conditioned upon the sale of all of the outstanding share capital of such Company and (ii) an acceptance of such offer by all IDIT Executing Shareholders and FIS Executing Shareholders, as the case may be.

(c) Within three (3) Business Days after the date hereof, each Company shall, in accordance with Section 341 of the Companies Law and its Articles of Association, provide a written notice on behalf of the Purchaser (the "Bring-Along Notice") to each of its shareholders who is a Non Executing Shareholder, setting forth the information required by Section 341(a) of the Companies Law and its Articles of Association and offering such Non Executing Shareholder to sell all of its Companies Shares to the Purchaser under the terms and conditions of this Agreement and become a Selling Shareholder party to this Agreement. The Purchaser and each Company shall fully coordinate any correspondence to which each may be a party which concerns the Bring-Along Notice. Purchaser and each Company shall take such other actions as may be commercially reasonably appropriate in order to complete the transfer of all Company Shares under Section 341 of the Companies Law and its Articles of Association under the terms and conditions of this Agreement including in making all reasonable filings and taking such other reasonable action which is necessary or desirable to effect the Transactions with respect to all the securities of such Company outstanding as of the respective Closing in compliance with Section 341 of the Companies Law and such Company’s Articles of Association. After satisfactory completion of the necessary procedures under Section 341 of the Companies Law and such Company's Articles of Associations and provided that no injunction against the Transactions is issued by a competent court and is not removed, at the respective Closing each Company shall register the transfer of all the respective Companies Shares held by all of its Non Executing Shareholders as of the respective Closing to the Purchaser and all consideration payable under this Agreement with respect to such Companies Shares transferred by such Non Executing Shareholders shall be deposited at respective Closing with such Company in accordance with Section 341 of the Companies Law, for distribution to the Non Executing Shareholders, provided, however that the pro rata share out of such consideration which is payable to the Escrow Agent in respect of the Companies Shares held by the Non Executing Shareholders, shall be included in the amounts delivered to the Escrow Agent at the respective Closing and upon distribution of any amounts from the Escrow Agent, shall be transferred by the Escrow Agent to the Purchaser or its designee for further distribution to the Non Executing Shareholders in accordance with Section 341 of the Companies Law. The Non Executing Shareholders shall only be entitled to receive the consideration payable thereto hereunder after they comply with all conditions to receive such consideration set forth in this Agreement (including delivering all documents under Article VIII).

(d) Subject to the terms of this Agreement, following the execution of this Agreement and prior to the respective Closing Date, if any of the Companies shall issue any shares pursuant to the exercise of any IDIT Options or FIS Options, as applicable, then such Company shall promptly: (i) inform Purchaser of such an issuance, and (ii) amend Exhibit L so that the Person exercising such Options will be deemed, for purposes of this Agreement, a Non-Executing Shareholder with respect to the shares issued upon such exercise of Options.

(e) For purposes of this Agreement, the terms "IDIT Selling Shareholders", "FIS Selling Shareholder" and "Selling Shareholder" shall include all respective Non-Executing Shareholders and each such Non-Executing Shareholder shall be deemed to be subject to the terms and conditions of this Agreement, except to the extent that doing so would be inconsistent with the provisions of Section 341 of the Companies Law.

29

Execution Copy

Section 2.08 Withholding Tax.

(a) Right to Withhold. The Escrow Agent, the Parent and the Purchaser shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person pursuant to this Agreement such amounts as the Escrow Agent, the Parent and/or the Purchaser determines to be required to be deducted or withheld therefrom under any Applicable Law, including, without limitation, to withhold from the Cash Consideration payable to any FIS Selling Shareholders any amount required to be deducted or withheld therefrom under any Applicable Law with respect to the FIS Consideration Shares payable to such FIS Selling Shareholder. Any withholding made in NIS with respect to payments made hereunder in US dollars shall be calculated in such manner as the Escrow Agent, the Parent and/or the Purchaser determines to be in compliance with Applicable Law. To the extent that such amounts are so withheld by the Escrow Agent, the Parent and/or the Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in respect of whom such deduction and withholding was made. All withheld amounts shall be promptly remitted to the appropriate Governmental Authority by the Escrow Agent, the Parent or the Purchaser, as applicable.

(b) Withholding Certificates. Without derogating from the foregoing, Purchaser and Parent agree that no withholding or reduced withholding under Applicable Law will be made from any payment payable hereunder to a Person to the extent that such Person has provided Purchaser and Parent with an appropriate and applicable valid exemption or confirmation of exemption from withholding or a reduced withholding rate (as applicable) or other written instructions issued by the applicable Taxing Authority with respect to such Person in form and substance satisfactory to Purchaser and Parent (each a "Tax Certificate"), at least two (2) Business Days prior to the day any amounts withheld with respect to such consideration must be transferred to the ITA (the "Payment Day").

(c) Notwithstanding the above, with respect to any consideration payable or otherwise deliverable pursuant to this Agreement to any Selling Shareholder by the Parent or the Escrow Agent, other than in cash, in the event that such Selling Shareholder does not provide to the Parent or the Escrow Agent, as applicable, a Tax Certificate applicable to such Selling Shareholder which exempts the Parent or the Escrow Agent, as applicable, from any obligation to withhold Israeli Tax at source from such consideration, not later than two (2) Business Days prior to the Payment Day, then subject to the signature of such Selling Shareholder on the respective TEA Agreement, such consideration shall be paid and/or delivered to the Tax Escrow Agent to be handled by it in accordance with the respective TEA Agreement.

(d) Notwithstanding anything to the contrary in this Section 2.08, any tax withholding made by the Escrow Agent or the Tax Escrow Agent shall be subject to the tax withholding provisions set forth in the respective Escrow Agreement or the respective TEA Agreement, as applicable.

Section 2.09 Legend Requirement.

(a) Securities Act. Each Consideration Warrant and each certificate representing Consideration Shares or Warrants Shares shall (unless otherwise permitted by the provisions of this Agreement) be imprinted with a legend substantially similar to the following (in addition to any legend required under applicable securities laws or as provided elsewhere in this Agreement):

30

Execution Copy

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO [REGULATION D] [REGULATION S] OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO A REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT."

(b) The Consideration Warrants, the Warrant Shares and certificates evidencing the Consideration Shares and the Warrants Shares shall not contain any legend (including the legend set forth in Section 2.09(a) hereof), (i) commencing 40 days after the FIS Closing or IDIT Closing, as applicable, with respect to Consideration Shares, Consideration Warrants and Warrants Shares held by any Regulation S Investor (as defined in Section 4.08(b)) which is not an "affiliate" of Parent (within the meaning of Rule 144), (ii) while a registration statement covering the resale of such security is effective under the Securities Act, (iii) following any sale of such Consideration Shares, Consideration Warrants or Warrants Shares pursuant to Rule 144, (iv) if such Consideration Shares, Consideration Warrants or Warrants Shares are eligible for sale under Rule 144, without the requirement for the Parent to be in compliance with the current public information required under Rule 144 as to such Consideration Shares, Consideration Warrants or Warrants Shares and without volume or manner-of-sale restrictions, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Parent shall cause its counsel, at its own expense, to issue a legal opinion addressed to the Transfer Agent and the Parent (if required) promptly to effect the removal of the legend hereunder.  In addition, the Parent shall, for a period of sixty (60) months as of the first Closing Date: (i) make and keep available adequate current public information with respect to the Parent within the meaning of Rule 144; and (ii) comply with all other necessary filings and other requirements, in a timely manner, so as to enable the holders of Consideration Shares and Warrant Shares to sell such securities under Rule 144.

(c) Other Securities Laws. In addition, each Consideration Warrant and each certificate representing Consideration Shares or Warrants Shares may contain any legend required by the securities laws of any jurisdiction to the extent such laws are applicable to the sale and issuance of such Consideration Warrants, Warrants Shares or Consideration Shares.

Section 2.10 IDIT Closing.

(a) Time and Place. The consummation of the respective Transactions between Purchaser, IDIT and the IDIT Selling Shareholders (the "IDIT Closing") shall take place at the offices of Meitar, Liquornik, Geva & Leshem, Brandwein, Law Offices, 16 Abba Hillel Road, Ramat Gan 52506, Israel at a time and on a date to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver of all the respective conditions set forth in Article VIII to be satisfied or waived (other than those respective conditions that by their nature are to be satisfied at the IDIT Closing), or at such other time, date and location as the Purchaser, IDIT and the IDIT Shareholders Representative agree in writing. The date on which the IDIT Closing actually takes place is referred to in this Agreement as the "IDIT Closing Date".

31

Execution Copy

(b) Transactions at IDIT Closing. At the IDIT Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(i) Subject to compliance with the conditions set forth in Section 8.04(e), IDIT shall register the transfer of all IDIT Shares to Purchaser in the register of shareholders of IDIT, and shall provide Purchaser with a true and correct copy of such updated register of shareholders reflecting such entry, certified by two directors of IDIT and the Purchaser shall acquire good and valid title, free and clear of any Liens, to all IDIT Shares owned by the IDIT Selling Shareholders, including such IDIT Shares held by Non Executing Shareholders in accordance with Section 341 of the Companies Law or any other procedures available under the IDIT Articles and Applicable Law, and as of the IDIT Closing Date, Purchaser will own 100% of the issued and outstanding share capital of IDIT (on a fully diluted basis).

(ii) IDIT shall issue and deliver to Purchaser validly executed share certificate(s) covering all IDIT Shares, issued in the name of Purchaser.

(iii) Unless otherwise provided for in this Agreement, the Purchaser shall pay the IDIT Purchase Price in accordance with the terms set forth in Section 2.03(a)

.

(c) Adjustments. In the event of any stock split (bonus shares), consolidation, share dividend (including any dividend or distribution of securities convertible into share capital), reorganization, reclassification, combination, recapitalization or other like change with respect to any IDIT Shares occurring after the date hereof and prior to the IDIT Closing, all references in this Agreement to numbers of shares and all calculations provided for that are based upon numbers affected thereby, shall be equitably adjusted to the extent necessary to provide to the parties the same economic effect as contemplated by this Agreement prior to such event.

Section 2.11 FIS Closing.

(a) Time and Place. The consummation of the respective Transactions between Purchaser, FIS and the FIS Selling Shareholders (the "FIS Closing", and each of FIS Closing and IDIT Closing may be referred to as the "Closing") shall take place at the offices of Meitar, Liquornik, Geva & Leshem, Brandwein, Law Offices, 16 Abba Hillel Road, Ramat Gan 52506, Israel at a time and on a date to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver of all the respective conditions set forth in Article VIII to be satisfied or waived (other than those respective conditions that by their nature are to be satisfied at the FIS Closing), or at such other time, date and location as the Purchaser, FIS and the FIS Shareholders Representative agree in writing. The date on which the FIS Closing actually takes place is referred to in this Agreement as the "FIS Closing Date" and each of FIS Closing Date and IDIT Closing Date may be referred to as the "Closing Date".

(b) Transactions at FIS Closing. At the FIS Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(i) Subject to compliance with the conditions set forth in Section 8.04(e), FIS shall register the transfer of all FIS Shares to Purchaser in the register of shareholders of FIS, and shall provide Purchaser with a true and correct copy of such updated register of shareholders reflecting such entry, certified by two directors of FIS and the Purchaser shall acquire good and valid title, free and clear of any Liens, to all FIS Shares owned by the FIS Selling Shareholders, including such FIS Shares held by Non Executing Shareholders in accordance with Section 341 of the Companies Law or any other procedures available under the FIS Articles and Applicable Law, and as of the FIS Closing Date, Purchaser will own 100% of the issued and outstanding share capital of FIS (on a fully diluted basis).

32

Execution Copy

(ii) FIS shall issue and deliver to Purchaser validly executed share certificate(s) covering all FIS Shares, issued in the name of Purchaser.

(iii) Unless otherwise provided for in this Agreement, the Purchaser shall pay the FIS Purchase Price in accordance with the terms set forth in Section 2.03(b)

.

(c) Adjustments. In the event of any stock split (bonus shares), consolidation, share dividend (including any dividend or distribution of securities convertible into share capital), reorganization, reclassification, combination, recapitalization or other like change with respect to any FIS Shares occurring after the date hereof and prior to the FIS Closing, all references in this Agreement to numbers of shares and all calculations provided for that are based upon numbers affected thereby, shall be equitably adjusted to the extent necessary to provide to the parties the same economic effect as contemplated by this Agreement prior to such event.

Section 2.12 Closing of One Transaction.

Notwithstanding anything to the contrary in this Agreement, the FIS Closing and the IDIT Closing shall be deemed to be separate closings and each such closing shall be effected only subject to the fulfillment or waiver of all respective closing conditions applicable to such respective Closing under Article VIII. Each of the FIS Closing and the IDIT Closing shall not be conditioned upon each other, and may take place regardless of the other Closing, and even if the other Closing does not or has not occurred, in the event either the FIS Closing or the IDIT Closing shall not take place, the Closing of the other transaction shall be subject to the approval of each of the relevant Super Majority and the Purchaser.

Article III
Representations and Warranties of the COMPANY

Except as set forth in each Company Disclosure Schedule, which relates to such Section and to any other Section of such Disclosure Schedule to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, each Company represents and warrants, with respect to itself and its Company Group (as defined below) only, severally but not jointly with the other Company, to the Purchaser, that the statements contained in this Article III are true and correct as of the date of this Agreement and as of the respective Closing Date:

33

Execution Copy

Section 3.01 Corporate Existence and Power.

(a) Such Company: (i) is a private company limited by shares, duly incorporated and validly existing under the laws of Israel; (ii) is duly licensed or qualified to do business and, where applicable, is in good standing as a foreign corporation in all jurisdictions in which the conduct of its business or the activities it is engaged in make such licensing or qualification necessary; and (iii) has all necessary power and authority: (A) to conduct its business in the manner in which its business is currently being conducted; (B) to own, use and distribute its assets in the manner in which its assets are currently owned, used and distributed; and (C) to perform its obligations under all Contracts to which it is a party.

(b) Such Company's Subsidiaries are listed in Section 3.01(b) of its respective Company Disclosure Schedule. Other than those Subsidiaries listed in Section 3.01(b) of its Company Disclosure Schedule, there are no corporations, limited liability companies, partnerships, joint ventures, associations or other entities or Persons in which such Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

(c) Such Company has made available to Purchaser materially accurate and complete copies of (i) the articles of association, or other applicable organizational documents of any member of its Company Group in effect, including all amendments thereto (the "Charter Documents") and (ii) save as set forth in Section 3.01(c) of its respective Company Disclosure Schedule, the minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders and board of directors and all committees thereof of any member of its Company Group since January 1, 2008; provided, however, that any such minutes that were not made available to the Purchaser did not include any material resolutions of such Company Group that were not otherwise disclosed in such Company's Disclosure Schedules. There has not been any violation of any of the provisions of the Charter Documents of its Company Group since January 1, 2008. No Company Group has taken any action that is materially inconsistent with any resolution adopted by its shareholders or board of directors (or any committee thereof). The books of accounts, share register, minute books and other records that are required to be maintained under Applicable Law, of its Company Group are true, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all Applicable Laws.

(d) Section 3.01(d) of its Company Disclosure Schedule accurately sets forth with respect to the each Company Group: (i) the names of the members of the board of directors; (ii) the names of the members of each committee of the board of directors (or similar body, to the extent applicable); and (iii) the names and titles of its executive officers.

(e) No Company Group member has conducted any business under or has otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, business name or other name, other than its corporate name as set forth in this Agreement and in Section 3.01(e)

of its Company Disclosure Schedule.

Section 3.02 Corporate Authorization.

Such Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party in accordance with the respective terms thereof; and the execution, delivery and performance by such Company of this Agreement and the other Transaction Documents to which it is a party in accordance with the respective terms thereof have been duly authorized by all necessary corporate action on the part of such Company. This Agreement constitutes and any other Transaction Document to which such Company will be a party will constitute upon the execution thereof, the legal, valid and binding obligation of such Company, and, assuming the due authorization, execution and delivery by the other party thereto, is enforceable against such Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Upon the execution of each of the other Transaction Documents at the respective Closing, each of such other agreements to which such Company and any of such Company Group members is a party will constitute the legal, valid and binding obligation of the Company or such member, and will be, assuming the due authorization, execution and delivery by the other party thereto, enforceable against such Company in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Such Company has taken all necessary actions required for the purpose of enforcing this Agreement and effecting the sale of all Companies Shares hereunder on its respective Non-Executing Shareholders in accordance with Section 341 of the Companies Law, Article 40 of IDIT Articles of Association or Article 105 of FIS Articles, as applicable and any other applicable requirements (other than such actions required to be taken following the execution of this Agreement, with respect to which such Company shall take all such necessary actions by the respective Closing) and the Executing Shareholders of such Company constitute a sufficient majority in accordance with Section 341 of the Companies Law and Article 40 of IDIT Articles of Association or Article 105 of FIS Articles, as applicable, in order to effect a sale of all the Companies Shares such that as of the respective Closing Purchaser will acquire good and valid title, free and clear of any Liens, in and to all outstanding Companies Shares.

34

Execution Copy

Section 3.03 Compliance with Applicable Law.

(a) Each member of its Company Group is, and has at all times been, in compliance in all material respects with, and has operated its respective business and maintained its assets and properties in material compliance with, all Applicable Laws. Neither Company Group has been informed in writing that its operation are under investigation with respect to, given written notice of any violation or possible violation of, or, to such Company’s Knowledge, is currently threatened to be charged with any violation of, Applicable Law. To the Knowledge of such Company, no event has occurred, and no condition or circumstance exists, that will or is reasonably expected to constitute or result in a violation by any member of its Company Group of, or a failure on the part of any member of such Company Group to comply with or failure of its business and operations to be otherwise in compliance with, any Applicable Law.

(b) The information provided by such Company and its Representatives in connection with the preparation of any filing or submission that is necessary under the Antitrust Laws, as set forth in Section 6.06(b)

, is true and correct as of the date of this Agreement.

Section 3.04 Governmental Authorizations; Governmental Grants.

(a) Section 3.04(a)

of its Company Disclosure Schedule identifies each Governmental Authorization held by its Company Group or used in the business of such Company Group, and such Company has made available to Purchaser accurate and complete copies of all such Governmental Authorizations and any and all correspondence and amendments related thereto. The Governmental Authorizations identified in Section 3.04(a) of its Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the respective Company Group to conduct its business in the manner in which such business is currently being conducted. Each Company Group member is, and has at all times been, in material compliance with the terms and requirements of the respective Governmental Authorizations identified in Section 3.04(a) of its Company Disclosure Schedule. No written notice or other written communication from any Governmental Authority was received by such Company regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

35

Execution Copy

(b) Section 3.04

(b)

of its Company Disclosure Schedule identifies all Governmental Grants that have been provided to each Company Group member. To the Knowledge of such Company, no event has occurred, and no circumstance or condition exists (other than the intended consummation of the Transactions), that would reasonably be expected to give rise to : (A) the annulment, revocation, withdrawal, suspension, cancellation, recapture or material adverse modification of any such Governmental Grant; (B) the imposition of any material limitation on any Governmental Grant or any benefit available in connection with any Governmental Grant; (C) a requirement that a member of such Company Group return or refund any benefits provided therefor under any Governmental Grant or (D) the applicability of any Governmental Grant (and any limitation or requirement arising therefrom) to its Company Group, its business or assets.

Section 3.05 Non-Contravention.

Except as set forth in Section 3.05 of its Company Disclosure Schedule, neither: (1) the execution, delivery or performance by such Company of this Agreement or any of the Transaction Documents to which it is a party; nor (2) the consummation by such Company of the Transactions, will (with or without notice or lapse of time or both):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of any Charter Document of its Company Group or (ii) any Applicable Law;

(b) give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief, under any Applicable Law;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or materially and aversely modify, any Governmental Authorization that is held by its Company Group or that, to such Company’s Knowledge, otherwise relates to such Company Group's business or to any of the assets owned or used by such Company Group;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract by which its Company Group is bound, or give any Person the right to: (i) declare a default or exercise any remedy under any such Company Material Contract; (ii) accelerate the maturity or performance of any such Company Material Contract; or (iii) cancel, terminate or modify any such Company Material Contract; or

(e) require the Company to make any filing with or give any notice to, or to obtain any Consent from, any Person with respect to any Material Contract or any Governmental Authority in connection with: (x) the execution, delivery or performance of this Agreement or any of the other Transaction Documents; or (y) the consummation of the Transactions contemplated by this Agreement; or

36

Execution Copy

(f) result in the imposition or creation of any Lien upon or with respect to any asset owned or used by its Company Group.

Section 3.06 Capitalization.

(a) The authorized share capital of FIS is NIS 59,101, and is divided into 50,401 FIS Ordinary Shares, 6,500 Series A Preferred Shares, par value NIS 1.00 each and 2,200 A-1 Preferred Shares, par value NIS 1.00 each, out of which 21,378 Ordinary Shares, 6,317 Series A Preferred Shares and 2,106 Series A-1 Preferred Shares are issued and outstanding. All of the issued and outstanding FIS Shares are and have been, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable.

(b) The authorized share capital of IDIT is NIS 53,000, and is divided into 45,000 ordinary shares, nominal value NIS 1.00 per share, 5,000 series A-1 preferred shares, nominal value NIS 1.00 per share and 3,000 series A-2 preferred shares, nominal value NIS 1.00 per share, out of which 30,691 ordinary shares, nominal value NIS 1.00 per share and 4,911 series A-1 preferred shares are issued and outstanding. All of the issued and outstanding IDIT Shares are and have been when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable.

(c) Section 3.06(c)of its Company Disclosure Schedule sets forth a true and complete list of all outstanding options of such Company and with respect to each outstanding option, (A) the particular option plan pursuant to which such outstanding option was granted, (B) the name of the holder thereof, (C) the number and class of shares of the Company issuable thereunder and the number of such shares with respect to which such outstanding option has vested, (D) the vesting schedule with respect to the unvested outstanding options, (E) the date on which the outstanding option was granted, and (F) the exercise price thereof. Except as set forth in Section 3.06(c) of its Company Disclosure Schedule, there are no outstanding (i) shares of each Company Group or (ii) securities, instruments or obligations of such Company Group that are or may become convertible into or exchangeable for shares or other securities of such Company Group or conditions or circumstances that may give rise to the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares or other securities of any Company Group.

(d) Section 3.06(d) of its Company Disclosure Schedule sets forth a complete and accurate list, by name, of such Company’s shareholders, and the number of Companies Shares owned by such shareholder, identified by class and series. All outstanding Companies Shares have been issued and granted in compliance with (i) all Applicable Laws; (ii) all requirements set forth in the Charter Documents of such Company; and (iii) all requirements set forth in applicable Contracts. None of the outstanding Companies Shares were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Companies. Section 3.06(d) of its Company Disclosure Schedule accurately identifies each Contract signed by the Company, relating to any securities of each Company that contains any registration rights, first refusal, tag along or pre-emptive or first offer rights.

(e) Other than as set forth in Section 3.06(e) of its Company Disclosure Schedule, such Company has never repurchased, redeemed or otherwise reacquired any of its shares or other securities and there are no outstanding rights or obligations of any Company to repurchase or redeem any of its securities. All shares repurchased or redeemed by such Company, were repurchased or redeemed in compliance with: (i) all Applicable Laws; and (ii) all requirements set forth in such Company's Charter Documents and relevant Contracts.

37

Execution Copy

(f) (i) the allocation of the IDIT Purchase Price or the FIS Purchase Price, as applicable, as set forth in Exhibit C and Exhibit D (as may be amended no later than two (2) Business Days prior to the respective Closing Date to reflect any changes in such Company's share capital), shall be complete and accurate as of the respective Closing and shall accurately represent the consideration that each Selling Shareholder (including Non Executing Shareholders) of such Company is entitled to receive for its/his Companies Shares out of the IDIT Purchase Price or FIS Purchase Price, as applicable, pursuant to the respective Charter Documents, as may be amended prior to the respective Closing, and the terms hereof; and (ii) to the Company’s Knowledge, no third party, other than the Selling Shareholders (including the Non-Executing Shareholders) is entitled to receive any payment from the Purchaser or Parent in consideration for security of any of the Companies or has merit to challenge or dispute such allocation.

Section 3.07 Products.

(a) Each Company Product fits, in all material respects, for the purposes for which it is intended to be used as set out in Contracts under which such Company sells such Product.

(b) Except as set fort in Section 3.07(b) of its Company Disclosure Schedule, there are no claims pending and submitted to the Company Group or to the Company's Knowledge threatened against such Company Group member with respect to the quality of or absence of defects in any Company Products.

(c) Other then as set out in Section 3.07(c) of its Company's Disclosure Schedule, since January 1, 2008, there have been no recalls with respect to any of the Company Products or any written request to either terminate services provided by any Company Group member or purchase any of its products, and to the Knowledge of such Company, there are no facts, events or circumstances reasonably expected to cause the withdrawal or recall of any product sold by any Company Group member.

Section 3.08 Financial Statements.

(a) Such Company has made available to Purchaser such Company’s audited consolidated balance sheet as of, and the related audited statements of income, changes in shareholders’ equity and cash flows for the fiscal year ended, December 31, 2010 (the "Balance Sheet Date") (collectively, the "Company's Financial Statements").

(b) The Company's Financial Statements (i) have been prepared based on the books and records of each Company Group, (ii) comply as to form with applicable accounting requirements with respect thereto, (iii) have been prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated (except as may be indicated therein or in the notes thereto) and consistent with each other, (iv) fairly present the financial condition of the respective Company Group as of the Balance Sheet Date and the consolidated results of operations and cash flows of such Company Group for the periods therein specified; and (v) accurately reflect all of such Company Group's guarantees for Liabilities of other Persons.

(c) The books of account of each Company Group have been kept accurate in the ordinary course of business consistent in all material respects with Applicable Law, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of each Company Group have been properly recorded therein. The other financial records of each Company Group have been kept accurate in the ordinary course of business consistent with Applicable Law, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of each Company Group have been properly recorded therein.

38

Execution Copy

(d) Neither Company Group member nor any director or officer or, to the Knowledge of the Company, any employee, auditor, accountant or representative of such Company Group member, has received any written complaint, allegation, assertion or claim, regarding any material deficiency in the accounting or auditing practices, procedures, methodologies or methods of the Company Group or its internal accounting controls, including any complaint, allegation, assertion or claim that such Company Group member has engaged in questionable accounting or auditing practices.

(e) Section 3.08(e) of its Company Disclosure Schedule provides an accurate and complete breakdown of all amounts (including loans, advances or other Indebtedness) owed to each Company Group by a director, officer, employee or shareholder of such Company Group (other than travel advances made in the ordinary course of business) (the "Insider Receivables"). All Insider Receivables (including those receivables reflected in the Company's Financial Statements that have not yet been collected and those receivables that have arisen since the Balance Sheet Date and have not yet been collected, and which are in material amount): (i) represent valid obligations arising from bona fide transactions entered into between such Company Group member and a director, officer, employee or shareholder of such Company Group member in the ordinary course of business and not in violation of any Applicable Law; and (ii) to the Company's Knowledge, will be collected in full when due, without any counterclaim.

Section 3.09 Notes and Accounts Receivable.

Section 3.09 of its Company Disclosure Schedule provides an accurate reconciliation of all accounts receivable, notes receivable and other receivables (other than Insider Receivables) of each member of its Company Group as of March 31, 2011. Except as set forth in Section 3.09 of its Company Disclosure Schedule ,all notes and accounts receivable of each Company Group(including those accounts receivable reflected on the Company's Financial Statements that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and have not yet been collected) are reflected properly on its books and records, are valid and existing receivables arising from bona fide transactions not consummated in violation of any Applicable Law and are subject to no refunds or other adjustments or rights enforceable by third parties. To the Knowledge of such Company, all notes and accounts receivable of each Company Group will be collected in accordance with their terms at their recorded amounts, subject to the reserve for bad debts set forth in the Company's Financial Statements as may be adjusted for the passage of time through the respective Closing Date in accordance with the past custom and practice of such Company Group.

Section 3.10 Deleted

Section 3.11 Absence of Certain Changes.

Since the Balance Sheet Date, the business of each Company Group has been conducted in the ordinary course of business and consistent with past practices (except for actions taken in connection with the negotiation of this Agreement and the performance of the Transactions) and, except as set forth in Section 3.11 of its Company Disclosure Schedule, there has not been:

39

Execution Copy

(a) any event, occurrence, development or state of circumstances or facts that has had is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company Group (collectively);

(b) any amendment of the Charter Documents of each Company Group member;

(c) any payment, discharge or satisfaction of any Liabilities in excess of US$100,000, other than the payment, discharge or satisfaction of accounts payable or accrued expenses incurred in the ordinary course of business;

(d) any capital expenditure or commitment for additions to property, plant or equipment, or lease agreement, which individually exceeds US$100,000 or exceeds US$150,000 in the aggregate, and which, if purchased, would be reflected in the property, plant or equipment accounts;

(e) any damage, destruction or loss of any of such Company Group's Assets and Properties, whether or not covered by insurance, which individually exceeds US$50,000or exceeds US$100,000 in the aggregate;

(f) except for Liabilities incurred in the ordinary course of business, any incurrence of a Liability, including any Liability for nonperformance or termination of any Company Material Contract;

(g) (i) any splitting, combination or reclassification of any Companies Shares; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any Companies Shares; (iii) any redemption, repurchase or other acquisition or offer to redeem, repurchase, or otherwise acquire any Companies Shares; (i) any issuance, delivery or sale, or authorization of the issuance, delivery or sale of, any Companies Shares, or (ii) any amendment or waiver of (in each case, whether by merger, consolidation or otherwise) any term of any Companies Shares;

(h) any cancellation or waiver of any claims or rights of value or incurrence of any Lien on, any assets, securities, properties, interests or businesses of each Company Group in each case which individually exceeds US$100,000 or US$200,000 in the aggregate;

(i) the making by any Company Group of any loans, guarantee or capital contributions to, or investments in, any other Person, which individually exceeds US$50,000 or US$100,000 in the aggregate;

(j) the creation of any Company Debt which individually exceeds US$50,000 or US$100,000 in the aggregate;

(k) the sale, disposition of, transfer or license to any Person of any substantial rights or any rights to any Company IP Rights or other material assets by any Company Group, or the acquisition, lease or license from any Person of any rights including any Intellectual Property or other assets, in each case other than in the ordinary course of business;

(l) (i) the grant or increase of any severance or termination pay to (or amendment of any existing arrangement with) any director, officer, advisor, consultant or key employee, of any Company Group, (ii) any increase in benefits payable to any such director, officer, advisor, consultant or key employee under any existing severance or termination pay policies or employment agreements, (iii) the entering into of any employment, deferred compensation or other similar agreement (or amendment of any such existing agreement) with any director, officer, advisor, consultant or key employee of any Company Group, (iv) the establishment or adoption or amendment (except as required by Applicable Law) of any collective bargaining, bonus, commission, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, share option, restricted share or other benefit plan or arrangement covering any director, officer, advisor, consultant or key employee of any Company Group or (v) any increase in compensation, bonus, commission or other benefits payable to any director, officer, advisor, consultant or key employee of any Company Group;

40

Execution Copy

(m) any change in the methods of accounting or accounting practices of such Company, except as required by concurrent changes in IFRS, as agreed to by its independent public accountants;

(n) any elimination of any reserves established on each Company Group’s books or any changing of the method of accrual unless there is any change of significant facts or circumstances pertaining to any reserves which would justify their elimination;

(o) any settlement of, or offer or proposal by any Company Group to settle, any Proceeding involving such Company Group or that relates to the Transactions;

(p) any Tax election made or materially changed; any claim, notice, audit report or assessment in respect of Taxes settled or compromised (or agreement with respect thereto); any Tax Return filed (except as required under Applicable Law); any Tax allocation agreement, Tax sharing agreement, advance pricing agreement, cost sharing agreement, pre-filing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into; any annual Tax accounting period or method of Tax accounting changed or adopted; any Tax petition, Tax complaint or administrative Tax appeal filed; any right to claim a Tax refund surrendered or foregone (which is reasonably expected to be material to any Company Group); or any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment consented to, nor has any application or negotiation for or receipt of a Tax ruling or arrangement been made by or on behalf of any Company Group member, whether or not in connection with the Transactions, except as explicitly contemplated in this Agreement;

(q) any write off as uncollectible of, or any establishment of extraordinary reserve with respect to, any account receivable or other Indebtedness, which individually exceeds US$50,000 or US$100,000 in the aggregate;

(r) any acquisition of a business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or entering into any Contract, letter of intent or similar arrangement (whether or not enforceable), other than with the Purchaser, with respect to any of the foregoing;

(s) any distribution by such Company to its shareholders of any asset or a declaration thereof;

(t) the commencement of any Proceeding; or

(u) any agreement or commitment to take any of the actions referred to in clauses (a) through (t).

Section 3.12 No Undisclosed Liabilities.

41

Execution Copy

(a) No Company Group member has any Liabilities of any kind, whether or not required to be reflected or reserved in financial statements in accordance with IFRS, other than:

(i) Liabilities reflected in the "liabilities" column of the balance sheet that is part of the Company's Financial Statements or in the notes thereto;

(ii) accounts payable and accrued salaries that have been incurred by each Company Group since the Balance Sheet Date in the ordinary course of business and consistent with past practice; and

(iii) Liabilities identified in Section 3.12

of its Company Disclosure Schedule.

Section 3.13 Material Contracts.

(a) Except as set forth in Section 3.13(a) of its Company Disclosure Schedule, no Company Group member is bound by any of the following Contracts and to the Company's Knowledge, nor is any shareholder of such Company or any Affiliate thereof bound by any such Contract that is necessary for the business, operations or assets of its Company Group (a Contract meeting any of the following categories is hereinafter referred to as a "Company Material Contract"):

(i) all leases or other Contracts under which a Company Group member is a lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of such Company Group and which entails annual payments, in the case of any such lease or agreement, in excess of US$100,000, or US$200,000 in the aggregate;

(ii) any Contract relating to the acquisition, transfer, use, development, sharing or license, other than in the ordinary course of business, of any technology, or Intellectual Property rights (including any joint development agreement, technical collaboration agreement or similar agreement), to or from each Company Group member other than any end user license agreements for non-exclusive "off the shelf" software used by any Company Group member;

(iii) any Contract imposing any restriction on the right or ability of each Company Group, (A) to compete with any other Person with respect to the products or services offered by such Company Group (including granting exclusive rights or rights of first refusal to license, market, sell or deliver any of the products or services offered by such Company Group), (B) to acquire any product or other asset or any services of the types offered by such Company Group from any other Person or to sell any product or other asset of the types sold by such Company Group to, or perform any services of the types offered by such Company Group for, any other Person, or (C) to develop, distribute, license, sell or transfer any Intellectual Property rights;

(iv) all outstanding Contracts with customers or vendors expected to result in payment to or by any Company Group in excess of US$300,000 during a period of 12 months following the Closing Date;

(v) all outstanding Contracts with Company Significant Customers and Company Significant Suppliers (as such terms are defined below);

42

Execution Copy

(vi) any partnership, joint venture or any sharing of revenues, profits, losses, costs or liabilities Contract expected to result in payment to or by any Company Group in excess of US$150,000 during a period of 12 months following the Closing Date;

(vii) any Contract involving a loan in excess of US$100,000 (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel, accommodation or entertainment allowances to the employees, directors, officers and advisors of each Company Group extended in the ordinary course of business), or investment in, any Person or any Contract relating to the making of any such loan, advance or investment;

(viii) any Contract relating to the acquisition, issuance or transfer of any securities, other than options to purchase shares under such company's option plans, and the voting and any other rights or obligations of a shareholder of any Company Group entered into following January 1, 2008 or that contains any outstanding obligations of any member of the Company Group;

(ix) any Contract under which (A) any third party has directly or indirectly guaranteed any liabilities or obligations of any Company Group in excess of US$100,000, or (B) any Company Group has directly or indirectly guaranteed liabilities or obligations in excess of US$100,000 of any third party;

(x) any Contract relating to the creation of any Lien with respect to any material asset of any Company Group and all mortgages, indentures, security agreements, pledges, notes, loan agreements or guarantees creating any such Lien;

(xi) any Contract which contains any provisions requiring any Company Group to indemnify any other party, other than in the ordinary course of business;

(xii) any Contract of any Company Group with any Related Person;

(xiii) all management service, consulting, financial advisory or any other similar Contract, and any Contracts with any investment bank for investment banking services;

(xiv) all Contracts (including letters of intent that have not yet expired by their terms) involving the future disposition or acquisition of assets or properties, other than in the ordinary course of business, or any merger, consolidation or similar business combination transaction;

(xv) all Contracts entered into since January 1, 2008, involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute; and

(xvi) all Contracts that contain restrictions with respect to the payment of dividends or any other distribution in respect of the capital stock or other equity interests of each Company member;

(xvii) all other Contracts that are material to the business of each Company Group.

(b) Such Company has made available to Purchaser materially accurate and complete copies of all written Company Material Contracts required to be identified in Section 3.13(a) of its Company Disclosure Schedule, including all amendments thereto. Section 3.13(b) of its Company Disclosure Schedule provides an accurate description of the material terms of each Company Material Contract identified in Section 3.13(a) of its Company Disclosure Schedule that is not in written form.

43

Execution Copy

(c) Each Company Material Contract is a valid and binding agreement of the applicable Company Group member, and is in full force and effect, and is enforceable by such Company Group member in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No Company Group is in default or breach under the terms of any Company Material Contract and, to the Knowledge of such Company, no other party thereto is in default or breach under the terms of any Company Material Contract. To the Knowledge of such Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, (i) result in a violation or breach of any provision of any Company Material Contract by any party thereto, (ii) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (iii) give any Person the right to accelerate the maturity or performance of any Company Material Contract, or (iv) give any Person the right to cancel, terminate or modify any Company Material Contract. Since January 1, 2008, no Company Group member has waived any of its rights under any Company Material Contract.

(d) Except as set fort in Section 3.13(d)

of its Company Disclosure Schedule, since January 1, 2008, no Company Group has received any written notice regarding any violation or breach of, or default under, any Company Material Contract.

Section 3.14 Restrictions on Business Activities.

There is no written Contract or any order of Governmental Authority binding upon any Company Group member that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of such Company Group member, acquisition of property by such Company Group member, or the conduct of business by such Company Group member as currently conducted.

Section 3.15 Litigation.

(a) Except as set forth in Section 3.15(a) of its Company Disclosure Schedule there is no pending Proceeding that has been submitted to such Company Group nor has any Person threatened in writing to commence any Proceeding: (i) that involves any Company Group or its business, any of the assets or properties owned or used by such Company Group, any Company Product or any Person whose liability to the Company Group has or may have been retained or assumed, either contractually or by operation of law; (ii) that challenges, or that may be reasonably expected to have the effect of preventing, delaying, or making illegal the consummation of the Transactions; or (iii) that relates to the ownership of any share capital of any Company Group member, or any Option or other right to acquire share capital of any Company Group member, or any right to receive consideration as a result of this Agreement. The Company has not been informed in writing of, and to its Knowledge no event has occurred, and no claim, dispute or other condition or circumstance exists, that is reasonably expected to give rise to or serve as a basis for the commencement of any such Proceeding.

(b) There is no order, writ, injunction, directive, restriction, judgment or decree issued by any Governmental Authority by which any Company Group, or any of the assets owned or used by such Company Group member, is subject or which restricts in any respect the ability of such Company Group to conduct its business as now being conducted. To the Knowledge of such Company, no officer, director, shareholder or employee of any Company Group (in each case, in his or her capacity as such) is subject to any order, writ, injunction, judgment or decree that prohibits such person from engaging in or continuing any conduct, activity or practice relating to the business of such Company Group.

44

Execution Copy

Section 3.16 Properties.

(a) No Company Group member owns any real property. Each Company Group has a good and valid leasehold interest in each parcel of real property leased by such Company Group or used or required for the conduct of its business (the "Company Leased Real Property"). Section 3.16(a) of each Company Disclosure Schedule lists each lease, subleases, license or other occupancy agreement or arrangement relating to the Company Leased Real Property (each, a "Real Property Lease"). Each Company Group has the right to use and occupy each respective Company Leased Real Property for the full term of the Real Property Lease relating thereto, subject to its respective terms.

(b) Each Company Group owns and has good and marketable title to, or a valid license or leasehold interest in, all tangible personal property and assets used by such Company Group or required for the conduct of its business (the "Assets"). Except as set fort in Section 3.16(b) of its Company Disclosure Schedule, none of the Assets is subject to any Lien, except Liens for taxes not yet due and payable or mechanic’s, carrier’s, worker’s, material man’s, warehouse man’s, supplier’s, vendor’s or similar Liens arising or incurred in the ordinary course of business.

(c) Section 3.16 (c) of its Company Disclosure Schedule identifies all Assets, including those Assets that are being licensed or leased to each Company Group or used or required for the conduct of its business as of March 31, 2011 (the "Leased Assets"). All Leased Assets are leased pursuant to valid, binding and enforceable Contracts in accordance with their respective terms (the "Lease Contracts").

(d) The Assets and Leased Assets have no material defects, are in good operating condition and repair, ordinary wear and tear excepted, and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), and are adequate and suitable for their present uses.

(e) The Assets and the Leased Assets constitute all of the tangible personal property and assets used or held for use in connection with the business of each Company Group.

Section 3.17 Customers and Suppliers.

Section 3.17 of its Company Disclosure Schedule sets forth a list of the 10 (ten) largest customers of the Company Group (collectively) for the year ended December 31, 2010 (each, a "Company Significant Customer") and the 10 (ten) largest suppliers of products and/or services to the Company Group (collectively) for the year ended December 31, 2010 (each, a "Company Significant Supplier"), in each case based on amounts paid or payable with respect to such year, along with such amounts.

No Company Group member has any outstanding material dispute with any Company Significant Customer or Company Significant Supplier. As of the date hereof, the Company Group has not received any written notice from any Company Significant Customer or Company Significant Supplier that such Company Significant Customer or Company Significant Supplier intends to discontinue its relationship with the respective Company Group or that such Company Significant Customer or Company Significant Supplier intends to materially and adversely (to the Company Group) modify its existing contractual relationship with such Company Group.

45

Execution Copy

Section 3.18 Intellectual Property.

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(1) "Intellectual Property" means any and all intellectual property rights and all rights associated therewith, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, all industrial designs and any registrations and applications therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all computer software, including all source code, object code, firmware, development tools and related files, records and data, all test methodologies and all rights in prototypes, and other devices, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

(2) "Company IP Rights" means, with respect to each Company Group, (A) any and all Intellectual Property used in or required for the conduct of the business of such Company Group as currently conducted by such Company Group; and (B) any and all other Intellectual Property owned by or licensed to such Company Group.

(3) "Company-Owned IP Rights" means, with respect to each Company Group, (A) Company IP Rights that are owned by or exclusively licensed to such Company Group; and (B) Company IP Rights that were developed for such Company Group by full or part time employees, consultants or service providers of such Company Group.

(4) "Third Party Intellectual Property Rights" means any Intellectual Property owned by a third party.

(5) "Company Source Code" means, collectively, any software source code or confidential manufacturing specifications or designs, any material portion or aspect of software source code or confidential manufacturing specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or confidential manufacturing specifications or designs, of any Company-Owned IP Rights or Company Products.

(b) Each Company Group (i) owns and has independently developed or acquired, or (ii) has the valid right or license to all its Company IP Rights. Such Company IP Rights are sufficient for the conduct of the business of such Company Group as currently conducted.

(c) No Company Group has transferred ownership of any Intellectual Property that is or was Company-Owned IP Rights to any third party, or knowingly permitted such Company Group’s rights in any Intellectual Property that is or was Company-Owned IP Rights to enter the public domain or, with respect to any Intellectual Property for which such Company Group has submitted an application or obtained a registration, lapse (other than through the expiration of registered Intellectual Property at the end of its maximum statutory term).

46

Execution Copy

(d) Each Company Group owns and has good and exclusive title to each item of Company-Owned IP Rights, free and clear of any Liens. The right, license and interest of such Company Group in and to all Third Party Intellectual Property Rights licensed by such Company Group from a third party are free and clear of all Liens (excluding conditions and restrictions contained in the applicable license agreements with such third parties).

(e) After the respective Closing, all Company-Owned IP Rights will be fully transferable, alienable or licensable by Purchaser without restriction and without payment of any kind to any third party.

(f) Section 3.18(f) of its Company Disclosure Schedule lists for each Company Group all of its Company-Owned IP Rights including the jurisdictions in which each such item of Company-Owned IP Rights, to the extent issued or registered, has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Each item of Company-Owned IP Rights is valid and subsisting (or in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Company-Owned IP Rights have been paid and all documents, recordations and certificates in connection with such item of Company-Owned IP Rights currently required to be filed have been filed.

(g) [Deleted]

(h) Except as set forth in Section 3.18(h) of its Company Disclosure Schedule, no Company Group is or shall it be as a result of the execution and delivery or effectiveness of this Agreement and the other Transaction Documents or the performance of such Company’s obligations hereunder and thereunder, in breach of any Contract governing any Company IP Rights (the "Company IP Rights Agreements") and the consummation of the Transactions will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to the Company IP Rights Agreements, or give any third party to any Company IP Rights Agreement the right to do any of the foregoing. Following the respective Closing, such Company (as wholly-owned by Purchaser) will be permitted to exercise all of such Company’s rights under the Company IP Rights Agreements to the same extent such Company would have been able to had the Transactions not occurred and without the payment of any additional amounts or consideration.

(i) Except as set forth in Section 3.18(i) of its Company Disclosure Schedule, none of the Company IP Rights Agreements grants any third party exclusive rights to or under any Company IP Rights or grants any third party the right to sublicense any Company IP Rights.

(j) Except as set forth in Section 3.18(j) of its Company Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by any Company Group to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Company-Owned IP Rights by any Company Group.

(k) To the Knowledge of such Company, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any of its Company-Owned IP Rights, by any Person. No Company Group has brought any action, suit or proceeding for infringement or misappropriation of any its Intellectual Property or breach of any of its Company IP Rights Agreement.

47

Execution Copy

(l) Except as set forth in Section 3.18(l) of its Company Disclosure Schedule, no Company Group has been sued in any Proceeding (or received any written notice or threat with respect to any Proceeding) which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or which contests the validity, ownership or right of such Company Group to exercise any Intellectual Property right.

(m) The operation of the business of each Company Group as such business is currently conducted, and the use or exploitation of any Company IP Rights by such Company Group does not and will not infringe or misappropriate the Intellectual Property of any third party and does not constitute unfair competition or unfair trade practices under any Applicable Laws.

(n) Except as set forth in Section 3.18(n) of its Company Disclosure Schedule, each Company Group has secured from all of its current and former consultants, employees and independent contractors and the respective Affiliates thereof who independently or jointly contributed to the conception, reduction to practice, creation or development of any of its Company IP Rights, Company-Owned IP Rights or Company Products, unencumbered and unrestricted exclusive ownership of all such third party’s Intellectual Property in such contribution that such Company Group does not already own by operation of law and such third party has not retained any rights or licenses with respect thereto. Without limiting the foregoing, each Company Group member has obtained valid and enforceable proprietary information and invention disclosure and assignment agreements from all current and former employees, consultants, service providers and independent contractors of such Company Group.

(o) No current or former shareholder, employee, consultant or independent contractor of any Company Group is or has been, to such Company’s Knowledge, in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition by virtue of such shareholder's employee, consultant or independent contractor being employed by, or performing services for such Company Group with respect to any technology, software or other copyrightable, patentable or otherwise proprietary work developed for such Company Group that is subject to any agreement under which such employee, consultant or independent contractor or Affiliate thereof has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. To such Company’s Knowledge, the employment of any employee of each Company Group or the use by the Company of the services of any consultant or independent contractor (including the services of any employees and consultants of such independent contractors) does not subject such Company Group to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for such Company Group.

(p) Each Company Group has taken all commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information included in the Company Owned IP Rights ("Confidential Information").

(q) Section 3.18(q) of its Company Disclosure Schedule lists all software or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution terms (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License) ("Open Source Materials") used by each Company Group in (i) its Company Products or (ii) the business of such Company Group. Each Company Group is in compliance with the terms and conditions of all licenses for Open Source Materials.

48

Execution Copy

(r) The Company IP Rights or Company Products (i) do not incorporate Open Source Materials, and are not combined with Open Source Materials; (ii) are not distributed in conjunction with any Open Source Materials; and (iii) do not use Open Source Materials, in each of (i), (ii) and (iii), in such a way that, with respect to each of (i), (ii) and (iii), creates, or purports to create obligations for any Company Group with respect to its Company IP Rights or Company Products or grant, or purports to grant, to any third party, any rights or immunities under any Company IP Rights or Company Products (including using any Open Source Materials that require, as a condition for such use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

(s) No Company Product contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or with which it interoperates, or (ii) compromising the privacy or data security of a user or damaging or destroying any data or file without the user’s consent (collectively, "Malicious Code"). Each Company Group implements sufficient current industry standard measures designed to prevent the introduction of Malicious Code into its Company Products.

(t) For all software used by each Company Group in providing services, or in developing or making available any of its Company Products, each Company Group has implemented sufficient security patches or upgrades that are generally available for that software.

(u) Except as set forth in Section 3.18(u) of its Company Disclosure Schedule, no government funding or Governmental Grants or funding from any Person was used in the development of the Company Owned IP Rights.

(v) Except as set forth in Section 3.18(v) of its Company Disclosure Schedule, no Company Group nor any other Person acting on its behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code. To such Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by any Company Group or any Person acting on its behalf to any Person of any Company Source Code. Section 3.18(v)

of its Company Disclosure Schedule identifies each Contract pursuant to which any Company Group has deposited, or is or may be required to deposit, with an escrow holder or any other Person, any of its Company Source Code. The Company Source Code contains annotations and programmer’s comments, and otherwise has been documented in a manner that is both: (i) consistent with customary code annotation conventions and common practices in the software industry; and (ii) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Products.

Section 3.19 Insurance Coverage.

Section 3.19 of its Company Disclosure Schedule identifies each insurance policy maintained by, at the expense of or for the benefit of each Company Group or its business or Assets and Properties, each of which is in full force and effect. All premiums payable under all such policies have been timely paid and each Company Group has otherwise complied with all material terms and conditions of all such policies. Neither: (A) the execution or delivery of this Agreement or any other Transaction Documents; nor (B) the consummation of the Transactions, will (with or without notice or lapse of time or both): (1) result in the cancellation, invalidation or termination, or give any Person the right to cancel, invalidate or terminate, any of the insurance policies of any Company Group; (2) result in the reduction of coverage, or give any Person the right to reduce the coverage, under any such insurance policies; or (3) have any impact on the right or ability of any Company Group to make a claim under any such insurance policies in respect of or relating to events or circumstances that have occurred prior to the respective Closing.

49

Execution Copy

Section 3.20 Tax Matters.

Except as set forth in Section 3.20 of its Company Disclosure Schedule:

(a) Each Company Group member has timely filed in a proper manner with the appropriate Taxing Authorities all Tax Returns required to be filed by, or with respect to, such Company Group and has timely paid in full all Taxes shown as due on any Tax Return. All such Tax Returns are true, complete and accurate. All Taxes due and payable by any member of each Company Group or with respect to the income, assets or operations thereof, whether or not required to be shown on a Tax Return, have been timely paid in full. No written claim has been served to the Company Group since January 1, 2008 by a Taxing Authority or any other Governmental Authority in a jurisdiction where any Company Group does not file Tax Returns that any member of such Company Group is or may be subject to taxation in that jurisdiction.

(b) A proper and adequate accrual or reserve for Tax Liabilities of the respective Company Group in accordance with IFRS is included in the respective Company’s Financial Statements. The unpaid Taxes of each Company Group (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax Liabilities set forth on the balance sheet (and not merely in the notes) included in the respective Company’s Financial Statements, and (ii) do not, as of the date hereof, exceed such reserve except as set forth in Section Section 3.20(b)

of the respective Company Disclosure Schedule.

(c) Except as set forth in Section 3.20(c) of its Company Disclosure Schedule, since the Balance Sheet Date, no Company Group (i) has incurred any Liability for Taxes (A) from extraordinary gains or losses within the meaning of IFRS or (B) outside the ordinary course of business, or (C) otherwise inconsistent with past custom and practice and (ii) has, in accordance with IFRS, as applicable, made due and sufficient accruals for such Liabilities for Taxes (excluding any "deferred taxes" or similar items that reflect timing differences between tax and financial accounting principles) in the books and records of such Company Group.

(d) No Company Group has been since January 1st, 2008 or, to the Knowledge of the respective Company, is currently the subject of any audit or other examination of Taxes by any Taxing Authority. Except as set forth in Section 3.20(d) of its Company Disclosure Schedule no written deficiencies for Taxes with respect to any Company Group have been claimed, or assessed by any Taxing Authority or other Governmental Authority. There are currently no matters under discussion between the Company Group and any Taxing Authority. Each Company has made available to Purchaser (i) complete and accurate copies of all Tax Returns of each Company Group for the past three taxable years, and (ii) complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against or agreed to by each Company Group for the past five taxable years. During the past (5) five taxable years no Company Group has waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any Company Group submitted any request for any such extension or waiver.

50

Execution Copy

(e) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any Governmental Authority with or in respect of any Company Group during the past (5) five taxable years. Except as set forth in Section 3.20(e) of its Company Disclosure Schedule, no Company Group has requested or received a ruling from any Taxing Authority during the past three taxable years (other than such rulings required by this Agreement).

Section 3.21 Employees; Contractors and Benefit Plans

(a) Section 3.21(a) of its Company Disclosure Schedule sets forth, with respect to each Company Group member, the name of each executive officer and each independent contractor and consultant providing services customarily provided by executive officers and the ten other employees with the highest total Compensation Package in the Company Group, together with his or her position or function, date of hire or engagement, annual base salary or wages or the compensation, vacation entitlement and any applicable incentive, severance or bonus arrangements such items are referred to collectively as the "Compensation Package".

(b) Section 3.21(b) of its Company Disclosure Schedule sets forth an accurate and complete list identifying each employment, consulting, severance, termination, retirement, profit sharing, bonus, incentive or deferred compensation, retention or transaction bonus or change in control agreement, pension, stock Option, restricted stock or other equity-based benefit, profit sharing, savings, retirement, life, health, disability, accident, medical, dental, insurance, vacation, paid time off, long term care, perquisite, fringe benefit, death benefit or other material compensation or benefit plan, program, arrangement, agreement, fund or commitment (i) for the benefit or welfare of any current or former director, officer, shareholder, service provider or employee of any Company Group or any shareholder or Affiliate thereof employing such person for the benefit of such Company Group, or (ii) with respect to which such Company Group has any Liability. Such plans are referred to collectively herein as the "Benefit Plans." Such Company has made available to Purchaser (i) accurate and complete copies of each Benefit Plan to the extent currently effective, including all amendments thereto and copies of applicable resolutions adopting each such amendment, (ii) all material written Contracts relating to each Benefit Plan to the extent currently effective, and (iii) material correspondence to or from any Governmental Authority relating to any Benefit Plan. Each Company Group member has performed all obligations required to be performed by such Company Group member under (including with respect to any grant, bonus or other benefit effected under any Benefit Plan), and is not in default or violation of, and has no Knowledge of any default or violation by any other party to, any Benefit Plan, of any material term thereunder. Each Benefit Plan has been established and maintained in accordance with its terms and in compliance with Applicable Law. Each Benefit Plan of such Company that is intended to qualify under Section 401(a) of the Code ("Section 401(a)") has received a favorable determination or approval letter from the Internal Revenue Service and each Benefit Plan of such Company that is intended to qualify under Section 102 of the Tax Ordinance ("Section 102") has received a favorable determination or approval letter or is otherwise approved by the ITA. All Companies Options and Companies Shares of such Company issued under Section 401(a) or any "Section 102 Plan" have been issued in compliance with the applicable requirements of Section 401(a) or Section 102, as the case may be, including, without limitation, the adoption of the applicable board and shareholders resolutions, the filing of the necessary documents with the ITA and the Internal Revenue Service, the issuance of Companies Options following the applicable 30 days restriction period following the submission of the application to the ITA to approve a "Section 102 Plan", the appointment of trustees to hold the Companies Options and, if applicable Companies Shares pursuant to the terms of Section 102 and the compliance by such trustees with the Section 102 requirements.

51

Execution Copy

(c) Except as set forth in Section 3.21(c) of its Company Disclosure Schedule,  the consummation of the Transactions will not (either alone or together with any other event, including a subsequent termination of employment or service or other engagement) entitle any employee, service provider or independent contractor of any Company Group member or any employee of such independent contractor or service provider to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under any Benefit Plan or trigger any other Liability to such Company Group member or any other right or benefit to such person.

(d) Except as set forth in Section 3.21(d) of its Company Disclosure Schedule, no Company Group member has engaged any consultants, sub-contractors, sales agents or freelancers who, according to Applicable Law, would be entitled to the rights of an employee vis-à-vis the Company Group, including rights to severance pay, vacation, recuperation pay (dmei havraa) and other employee-related statutory or contractual benefits. Each Person providing services to any Company Group member that has been characterized as a consultant, sub-contractor, sales agent or freelancer and not an employee has been properly characterized as such including, where applicable, through the inclusion of appropriate and required provisions in the relevant agreement with such Person.

(e) No Company Group member is a party to any collective bargaining Contract, collective labor agreement or other Contract or arrangement with a labor union, workers committee, trade union or other organization or body involving any of its employees, or is otherwise required (under any legal requirement, under any Contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by Applicable Law or pursuant to applicable extension orders (tzavei harchava).

(f) No Company Group member is subject to any Proceeding asserting that such Company Group has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to such Company’s Knowledge, threatened, nor has there been, since January 1, 2008, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving any member of such Company Group

(g) No Company Group member has or is subject to, and no employee of any Company Group member benefits from, any extension order except for extension orders applicable to all employees in Israel.

(h) Except as set fort in Section 3.07(b) of its Company Disclosure Schedule, the obligations of each Company Group member to provide statutory social benefits pursuant to Applicable Law and any other benefits provided under any Contract to which such Company Group member is party, are each fully funded or reflected on the Company's Financial Statements.

(i) Except as set fort in Section 3.21(i) of its Company Disclosure Schedule, each Company Group member has complied in all material respects with all Applicable Laws and/or Contracts and/or customs recognized as such by such Company Group member relating to employment, employment practices, wages, bonuses and other compensation matters and terms and conditions of employment related to its employees; and all amounts that the Company Group is legally or contractually required either (i) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds, or (ii) to withhold from its employees’ salaries and benefits and to pay to any Governmental Authority as required by under Applicable Law, have, in each case, been fully deducted, transferred, withheld and paid.

52

Execution Copy

Section 3.22 Affiliate Transactions.

Except as set forth in Section 3.22 of its Company Disclosure Schedule, no shareholder, director, officer or employee of any Company Group or member of any of their immediate family or any Affiliate thereof (each of the foregoing, a "Related Person"), other than in its capacity as a shareholder, director, officer or employee of such Company Group, (i) has been since January 1, 2008 involved, directly or indirectly, in any business arrangement, other than employment agreements (and if applicable, engagements with directors in their capacity as such) or other material relationship with any Company Group (whether written or oral), (ii) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any property or right, tangible or intangible, that is used by such Company Group or (iii) is engaged, directly or indirectly, in the conduct of the business of such Company Group. In addition, to the Knowledge of such Company, no such Related Person has an interest in any Person that (A) competes with the business of its Company Group in any market presently served by such Company Group, or (B) is a supplier, vendor, lessor, lessee, licensor or licensee of such Company Group, in each case, except as explicitly set forth in Section 3.22 of its Company Disclosure Schedule. For purpose of this Agreement, "immediate family" of any Person shall mean spouse, parents, children and brothers and sisters of such Person.

Section 3.23 Finder's Fees.

There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Company or who is entitled to any fee or commission from such Company in connection with the Transactions.

Section 3.24 Bank Accounts.

Section 3.24 of its Company Disclosure Schedule provides the following information with respect to each account maintained by or for the benefit of any Company Group at any bank, trust company, securities broker or other financial institution: (i) the name of the bank or other financial institution at which such account is maintained; (ii) the account number; (iii) the type of account; and (iv) the names of all Persons who are authorized to sign checks or other documents or has any other amounts or rights with respect to such account. Except as set fort in Section 3.24 of its Company Disclosure Schedule, no Company Group has any outstanding credit facility, overdraft, loan, loan stock, debenture, letter of credit, acceptance credit or other financial facility.

Article IV
Representations and Warranties of the Selling Shareholders

Except as set forth in each Selling Shareholder's Disclosure Schedule, each of the Selling Shareholders represents and warrants, severally but not jointly with the other Selling Shareholders, and in respect to himself/itself and his/its own shares, to and for the benefit of Purchaser, that the statements contained in this Article IV are true and correct as of the date of this Agreement, and will be true and correct as of the respective Closing Date:

53

Execution Copy

Section 4.01 Title to Company Shares.

Such Selling Shareholder has good and valid title to, and is the sole lawful owner, beneficially and of record, of all of the Companies Shares set forth opposite the name of such Selling Shareholder in Exhibit C or Exhibit D, as applicable, which constitute the entire issued and outstanding Companies Shares held by such Selling Shareholder, free and clear of any and all Liens. The Selling Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to the foregoing Companies Shares. At the respective Closing, such Selling Shareholder shall convey to Purchaser, and Purchaser shall acquire, good and marketable title to the respective Companies Shares referred to above, free and clear of any Liens and from any agreement, obligation or commitments to create, grant, give or permit to subsist any Liens, except for such Liens created by the Purchaser or under the respective Charter Documents or Applicable Law. The Selling Shareholder has not sold, pledged or otherwise transferred (whether by operation of law or otherwise, including, without limitation, transfers pursuant to any decree of divorce or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) any interests in the respective Companies Shares to any Person. The respective Companies Shares constitute all of the shares or other securities of the respective Company over which any voting or dispositive power is held by the Selling Shareholder and the Selling Shareholder does not own, beneficially or otherwise, directly or indirectly, any other share capital of, or other securities, equity or ownership interest in the Company (including, without limitation, (i) any outstanding Options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other securities of such Company, or (ii) outstanding stock appreciation rights, phantom stock or similar rights). The respective Companies Shares referred to above are not subject to any shareholders agreement, voting agreements, proxies, trusts or other agreement or understandings relating to the voting or disposition thereof, which would continue to be binding upon the Purchaser after the respective Closing. Any proxies heretofore given in respect of the respective Companies Shares are not irrevocable, and any such proxies are or shall be revoked by the Selling Shareholders by the respective Closing.

Section 4.02 Authority; Binding Effect.

Such Selling Shareholder has full right, power and authority to enter into and to perform such Selling Shareholder’s obligations under each of the Transaction Documents to which such Selling Shareholder is or may become a party. Such Selling Shareholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which such Selling Shareholder is a party and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Selling Shareholder is a party have been duly authorized by such Selling Shareholder. All organizational actions and proceedings required to be taken by or on the part of such Selling Shareholder to authorize and permit the execution, delivery and performance by such Selling Shareholder of this Agreement and the other Transaction Documents to which such Selling Shareholder is a party, have been duly and properly taken. This Agreement has been, and each other Transaction Document to which such Selling Shareholder is a party has been or will be, duly executed and delivered by such Selling Shareholder. This Agreement constitutes the legal, valid and binding obligation of such Selling Shareholder, and, assuming the due authorization, execution and delivery by the other parties thereto, is enforceable against such Selling Shareholder in accordance with its terms, and upon the execution of each of the other Transaction Documents to which such Selling Shareholder is a party, each of such other Transaction Documents will constitute the legal, valid and binding obligation of such Selling Shareholder who is a party thereto, and will be, assuming the due authorization, execution and delivery by the other parties thereto, enforceable against such Selling Shareholder in accordance with its terms, in each case, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. The spouse, if any, of such Selling Shareholder has the right, power and capacity to execute and deliver and to perform her or his obligations under the Spousal Consent executed by her or him and delivered to the Purchaser simultaneously herewith. Such Spousal Consent is accurate and constitutes such spouse’s legal, valid and binding obligations, enforceable against him or her in accordance with its terms.

54

Execution Copy

Section 4.03 Non-Contravention; Consents.

Except as set forth in Section 4.03 of the Selling Shareholder's Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any other Transaction Document by such Selling Shareholder, nor (2) the consummation of the Transactions by such Selling Shareholder, will (with or without notice or lapse of time or both), in each case, only to the extent reasonably expected to prevent the parties from consummating the Transactions:

(a) contravene, conflict with or result in a violation or breach of: (i) any of the provisions of any Charter Document of such Selling Shareholder or (ii) any Applicable Law;

(b) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by such Selling Shareholder;

(c) contravene, conflict with or result in a violation or breach of or a default under any provision of any Contract to which such Selling Shareholder is bound or give any Person the right to: (i) declare a default or exercise any remedy under any such Contract; (ii) accelerate the maturity or performance of any such Contract; or (iii) cancel, terminate or modify any such Contract; or

(d) Other then Selling Shareholders that are required to file with the TASE, or with any other stock exchange or with any securities authority, a report with respect to the Transactions, such Selling Shareholder neither was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of the Transaction Documents to which such Selling Shareholder is a party or (y) the consummation of the Transactions.

Section 4.04 Capacity of Selling Shareholder.

(a) Such Selling Shareholder:

(i) has not, at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against such Selling Shareholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or substantially all of such Selling Shareholder’s assets, (D) admitted in writing such Selling Shareholder’s inability to pay such Selling Shareholder’s debts as they become due, or (E) taken or been the subject of any action that will have an adverse effect on such Selling Shareholder’s ability to comply with or perform any of such Selling Shareholder’s covenants or obligations under any of the Transaction Documents; and

55

Execution Copy

(ii) is not subject to any Applicable Law that is reasonably likely to have an adverse effect on such Selling Shareholder’s ability to comply with or perform any of such Selling Shareholder’s covenants or obligations under any of the Transaction Documents.

(b) There is no Proceeding pending, and, to such Selling Shareholder’s Knowledge, no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of such Selling Shareholder to comply with or perform any of such Selling Shareholder’s covenants or obligations under any of the Transaction Documents. To the Knowledge of such Selling Shareholder, no event has occurred, and no claim, dispute or other condition or circumstance exists, that is reasonably expected to give rise to any such Proceeding.

Section 4.05 Tax Withholding Information.

Any and all information provided to Purchaser by or on behalf of such Selling Shareholder for purposes of enabling Purchaser to determine the amount to be deducted and withheld from the consideration payable to such Selling Shareholder pursuant to this Agreement under Applicable Law is true and accurate.

Section 4.06 Finder’s Fees.

Except as set forth in Section 4.06 of each Selling Shareholder's Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the Transactions contemplated by this Agreement or any other Transaction Document to which such Selling Shareholder is a party based on any Contract to which such Selling Shareholder is a party or that is otherwise binding upon such Selling Shareholder.

Section 4.07 Company Group Assets.

Neither such Selling Shareholder nor any of its Affiliates has any remaining rights or interest in any assets or properties of the respective Company Group.

Section 4.08 Securities Laws.

(a) Subject to and without derogating from Parent's and Purchaser's representations and warranties contained in Article V (including, without limitation, Parent's and Purchaser's representations and warranties relating to the Parent SEC Documents and Parent Foreign Filings (as set forth and defined in Section 5.01)), such Selling Shareholder has acquired sufficient information about Parent (through the review by such Seller of the Parent’s reports filed with the SEC) to reach an informed and knowledgeable decision to acquire the Consideration Shares, and if applicable, the Consideration Warrants and the Warrant Shares (the "Consideration Securities"). Such Selling Shareholder is acquiring the respective Consideration Securities for such Selling Shareholder’s own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act.

(b) Such Selling Shareholder is (i) an accredited investor within the meaning of Regulation D prescribed by the SEC pursuant to the Securities Act (a "Regulation D Investor") or (ii) not a U.S. Person as defined in Regulation S promulgated under the Act (a "Regulation S Investor").If such Selling Shareholder is a Regulation D Investor and is U.S. Person, such Selling Shareholder also represents that: (x) Such Selling Shareholder can afford to bear the economic risk of holding the Consideration Securities for an indefinite period and can afford to suffer the complete loss of such Selling Shareholder’s investment in the Consideration Securities; (y) its knowledge and experience in financial and business matters is such that such Selling Shareholder is capable of evaluating the risks of the investment in the Consideration Securities; and (z) only to the extent that such Selling Shareholder is not an individual, it has not been organized for the purpose of acquiring the Consideration Securities and all the equity owners of such Selling Shareholder are Regulation D Investors. If such Selling Shareholder is a Regulation S Investor, such Selling Shareholder also represents that: (1) it is not a U.S. Person, (2) on the date hereof, the Regulation S Investor is outside the United States, (3) the Selling Shareholder is not acquiring the Consideration Securities for the account or benefit of any U.S. Person, (4) it will not, during the 40 day period starting on the date of such Selling Shareholder’s purchase and receipt of the Consideration Securities, offer or sell any of the Consideration Securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person other than in accordance with Regulation S or pursuant to an effective registration statement under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws and (5) it will, after the expiration of such 40 day period, offer, sell, pledge or otherwise transfer the Consideration Securities (or create or maintain any derivative position equivalent thereto) only pursuant to an effective registration statement under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws. Each Executing Shareholder has confirmed on the signature page hereto whether such Executing Shareholder is a Regulation D Investor and/or a Regulation S Investor, and such Executing Shareholder represents and warrants that the information set forth in its respective signature page is true and correct. Selling Shareholder should refer to the definition of terms set forth in Appendix A for additional information.

56

Execution Copy

(c) Such Selling Shareholder understands that the Consideration Securities have not been registered under the Securities Act and the Consideration Securities are being issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the accuracy of its representations set forth herein. Moreover, such Selling Shareholder understands that Parent is under no obligation to register the Consideration Securities with the SEC in the United States, except as set forth in the IRA (as defined in Section 8.03(d)(vi)

).

(d) Such Selling Shareholder understands and agrees that the Consideration Securities cannot be offered, resold or otherwise transferred except pursuant to (i) an effective registration statement under the Securities Act covering such offer, sale or transfer and such offer, sale or transfer is made in accordance with such registration statement, or (ii) an available exemption from registration, in which case such Selling Shareholder shall furnish Parent with, if reasonably requested by Parent, a customary representation letter, in form and substance reasonably satisfactory to Parent. Such Selling Shareholder hereby covenants and agrees that he, she or it will not offer, sell or otherwise transfer such Consideration Securities except in compliance with this Section 4.08  and with Applicable Law. In order to prevent any transfer from taking place in violation of this Agreement or Applicable Law, each Selling Shareholder hereby agrees that Parent may cause a stop transfer order to be placed with the Transfer Agent with respect to the Consideration Securities; provided, however, that such stop order shall be immediately removed on the date that such Consideration Securities no longer bear a restrictive legend in accordance with Section 2.09(a) and/or any of the circumstances requiring the removal of such restrictive legend as set forth in Section 2.09(b) have occurred (regardless of whether Parent caused the removal of such legend in accordance with its obligation pursuant to Section 2.09(b)). Parent will not be required to transfer on its books any Consideration Securities that have been sold or transferred in violation of any provision of this Agreement or Applicable Law.

57

 Execution Copy

Section 4.09 Selling Shareholders Status.

The indication by the Selling Shareholder on the signature page hereto whether it qualifies as an "investor" under Section 15(A)(b)(1) of the Israeli Securities Law, is true and correct.

Article V
Representations and Warranties of Purchaser and parent

Except as set forth either (i) in the Purchaser Disclosure Schedule, which relates to such Section and to any other Section of such Disclosure Schedule to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, or (ii) in the Parent SEC Documents, Purchaser and Parent represent and warrant, with respect to the Parent Group, to the Companies and the Selling Shareholders that the statements contained in this Article V are true and correct as of the date of this Agreement and as of the respective Closing Date:

Section 5.01 Corporate Existence and Power.

(a) The Purchaser is a private company limited by shares, duly incorporated and validly existing under the laws of Israel. Parent was duly organized under the laws of the Dutch Antilles and is currently validly existing under the laws of Curaçao. Each of the Parent and its Subsidiaries (i) is duly licensed or qualified to do business and, where applicable, is in good standing as a foreign corporation in all jurisdictions in which the conduct of its business or the activities it is engaged in make such licensing or qualification necessary; and (iii) has all necessary power and authority: (A) to conduct its business in the manner in which its business is currently being conducted; (B) to own, use and distribute its assets in the manner in which its assets are currently owned, used and distributed; and (C) to perform its obligations under all Contracts to which it is a party.

Parent has timely filed or furnished all material forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC since December 31, 2008 (the "Parent SEC Documents")(all of which Parent SEC Documents were, as of the date of their respective filing date, true and correct in all material respects), the Israeli Securities Authority ("ISA") and TASE since December 31, 2008  (collectively, the "Parent Foreign Filings").  Parent has made available to the Selling Shareholders (including through the electronic data gathering, analysis and retrieval database of the SEC and MAGNA) all such Parent SEC Documents and Parent Foreign Filings that it has so filed or furnished prior to the date hereof.  None of the Parent's Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC, ISA or with any other similar foreign securities authority.

(b) The Parent's Subsidiaries are listed in Section 5.01(b) of the Purchaser Disclosure Schedule. Other than those Subsidiaries listed in Section 5.01(b) of the Purchaser Disclosure Schedule, there are no corporations, limited liability companies, partnerships, joint ventures, associations or other entities or Persons in which Parent owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

(c) The Purchaser has made available to Companies and Selling Shareholders materially accurate and complete copies of the Charter Documents of the Parent in effect. There has not been any violation of any of the provisions of the Charter Documents of the Parent since January 1, 2008. No Parent Group has taken any action that is materially inconsistent with any resolution adopted by its shareholders or board of directors (or any committee thereof). The books of accounts, share register, minute books and other records that are required to be maintained under Applicable Law of the Parent Group are true, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all Applicable Laws.

58

Execution Copy

(d) Section 5.01(d) of its Purchaser Disclosure Schedule accurately sets forth with respect to the Parent: (i) the names of the members of the board of directors; (ii) the names of the members of each committee of the board of directors (or similar body, to the extent applicable); and (iii) the names and titles of its executive officers.

(e) No Parent Group member has conducted any business under or has otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, business name or other name, other than its corporate name as set forth in this Agreement and in Section 5.01(e)

of the Purchaser Disclosure Schedule.

Section 5.02 Corporate Authorization.

Each of Purchaser and Parent has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party in accordance with the respective terms thereof, and the execution, delivery and performance by each of Purchaser and Parent of this Agreement and the other Transaction Documents to which it is a party in accordance with the respective terms thereof have been duly authorized by all necessary corporate action on its part. This Agreement constitutes and any other Transaction Document to which any of Purchaser and Parent will be a party will constitute upon execution thereof the legal, valid and binding obligation of Purchaser and/or Parent, and assuming the due authorization execution thereof and delivery thereof by the other parties thereto, is enforceable against Purchaser and Parent in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Upon the execution of each of the other Transaction Documents at the respective Closing, each of such other agreements to which the Purchaser, Parent or any other member of the Parent Group is a party will constitute the legal, valid and binding obligation of such member, and will be, assuming the due authorization, execution and delivery by the other party thereto, enforceable against the Purchaser or such member in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 5.03 Compliance with Applicable Law.

(a) Each member of the Parent Group is, and has at all times been, in compliance in all material respects with, and has operated its respective business and maintained its assets and properties in material compliance with, all Applicable Laws. Neither Parent Group has been informed in writing that its operations are under investigation with respect to, given written notice of any violation or possible violation of, or, to Parent's Knowledge, is currently threatened to be charged with any violation of, Applicable Law. To the Knowledge of the Parent, no event has occurred, and no condition or circumstance exists, that will or is reasonably expected to constitute or result in a violation by any member of the Parent Group of, or a failure on the part of any member of the Parent Group to comply with or failure of its business and operations to be otherwise in compliance with, any Applicable Law.

59

Execution Copy

(b) The information provided by the Parent and its Representatives in connection with the preparation of any filing or submission that is necessary under the Antitrust Laws, as set forth in Section 6.06(b), is true and correct as of the date of this Agreement.

Section 5.04 Governmental Authorizations; Governmental Grants.

(a) Section 5.04(a) of the Purchaser Disclosure Schedule identifies each Governmental Authorization held by the Parent Group or used in the business of the Parent Group, and Parent has made available to Companies and Selling Shareholders accurate and complete copies of all such Governmental Authorizations and any and all correspondence and amendments related thereto. The Governmental Authorizations identified in Section 5.04(a) of its Purchaser Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Parent Group to conduct its business in the manner in which such business is currently being conducted. Each Parent Group member is, and has at all times been, in material compliance with the terms and requirements of the respective Governmental Authorizations identified in Section 5.04(a) of the Purchaser Disclosure Schedule. No written notice or other written communication from any Governmental Authority was received by Parent regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

(b) Section 5.04(b) of the Purchaser Disclosure Schedule identifies all Governmental Grants that have been provided to each Parent Group member. To the Knowledge of Parent, no event has occurred, and no circumstance or condition exists (other than the intended consummation of the Transactions), that would reasonably be expected to give rise to: (A) the annulment, revocation, withdrawal, suspension, cancellation, recapture or material adverse modification of any such Governmental Grant; (B) the imposition of any material limitation on any Governmental Grant or any benefit available in connection with any Governmental Grant; (C) a requirement that a member of such Parent Group return or refund any benefits provided therefor under any Governmental Grant or (D) the applicability of any Governmental Grant (and any limitation or requirement arising therefrom) to its Parent Group, its business or assets.

Section 5.05 Non Contravention.

Except as set forth in Section 5.05 of the Purchaser Disclosure Schedule, neither the execution, delivery or performance by the Purchaser or Parent of this Agreement or any of the Transaction Documents to which the Purchaser or Parent is a party nor the consummation of the Transactions by the Purchaser or Parent, will (with or without notice or lapse of time or both):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the Charter Documents of the Parent or the Purchaser or (ii) any Applicable Law;

(b) give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under any Applicable Law;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or materially and aversely modify, any Governmental Authorization that is held by the Parent Group or that, to the Parent's Knowledge, otherwise relates to the Parent Group's business or to any of the assets owned or used by the Parent Group;

60

Execution Copy

(d) contravene, conflict with, or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract by which the Parent Group is bound, or give any Person the right to: (i) declare a default or exercise any remedy under any such Parent Material Contract; (ii) accelerate the maturity or performance of any such Parent Material Contract; or (iii) cancel, terminate or modify any such Parent Material Contract; or

(e) result in the imposition or creation of any Lien upon or with respect to any asset owned or used by the Parent Group.

Section 5.06 Capitalization of Parent Group.

(a) The authorized capital stock of Parent consists of (i) 1,000,000 Preferred Shares, €0.01 par value per share, none of which are issued and outstanding, and (ii) 54,000,000 Common Shares, €0.01 par value per share, of which 22,400,490 are issued (out of which 22,072,194 are outstanding, and 328,296 are dormant).

(b) Except as set forth in Section 5.06(b)

of the Purchaser Disclosure Schedule, there are no outstanding (i) shares of Parent Group or (ii) securities, instruments or obligations of Parent Group that are or may become convertible into or exchangeable for shares or other securities of Parent Group or conditions or circumstances that may give rise to the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares or other securities of Parent Group.

(c) All outstanding shares of Parent have been issued and granted in compliance with (i) all Applicable Laws; (ii) all requirements set forth in Parent's Charter Documents, and (iii) all requirements set forth in applicable Contracts. None of the outstanding shares of Parent were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of Parent.

(d) Unless otherwise provided in this Agreement, at the respective Closing, the Selling Shareholders will receive good and valid title, free and clear of any Liens other than Liens provided under Applicable Law or the Parent's Charter Documents, in and to all Consideration Shares and Consideration Warrants (as applicable).

Section 5.07 Products.

(a) Each Parent Product fits, in all material respects, for the purposes for which it is intended to be used as set out in Contracts under which such Parent Group sells such Parent Product.

(b) There are no claims pending and submitted, to the Knowledge of Parent, threatened against any Parent Group member with respect to the quality of or absence of defects in any Parent Products.

(c) Since January 1, 2008, there have been no recalls with respect to any of the Parent Products or any written request to either terminate services provided by any Parent Group member or purchase any of its products, and to the Knowledge of Parent, there are no facts, events or circumstances reasonably expected to cause the withdrawal or recall of any product sold by any Parent Group member.

61

Execution Copy

Section 5.08 Valid Issuance of Consideration Shares and Warrants Shares.

The Consideration Shares and the Consideration Warrants, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein or the Warrants Shares, when issued for the consideration set forth in the Consideration Warrants, will be duly and validly issued, fully paid, non-assessable and issued in compliance with Applicable Law, and will be free of any Liens other than restrictions on transfer under Applicable Law or the Parent's Charter Documents.

Section 5.09 Financial Statements.

(a) Parent has made available to the Companies Parent’s audited consolidated balance sheet as of, and the related audited statements of income, changes in shareholders’ equity and cash flows for, the Balance Sheet Date (collectively, the "Parent's Financial Statements").

(b) The Parent's Financial Statements (i) have been prepared based on the books and records of each Parent Group, (ii) comply as to form with applicable accounting requirements with respect thereto, (iii) have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated therein or in the notes thereto) and consistent with each other, (iv) fairly present the financial condition of the respective Parent Group as of December 31st, 2010, (the “Financial Statements Date") and the consolidated results of operations and cash flows of the Parent Group for the periods therein specified, and (v) accurately reflect all of the Parent Group's guarantees for Liabilities of other Persons.

(c) The books of account of the Parent have been kept accurate in the ordinary course of business consistent in all material respects with Applicable Law, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Parent Group have been properly recorded therein. The other financial records of Parent Group have been kept accurate in the ordinary course of business consistent with Applicable Law, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of Parent have been properly recorded therein.

(d) Neither Parent Group member nor any director or officer, or, to the Knowledge of the Parent Group, any employee, auditor, accountant or representative of such Parent Group member, has received any written complaint, allegation, assertion or claim, regarding any material deficiency in the accounting or auditing practices, procedures, methodologies or methods of the Parent Group or its internal accounting controls, including any complaint, allegation, assertion or claim that such Parent Group member has engaged in questionable accounting or auditing practices.

(e) Section 5.09(e) of the Purchaser Disclosure Schedule provides an accurate and complete breakdown of all Parent Group's Insider Receivables. All Insider Receivables (including those receivables reflected in the Parent's Financial Statements that have not yet been collected and those receivables that have arisen since the Financial Statement Date and have not yet been collected, and which are in material amount): (i) represent valid obligations arising from bona fide transactions entered into between such Parent Group member and a director, officer, employee or shareholder of such Parent Group member in the ordinary course of business and not in violation of any Applicable Law; and (ii) to the Company's Knowledge will be collected in full when due, without any counterclaim.

62

Execution Copy

(f) The total revenues of the Parent Group from Menora Mivtachim Pensions Ltd. and its subsidiaries (collectively, the "Menora Revenues") during the period commencing on July 1st, 2011 and ending on June 30, 2012, as recognized under US GAAP, shall not be lower than NIS39,000,000 (the "Expected Revenues"). Notwithstanding anything to the contrary in Section 10.03(a)(i), in determining the Loss incurred by the Sellers as a result of any inaccuracy in the representation set forth in this clause (f), such Loss shall be equal to (i) the excess of the Expected Revenues over the actual Menora Revenues of the Parent Group during the period commencing on July 1st, 2011 and ending on June 30, 2012, as recognized under US GAAP, multiplied by (ii) 1.35.

Section 5.10 Notes and Accounts Receivable.

Section 5.10 of the Purchaser Disclosure Schedule provides an accurate reconciliation of all accounts receivable, notes receivable and other receivables (other than Insider Receivables) of each member of the Parent Group as of March 31, 2011. Except as set forth in Section 5.10 of the Purchaser Disclosure Schedule ,all notes and accounts receivable of Parent Group (including those accounts receivable reflected on the Parent's Financial Statements that have not yet been collected and those accounts receivable that have arisen since the Financial Statements Date and have not yet been collected) are reflected properly on its books and records, are valid and existing receivables arising from bona fide transactions not consummated in violation of any Applicable Law and, are subject to no refunds or other adjustments or rights enforceable by third parties. To the Knowledge of Parent, all notes and accounts receivable of each Parent Group will be collected in accordance with their terms at their recorded amounts, subject to the reserve for bad debts set forth in the Parent's Financial Statements as may be adjusted for the passage of time through the respective Closing Date in accordance with the past custom and practice of Parent Group.

Section 5.11 Absence of Certain Changes.

Since the Financial Statements Date, the business of Parent Group has been conducted in the ordinary course of business and consistent with past practices (except for actions taken in connection with the negotiation of this Agreement and the performance of the Transactions) and, except as set forth in Section 5.11 of the Purchaser Disclosure Schedule, there has not been:

(a) any event, occurrence, development or state of circumstances or facts that has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Parent Group (collectively);

(b) any amendment of the Charter Documents of any Parent Group other than the amendment of the authorized share capital of Parent effected on May 12, 2011;

(c) any payment, discharge or satisfaction of any Liabilities in excess of US$200,000, other than the payment, discharge or satisfaction of accounts payable or accrued expenses incurred in the ordinary course of business;

(d) any capital expenditure or commitment for additions to property, plant or equipment, or lease agreement, which individually exceeds US$200,000 or exceeds US$300,000 in the aggregate, and which, if purchased, would be reflected in the property, plant or equipment accounts;

63

Execution Copy

(e) any damage, destruction or loss of any of Parent Group's Assets and Properties, whether or not covered by insurance, which individually exceeds US$200,000 or exceeds US$300,000 in the aggregate;

(f) except for Liabilities incurred in the ordinary course of business, any incurrence of a Liability, including any Liability for nonperformance or termination of any Parent Material Contract;

(g) (i) any splitting, combination or reclassification of any shares of Parent; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of Parent; (iii) any redemption, repurchase or other acquisition or offer to redeem, repurchase, or otherwise acquire any shares of Parent; (i) any issuance, delivery or sale, or authorization of the issuance, delivery or sale of, shares of Parent, or (ii) any amendment or waiver of (in each case, whether by merger, consolidation or otherwise) any term of any shares of Parent;

(h) any cancellation or waiver of any claims or rights of value or incurrence of any Lien on, any assets, securities, properties, interests or businesses of Parent Group in each case which individually exceeds US$200,000 or US$400,000 in the aggregate;

(i) the making by Parent Group of any loans, guarantee or capital contributions to, or investments in, any other Person which individually exceeds US$200,000 or US$400,000 in the aggregate;

(j) the creation of any Parent Debt which individually exceeds US$100,000 or US$200,000 in the aggregate;

(k) the sale, disposition of, transfer or license to any Person of any substantial rights, or any rights to any Parent IP Rights or other material assets by any Parent Group, or the acquisition, lease or license from any Person of any rights including any Intellectual Property or other assets, in each case other than in the ordinary course of business;

(l) (i) the grant or increase of any severance or termination pay to (or amendment of any existing arrangement with) any director, officer, advisor, consultant or key employee of Parent Group, (ii) any increase in benefits payable to any such director, officer, advisor, consultant or key employee under any existing severance or termination pay policies or employment agreements, (iii) the entering into of any employment, deferred compensation or other similar agreement (or amendment of any such existing agreement) with any director, officer, advisor, consultant or key employee of any Parent Group, (iv) the establishment or adoption or amendment (except as required by Applicable Law) of any collective bargaining, bonus, commission, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, share option, restricted share or other benefit plan or arrangement covering any director, officer, advisor, consultant or key employee of Parent Group or (v) any increase in compensation, bonus, commission or other benefits payable to any director, officer advisor, consultant or key employee of Parent Group;

(m) any change in the methods of accounting or accounting practices of Parent, except as required by concurrent changes in US GAAP, as agreed to by its independent public accountants;

64

Execution Copy

(n) any elimination of any reserves established on Parent Group’s books or any changing of the method of accrual unless there is any change of significant facts or circumstances pertaining to any reserves which would justify their elimination;

(o) any settlement of, or offer or proposal by Parent Group to settle, any Proceeding involving Parent Group or that relates to the Transactions;

(p) any Tax election made or materially changed; any claim, notice, audit report or assessment in respect of Taxes settled or compromised (or agreement with respect thereto); any Tax Return filed (except as required under Applicable Law); any Tax allocation agreement, Tax sharing agreement, advance pricing agreement, cost sharing agreement, pre-filing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into; any annual Tax accounting period or method of Tax accounting changed or adopted; any Tax petition, Tax complaint or administrative Tax appeal filed; any right to claim a Tax refund surrendered or foregone (which is reasonably expected to be material to any Parent Group); or any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment consented to, nor has any application or negotiation for or receipt of a Tax ruling or arrangement been made by or on behalf of any each Parent Group member, whether or not in connection with the Transactions, except as explicitly contemplated in this Agreement;

(q) any write off as uncollectible of, or any establishment of extraordinary reserve with respect to, any account receivable or other Indebtedness, which individually exceeds US$100,000 or US$200,000 in the aggregate;

(r) any acquisition of a business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or entering into any Contract, letter of intent or similar arrangement (whether or not enforceable), other than with the Companies, with respect to any of the foregoing;

(s) any distribution by Parent to its shareholders of any asset or a declaration thereof;

(t) the commencement of any Proceeding; or

(u) any agreement or commitment to take any of the actions referred to in clauses (a) through (t).

Section 5.12 No Undisclosed Liabilities.

No Parent Group member has any Liabilities of any kind, whether or not required to be reflected or reserved in financial statements in accordance with US GAAP, other than:

(a) Liabilities reflected in the "liabilities" column of the balance sheet that is part of the Parent's Financial Statements or in the notes thereto;

(b) accounts payable and accrued salaries that have been incurred by Parent Group since the Financial Statement Date in the ordinary course of business and consistent with past practice; and

(c) Liabilities identified in Section 5.12(c) of Purchaser Disclosure Schedule.

65

 Execution Copy

Section 5.13 Material Contracts.

(a) Except as set forth in Section 5.13(a) of Purchaser Disclosure Schedule, no Parent Group member is bound by any of the following Contracts (a Contract meeting any of the following categories is hereinafter referred to as a "Parent Material Contract", and each Company Material Contract or Parent Material Contract shall be referred to as "Material Contract"):

(i) all leases or other Contracts under which a Parent Group member is a lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of Parent Group member and which entails annual payments, in the case of any such lease or agreement, in excess of US$200,000, or US$400,000 in the aggregate;

(ii) any Contract relating to the acquisition, transfer, use, development, sharing or license, other than in the ordinary course of business, of any technology, or Intellectual Property rights (including any joint development agreement, technical collaboration agreement or similar agreement), to or from each Parent Group member other than any end user license agreements for non-exclusive "off the shelf" software used by any Parent Group member;

(iii) any Contract imposing any restriction on the right or ability of Parent Group, (A) to compete with any other Person with respect to the products or services offered by Parent Group (including granting exclusive rights or rights of first refusal to license, market, sell or deliver any of the products or services offered by Parent Group), (B) to acquire any product or other asset or any services of the types offered by Parent Group from any other Person, or to sell any product or other asset of the types sold by any Parent Group or perform any services of the types offered by Parent Group to, for, any other Person, or (C) to develop, distribute, license, sell or transfer any Intellectual Property rights;

(iv) all outstanding Contracts with customers or vendors expected to result in payment to or by Parent Group in excess of US$600,000 during a period of 12 months following the respective Closing Date;

(v) all outstanding Contracts with Parent Significant Customers and Parent Significant Suppliers (as such terms are defined below).

(vi) any partnership, joint venture or any sharing of revenues, profits, losses, costs or liabilities Contract expected to result in payment to or by Parent Group in excess of US$300,000 during a period of 12 months following the respective Closing Date;

(vii) any Contract involving a loan in excess of US$200,000 (other than accounts receivable from trade debtors in the ordinary course of business) or advance to (other than travel, accommodation or entertainment allowances to the employees, directors, officers and advisors of Parent Group extended in the ordinary course of business), or investment in, any Person or any Contract relating to the making of any such loan, advance or investment;

(viii) any Contract relating to the acquisition, issuance or transfer of any securities, other than options to purchase common shares of Parent, and the voting and any other rights or obligations of a shareholder of Parent entered into following January 1, 2008 or that contains any outstanding obligations of any member of the Parent Group;

66

Execution Copy

(ix) any Contract under which (A) any third party has directly or indirectly guaranteed any liabilities or obligations of any Parent Group in excess of US$200,000, or (B) any Parent Group has directly or indirectly guaranteed liabilities or obligations in excess of US$200,000 of any third party;

(x) any Contract relating to the creation of any Lien with respect to any material asset of any Parent Group and all mortgages, indentures, security agreements, pledges, notes, loan agreements or guarantees creating any such Lien;

(xi) any Contract which contains any provisions requiring any Parent Group to indemnify any other party, other than in the ordinary course of business;

(xii) any Contract of any Parent Group with any Related Person;

(xiii) all management service, consulting, financial advisory or any other similar Contract, and any Contracts with any investment bank for investment banking services;

(xiv) all Contracts (including letters of intent that have not yet expired by their terms) involving the future disposition or acquisition of assets or properties, other than in the ordinary course of business, or any merger, consolidation or similar business combination transaction;

(xv) all Contracts entered into since January 1, 2008 involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute;

(xvi) all Contracts that contain restrictions with respect to the payment of dividends or any other distribution in respect of the capital stock or other equity interests of Parent Group; and

(xvii) all other Contracts that are material to the business of Parent Group.

(b) Purchaser has made available to Companies and Selling Shareholders accurate and complete copies of all written Parent Material Contracts required to be identified in Section 5.13(a) of the Purchaser Disclosure Schedule, including all amendments thereto. Section 5.13(a) of Purchaser Disclosure Schedule provides an accurate description of the material terms of each Parent Material Contract identified in Section 5.13(a) of Purchaser Disclosure Schedule that is not in written form.

(c) Each Parent Material Contract is a valid and binding agreement of the applicable Parent Group member, and is in full force and effect, and is enforceable by Parent Group member in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No Parent Group member is in default or breach under the terms of any Parent Material Contract and, to the Knowledge of Parent, no other party thereto is in default or breach under the terms of any Parent Material Contract. To the Knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Parent Material Contract by any party thereto, (ii) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract, (iii) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or (iv) give any Person the right to cancel, terminate or modify any Parent Material Contract. Since January 1, 2008 no Parent Group member has waived any of its rights under any Parent Material Contract.

67

Execution Copy

(d) Since January 1, 2008, no Parent Group has received any written notice regarding any violation or breach of, or default under, any Parent Material Contract.

Section 5.14 Restrictions on Business Activities.

There is no written Contract or any order of Governmental Authority binding upon any Parent Group member that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of such Parent Group member, acquisition of property by Parent Group member, or the conduct of business by such Parent Group member as currently conducted.

Section 5.15 Litigation.

(a) There is no pending Proceeding that has been submitted to such Company Group nor to and to no Person has threatened in writing to commence any Proceeding: (i) that involves any Parent Group or its business, any of the assets or properties owned or used by Parent Group, any Parent Product or any Person whose liability to the Parent Group has or may have been retained or assumed, either contractually or by operation of law; (ii) that challenges, or that may be reasonably expected to have the effect of preventing, delaying, or making illegal the consummation of the Transactions; or (iii) that relates to the ownership of any share capital of any Parent Group member, or any Option or other right to acquire share capital of any Parent Group, or any right to receive consideration as a result of this Agreement. The Parent has not been informed in writing of, and to its Knowledge no event has occurred, and no claim, dispute or other condition or circumstance exists, that is reasonably expected to give rise to or serve as a basis for the commencement of any such Proceeding.

(b) There is no order, writ, injunction, directive, restriction, judgment or decree issued by any Governmental Authority by which any Parent Group member, or any of the assets owned or used by such Parent Group member, is subject or which restricts in any respect the ability of Parent Group to conduct its business as now being conducted. To the Knowledge of Parent, no officer, director, shareholder, or employee of any Parent Group (in each case, in his or her capacity as such) is subject to any order, writ, injunction, judgment or decree that prohibits such person from engaging in or continuing any conduct, activity or practice relating to the business of such Parent Group.

Section 5.16 Properties.

(a) No Parent Group member owns any real property. Parent Group has a good and valid leasehold interest in each parcel of real property leased by such Parent Group or used or required for the conduct of its business (the "Parent Leased Real Property"). Section 5.16(a) of Purchaser Disclosure Schedule lists each lease, subleases, license or other occupancy agreement or arrangement relating to the Parent Leased Real Property (each, a "Parent Real Property Lease"). Parent Group has the right to use and occupy each Parent Leased Real Property for the full term of the Parent Real Property Lease relating thereto, subject to its respective terms.

(b) Parent Group owns and has good and marketable title to, or a valid license or leasehold interest in, all tangible personal property and assets used by Parent Group or required for the conduct of its business (the "Parent Assets"). None of the Parent Assets is subject to any Lien, except Liens for taxes not yet due and payable or mechanic’s, carrier’s, worker’s, material man’s, warehouse man’s, supplier’s, vendor’s or similar Liens arising or incurred in the ordinary course of business.

68

Execution Copy

(c) Section 5.16(c) of the Purchaser Disclosure Schedule identifies all Parent Assets, including those Parent Assets that are being licensed or leased to Parent Group or used or required for the conduct of its business as of March 31, 2011 (the "Parent Leased Assets"). All Parent Leased Assets are leased pursuant to valid, binding and enforceable Contracts in accordance with their respective terms (the "Parent Lease Contracts").

(d) The Parent Assets and Parent Leased Assets have no material defects, are in good operating condition and repair, ordinary wear and tear excepted, and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), and are adequate and suitable for their present uses.

(e) The Parent Assets and the Parent Leased Assets constitute all of the tangible personal property and assets used or held for use in connection with the business of the Parent Group.

Section 5.17 Customers and Suppliers.

Section 5.17 of Purchaser Disclosure Schedule sets forth a list of the 10 (ten) largest customers of Parent Group (collectively) for the year ended December 31, 2010 (each, a "Parent Significant Customer") and the 10 (ten) largest suppliers of products and/or services to the Parent Group (collectively) for the year ended December 31, 2010 (each, a "Parent Significant Supplier"), in each case based on amounts paid or payable with respect to such year, along with such amounts.

No Parent Group member has any outstanding material dispute with any Parent Significant Customer or Parent Significant Supplier. As of the date hereof, the Parent Group has not received any written notice from any Parent Significant Customer or Parent Significant Supplier that such Parent Significant Customer or Parent Significant Supplier intends to discontinue its relationship with the Parent Group or that such Parent Significant Customer or Parent Significant Supplier intends to materially and adversely (to the Parent Group) modify its existing contractual relationship with Parent Group.

Section 5.18 Parent Intellectual Property

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(1) "Parent IP Rights" means, (A) any and all Intellectual Property used in or required for the conduct of the business of the Parent Group as currently conducted by the Parent Group; and (B) any and all other Intellectual Property owned by or licensed to the Parent Group.

(2) "Parent-Owned IP Rights" means, (A) Parent IP Rights that are owned by or exclusively licensed to the Parent Group; and (B) Parent IP Rights that were developed for the Parent Group by full or part time employees, consultants or service providers of the Parent Group.

(3) "Parent Source Code" means, collectively, any software source code or confidential manufacturing specifications or designs, any material portion or aspect of software source code or confidential manufacturing specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or confidential manufacturing specifications or designs, of Parent-Owned IP Rights or Parent Products.

69

Execution Copy

(b) Parent Group (i) owns and has independently developed or acquired, or (ii) has the valid right or license to all its Parent IP Rights. Such Parent IP Rights are sufficient for the conduct of the business of the Parent Group as currently conducted.

(c) No member of the Parent Group has transferred ownership of any Intellectual Property that is or was Parent-Owned IP Rights to any third party, or knowingly permitted the Parent Group’s rights in any Intellectual Property that is or was Parent-Owned IP Rights to enter the public domain or, with respect to any Intellectual Property for which the Parent Group has submitted an application or obtained a registration, lapse (other than through the expiration of registered Intellectual Property at the end of its maximum statutory term).

(d) The Parent Group owns and has good and exclusive title to each item of Parent-Owned IP Rights, free and clear of any Liens. The right, license and interest of the Parent Group in and to all Third Party Intellectual Property Rights licensed by the Parent Group from a third party are free and clear of all Liens (excluding condition and restrictions contained in the applicable license agreements with such third parties).

(e) Section 5.18(e) of the Purchaser Company Disclosure Schedule lists all of Parent-Owned IP Rights including the jurisdictions in which each such item of Parent-Owned IP Rights, to the extent issued or registered, has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Each item of Parent-Owned IP Rights is valid and subsisting (or in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such Parent-Owned IP Rights have been paid and all documents, recordations and certificates in connection with such item of Parent-Owned IP Rights currently required to be filed have been filed.

(f) The Parent Group is not nor shall it be as a result of the execution and delivery or effectiveness of this Agreement and the other Transaction Documents or the performance of the Parent’s obligations hereunder and thereunder, in breach of any Contract governing any Parent IP Rights (the "Parent IP Rights Agreements") and the consummation of the Transactions will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to the Parent IP Rights Agreements, or give any third party to any Parent IP Rights Agreement the right to do any of the foregoing.

(g) None of the Parent IP Rights Agreements grants any third party exclusive rights to or under any Parent IP Rights or grants any third party the right to sublicense any Parent IP Rights.

(h) There are no royalties, honoraria, fees or other payments payable by the Parent Group to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Parent-Owned IP Rights by the Parent Group.

(i) To the Knowledge of the Parent, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any of its Parent-Owned IP Rights, by any Person. Parent Group has not brought any action, suit or proceeding for infringement or misappropriation of any its Intellectual Property or breach of any of the Parent IP Rights Agreement.

(j) Parent Group has not been sued in any Proceeding (or received any written notice or threat with respect to any Proceeding) which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or which contests the validity, ownership or right of the Parent Group to exercise any Intellectual Property right.

70

Execution Copy

(k) The operation of the business of the Parent Group as such business is currently conducted, and the use or exploitation of any Parent IP Rights by the Parent Group does not and will not infringe or misappropriate the Intellectual Property of any third party and does not constitute unfair competition or unfair trade practices under any Applicable Laws.

(l) The Parent Group has secured from all of its current and former consultants, employees and independent contractors and the respective Affiliates thereof who independently or jointly contributed to the conception, reduction to practice, creation or development of any of the Parent IP Rights, Parent-Owned IP Rights or the Parent Products, unencumbered and unrestricted exclusive ownership of all such third party’s Intellectual Property in such contribution that the Parent Group does not already own by operation of law and such third party has not retained any rights or licenses with respect thereto. Without limiting the foregoing, each Parent Group member has obtained valid and enforceable proprietary information and invention disclosure and assignment agreements from all current and former employees, consultants, service providers and independent contractors of the Parent Group.

(m) No current or former, employee, consultant or independent contractor of the Parent Group is or has been, to the Parent’s Knowledge, in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition by virtue of such employee, consultant or independent contractor being employed by, or performing services for, the Parent Group with respect to any technology, software or other copyrightable, patentable or otherwise proprietary work development for the Parent Group that is subject to any agreement under which such employee, consultant or independent contractor or Affiliate thereof has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. To the Parent’s Knowledge, the employment of any employee of the Parent Group or the use by the Parent Group of the services of any consultant or independent contractor (including the services of any employees and consultants of such independent contractors) does not subject the Parent Group to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Parent Group.

(n) Each Parent Group has taken all commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information included in the Parent IP Rights ("Parent Confidential Information").

(o) Section 5.18(o) of the Purchaser Disclosure Schedule lists Open Source Materials used by the Parent Group in (i) the Parent Products or (ii) the business of the Parent Group. Each Parent Group is in compliance with the terms and conditions of all licenses for Open Source Materials.

(p) The Parent IP Rights or the Parent Products (i) do not incorporate Open Source Materials, and are not combined with Open Source Materials; (ii) are not distributed in conjunction with any Open Source Materials; or (iii) do not use Open Source Materials, in each of (i), (ii) and (iii), in such a way that, with respect to each of (i), (ii) and (iii), creates or purports to create obligations for the Parent Group with respect to the Parent IP Rights or Parent Products or grant, or purports to grant, to any third party, any rights or immunities under any Parent IP Rights or Parent Products (including using any Open Source Materials that require, as a condition for such use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

71

Execution Copy

(q) No Parent Product contains any Malicious Code. The Parent implements sufficient current industry standard measures designed to prevent the introduction of Malicious Code into the Parent Products.

(r) For all software used by the Parent in providing services, or in developing or making available any of its products, the Parent has implemented sufficient security patches or upgrades that are generally available for that software.

(s) Except as set forth in Section 5.18(s) of the Purchaser Disclosure Schedule, no government funding or Governmental Grants or funding from any Person was used in the development of the Parent Owned IP Rights.

(t) Except as set forth in Section 5.18(t) of the Purchaser Disclosure Schedule, neither the Parent Group nor any other Person acting on its behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Parent Source Code. To Parent’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Parent Group or any Person acting on its behalf to any Person of any Parent Source Code. Section 5.18(t) of the Purchaser Disclosure Schedule identifies each Contract pursuant to which the Parent Group has deposited, or is or may be required to deposit, with an escrow holder or any other Person, any of its Parent Source Code. The Parent Source Code contains annotations and programmer’s comments, and otherwise has been documented in a manner that is both: (i) consistent with customary code annotation conventions and common practices in the software industry; and (ii) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Parent Products.

Section 5.19 Insurance Coverage.

Section 5.19 of Purchaser Disclosure Schedule identifies each insurance policy maintained by, at the expense of or for the benefit of Parent Group or its business or Assets and Properties, each of which is in full force and effect. All premiums payable under all such policies have been timely paid and Parent Group has otherwise complied with all material terms and conditions of all such policies. Neither: (A) the execution or delivery by Parent or Purchaser of this Agreement or any other Transaction Document to which any of them is party; nor (B) the consummation by them of the Transactions, will (with or without notice or lapse of time or both): (1) result in the cancellation, invalidation or termination, or give any Person the right to cancel, invalidate or terminate, any of the insurance policies of the Parent Group; (2) result in the reduction of coverage, or give any Person the right to reduce the coverage, under any such insurance policies; or (3) have any impact on the right or ability of Parent Group to make a claim under any such insurance policies in respect of or relating to events or circumstances that have occurred prior to the respective Closing.

Section 5.20 Tax Matters.

72

Execution Copy

(a) Each Parent Group member has timely filed in a proper manner with the appropriate Taxing Authorities all Tax Returns required to be filed by or with respect to, such Parent Group and has timely paid in full all Taxes shown as due on any such Tax Return. All such Tax Returns are true, complete and accurate. All Taxes due and payable by any member of the Parent Group or with respect to the income, assets or operations thereof, whether or not required to be shown on a Tax Return, have been timely paid in full. No written claim has been served to the Parent Group since January 1, 2008 by a Taxing Authority or any other Governmental Authority in a jurisdiction where the Parent Group does not file Tax Returns that any member of the Parent Group is or may be subject to taxation in that jurisdiction.

(b) A proper and adequate accrual or reserve for Tax Liabilities of the Parent Group in accordance with US GAAP is included in the Parent's Financial Statements. The unpaid Taxes of the Parent Group (i) did not, as of the Financial Statements Date, exceed the reserve for Tax Liabilities set forth on the balance sheet (and not merely in the notes) included in the Parent Financial Statements, and (ii) do not, as of the date hereof, exceed such reserve except as set forth in Section 5.20(b)

of the Purchaser Disclosure Schedule.

(c) Since the Financial Statements Date, the Parent Group (i) has not incurred any Liability for Taxes (A) from extraordinary gains or losses within the meaning of US GAAP, (B) outside the ordinary course of business, or (C) otherwise inconsistent with past custom and practice and (ii) has, in accordance with US GAAP, made due and sufficient accruals for such Liabilities for Taxes (excluding any "deferred taxes" or similar items that reflect timing differences between tax and financial accounting principles) in the books and records of the Parent Group.

(d) The Parent Group has not been since January 1, 2008 nor, to the Knowledge of the Parent, is currently the subject of any audit or other examination of Taxes by any Taxing Authority. No written deficiencies for Taxes with respect to the Parent Group have been claimed, or assessed by any Taxing Authority or other Governmental Authority. There are currently no matters under discussion between the Parent Group and any Taxing Authority. The Parent has made available to the Companies (i) complete and accurate copies of all Tax Returns of the Parent Group for the past three taxable years, and (ii) complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against or agreed to by the Parent for the past five taxable years. During the past five taxable years the Parent Group has not waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has the Parent submitted any request for any such extension or waiver.

(e) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any Governmental Authority with or in respect of the Parent Group during the past five taxable years. The Parent Group has not requested or received a ruling from any Taxing Authority during the past three taxable years (other than such rulings required by this Agreement).

Section 5.21 Employees; Contractors and Benefit Plans

(a) Section 5.21(a) of Purchaser Disclosure Schedule sets forth with respect to each Parent Group member, the name of each executive officer, and each independent contractor and consultant providing services customarily provided by executive officers and the ten other employees with the highest total Compensation Package in the Parent Group, together with his or her position or function, date of hire or engagement, annual base salary or wages or the compensation, vacation entitlement and any applicable incentive, severance or bonus arrangements.

73

Execution Copy

(b) Parent has made available to Companies and Selling Shareholders (i) accurate and complete copies of each employment, consulting, severance, termination, retirement, profit sharing, bonus, incentive or deferred compensation, retention or transaction bonus or change in control agreement, pension, stock Option, restricted stock or other equity-based benefit, profit sharing, savings, retirement, life, health, disability, accident, medical, dental, insurance, vacation, paid time off, long term care, perquisite, fringe benefit, death benefit or other material compensation or benefit plan, program, arrangement, agreement, fund or commitment (i) for the benefit or welfare of any current or former director, officer, shareholder, service provider or employee of any Parent Group or any shareholder or Affiliate thereof employing such person for the benefit of Parent Group, or (ii) with respect to which such Parent Group has any Liability (such plans are referred to collectively herein as the "Parent Benefit Plans”), to the extent currently effective, including all amendments thereto, and Section 5.21(b)

of Purchaser Disclosure Schedule sets forth an accurate and complete list of all Parent Benefit Plans. Each Parent Group member has performed all material obligations required to be performed by such Parent Group member thereunder, and is not in default or violation of, and has no Knowledge of any default or violation by any other party to any Parent Benefit Plan, of any material term thereunder. Each Parent Benefit Plan has been established and maintained in accordance with its terms and in compliance with Applicable Law.

(c) Except as set forth in Section 5.21(c) of Purchaser Disclosure Schedule,  the consummation of the Transactions will not (either alone or together with any other event, including a subsequent termination of employment or service or other engagement) entitle any employee, service provider or independent contractor of any Parent Group member or any employee of such independent contractor or service provider to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under any Parent Benefit Plan or trigger any other Liability to such Parent Group member or any other right or benefit to such person.

(d) Except as set forth in Section 5.21(d) of the Purchaser Disclosure Schedule, no Parent Group member has engaged any consultants, sub-contractors, sales agents or freelancers who, according to Applicable Law, would be entitled to the rights of an employee vis-à-vis the Parent Group, including rights to severance pay, vacation, recuperation pay (dmei havraa) and other employee-related statutory or contractual benefits. Each Person providing services to any Parent Group member that has been characterized as a consultant, sub-contractor, sales agent or freelancer and not an employee has been properly characterized as such including, where applicable, through the inclusion of appropriate and required provisions in the relevant agreement with such Person.

(e) No Parent Group member is a party to any collective bargaining Contract, collective labor agreement or other Contract or arrangement with a labor union, workers committee, trade union or other organization or body involving any of its employees, or is otherwise required (under any legal requirement, under any Contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by any Applicable Law or pursuant to applicable extension orders (tzavei harchava).

(f) No Parent Group member is subject to any Proceeding asserting that Parent Group has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to Parent's Knowledge, threatened, nor has there been since January 1, 2008, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving any member of the Parent Group.

74

Execution Copy

(g) No Parent Group member has or is subject to, and no employee of any Parent Group member benefits from, any extension order except for extension orders applicable to all employees in Israel.

(h) The obligations of each Parent Group member to provide statutory social benefits pursuant to Applicable Law and any other benefits provided under any Contract to which such Parent Group member is party, are each fully funded or reflected on the Parent's Financial Statements.

(i) Each Parent Group member has complied in all material respects with all Applicable Laws and/or Contracts and/or customs recognized as such by such Parent Group member relating to employment, employment practices, wages, bonuses and other compensation matters and terms and conditions of employment related to its employees; and all amounts that the Parent Group is legally or contractually required either (i) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds, or (ii) to withhold from its employees’ salaries and benefits and to pay to any Governmental Authority as required by under Applicable Law, have, in each case, been fully deducted, transferred, withheld and paid.

Section 5.22 Affiliate Transactions.

No shareholder, director, officer or employee of Parent Group or member of any of their immediate family or any Affiliate thereof (each of the foregoing, a "Parent Related Person"), other than in its capacity as a shareholder, director, officer or employee of such Parent Group, (i) has been since January 1, 2008 involved, directly or indirectly, in any business arrangement, other than employment agreements (and if applicable, engagements with directors in their capacity as such) or other material relationship with Parent Group (whether written or oral), (ii) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any property or right, tangible or intangible, that is used by such Parent Group or (iii) is engaged, directly or indirectly, in the conduct of the business of such Parent Group. In addition, to the Knowledge of Parent, no such Parent Related Person has an interest in any Person that (A) competes with the business of Parent Group in any market presently served by Parent Group, or (B) is a supplier, vendor, lessor, lessee, licensor or licensee of Parent Group, in each case, except as explicitly set forth in Section 5.22 of Purchaser Disclosure Schedule. For purpose of this Agreement, "immediate family" of any Person shall mean spouse, parents, children and brothers and sisters of such Person.

Section 5.23 Finder’s Fees.

There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser or Parent who is entitled to any fee or commission from the Purchaser or Parent in connection with the Transactions.

Section 5.24 Investment Company.

Neither the Purchaser nor the Parent is an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

Section 5.25 Private Placement; Securities Law.

75

Execution Copy

(a) Assuming the accuracy of the Selling Shareholders’ representations and warranties set forth in Section 4.08, no registration under the Securities Act is required for the offer and sale of the Consideration Securities by the Parent to the Selling Shareholders as contemplated hereby (the "Offering"), and based on the accuracy of the Selling Shareholders’ representations and warranties set forth in Section 4.08(b) the Offering by Parent to the Regulation S Investors will qualify as a "Category 2" offering under Rule 903(b)(2) of Regulation S.

(b) Parent is a "foreign issuer" as that term is defined in Regulation S, promulgated under the Securities Act.

(c) The Offering by Parent to the Regulation S Investors was made in an "offshore transaction" (as that term is defined under Regulation S).

(d) None of the Parent, its affiliates or any person acting on their behalf has engaged in any "directed selling efforts" (as that term is defined under Regulation S) with respect to the Offering.

(e) Parent has implemented "offering restrictions" (as that term is defined under Regulation S) with respect to the Offering by Parent to the Regulation S Investors.

(f) None of the Parent, its affiliates or any person acting on their behalf has effected over the last 12 months a general solicitation in the United States or to non U.S. Persons with respect to the offering of any of its securities.

(g) The Parent has a class of securities registered pursuant to Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(h) The Parent has filed all the material required to be filed pursuant to Section 13(a) of the Exchange Act for a period of at least twelve months preceding the date of this Agreement.

Article VI
PRE CLOSING Covenants

Section 6.01 Conduct of Business.

From the date of this Agreement until the respective Closing Date, or the earlier termination of this Agreement in accordance with its terms, each of the Companies, the Purchaser and Parent shall, and shall cause their Subsidiaries to, conduct their businesses in the ordinary course consistent with their past practice and use commercially reasonable efforts to (i) preserve intact its respective present business organizations, (ii) maintain in effect Governmental Authorizations necessary for the conduct of their business, and (iii) maintain satisfactory relationships with their customers, lenders and suppliers and others having a business relationship with them. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or required under Applicable Law, or pursuant to the prior written consent of the respective Shareholder Representative or Purchaser, as applicable, each of the Companies, the Purchaser and Parent, shall not and shall cause their Subsidiaries not to do any of the following actions (except if such action is required for consummation of the Transactions):

(a) Charter Documents. Amend their Charter Documents (whether by merger, consolidation or otherwise);

76

Execution Copy

(b) Issuance of Shares. (i) issue, deliver or sell, or authorize the issuance, delivery or sale of any of their shares or Options exercisable into their shares; or (ii) amend any term of any of their shares or Options (whether by merger, consolidation or otherwise), other than the issuance of shares pursuant to the exercise of Options and provided that such limitation will not apply with respect to the Purchaser or Parent other than where the issuance and sale of securities is made pursuant to a transaction that is reasonably expected to be an alternative transaction to the Transactions;

(c) Acquisitions. Acquire (by merger, consolidation, acquisition of shares or assets or otherwise), directly or indirectly, any securities or all or substantially all of the assets, properties or businesses of any third party or otherwise acquire or agree to acquire any securities or assets which are material, individually or in the aggregate to its business, or enter into any Contract with respect to a joint venture, strategic alliance or partnership; provided that such limitation will not apply with respect to the Parent other than where the underlying transaction is reasonably expected to be an alternative transaction to the Transactions;

(d) Dispositions. Sell, lease, license or otherwise transfer, or create or incur any Lien, on any of their tangible or intangible assets or rights or any of their properties or assets, except in the ordinary course of business;

(e) Loans and Investments. Make any loans, advances or capital contributions to, or investments in, any other Person or forgive or discharge in whole or in part any outstanding loans or advances, or prepay any Indebtedness for borrowed money, except in the ordinary course of business;

(f) Contracts. (i) with respect to the Companies only and unless approved by the respective Company's board of directors - enter into, amend or modify in any respect any Material Contract or (ii) terminate any Material Contract or otherwise waive, release or assign any of their rights, claims or benefits under any Material Contract;

(g) Employees; Consultants; Independent Contractors; Severance Arrangements. Other than as required under Applicable Law or made in the ordinary course of business: (i) grant or increase any severance or termination pay to (or amend any existing arrangement with) any of their directors, officers, advisors, consultants, independent contractors, or employees, (ii) other than in accordance with agreements entered into prior to the date hereof and disclosed in each Company Disclosure Schedule, or Parent Disclosure Schedule, as applicable, increase benefits payable under any existing severance or termination pay policies or employment agreements or any other benefits payable to any of their directors, officers, advisors, consultants, independent contractors or employees, (iii) enter into any employment, deferred compensation or other agreement or offer (or amend any such existing agreement or offer) with any of their directors, officers, advisors, consultants, independent contractors or employees, (iv) establish, adopt or amend (except as required by Applicable Law) any collective bargaining, Benefit Plan covering any of their directors, officers, advisors, consultants, independent contractors or employee, or (v) promote any of their employees;

(h) Accounting. Change their methods of accounting or accounting practices, except as required by concurrent changes in IFRS or US GAAP, as applicable, and as agreed to by their respective independent public accountants;

(i) Proceedings; Settlements. Commence, settle, or offer or propose to settle (i) any material Proceeding involving or against any of them, (ii) any material litigation or dispute against any of their officers or directors or (iii) any Proceeding that relates to the Transactions;

77

Execution Copy

(j) Taxes. With respect to each of the following, other than in the ordinary course of business, make or change any Tax election other than as is required under Applicable Law; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; enter into any closing agreement with a Taxing Authority; file any Tax Return; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any Tax; change or adopt any annual Tax accounting period or method of Tax accounting; surrender or forfeit any right to claim a Tax refund; file any Tax petition, Tax complaint or administrative Tax appeal; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment or request, negotiate, apply for or receive a Tax ruling on their own behalf or, with respect to the Companies, on behalf of any of the Selling Shareholders;

(k) Intellectual Property. Purchase or license from any Person any rights to any Intellectual Property, or transfer or license to any Person any rights to any Company IP Rights, or Parent IP Rights, as applicable, except in the ordinary course of business;

(l) New Line of Business. Enter into agreements that contemplate their engaging in a new line of business;

(m) Subsidiaries. With respect to the Companies only, form or acquire any Subsidiaries;

(n) Distributions. Distribute to its shareholders any asset of such Company Group, or Parent Group, as applicable or make a declaration thereof;

(o) Grants. Apply for or accept any Governmental Grant other than acceptance of such Governmental Grants pursuant to applications submitted before the date hereof and disclosed herein; or

(p) Other. Take, agree, resolve or commit to do, any of the foregoing actions, or prevent it from performing one or more covenants required hereunder to be performed by them or otherwise consummate the Transactions.

From the date of this Agreement until the respective Closing Date, or the earlier termination of this Agreement in accordance with its terms, each Selling Shareholder and/or the Purchaser and or Parent shall not take, agree, resolve or commit to do, any action which would reasonably be expected to make any of such Selling Shareholder's and/or the Purchaser's and/or Parent's representations or warranties contained in this Agreement untrue or incorrect or prevent such Selling Shareholder, Purchaser of Parent from performing one or more covenants required hereunder to be performed by it or otherwise consummate the Transactions.

Section 6.02 No Solicitation; Other Offers.

From the date of this Agreement until the earlier of the respective Closing Date or the termination of this Agreement in accordance with its terms, each Selling Shareholder, each Company, the Purchaser and Parent (provided that such limitation will not apply with respect to the Parent or Purchaser other than where the underlying transaction is considered by Parent to be an alternative transaction to the Transactions) shall not, and shall cause each of its respective Representatives not to, directly or indirectly: (i) solicit, initiate, facilitate, support, seek, induce, entertain or encourage, or take any action to solicit, initiate, facilitate, support, seek, induce, or encourage any inquiries, announcements or communications relating to, or the making of any submission, proposal or offer that constitutes, or that would reasonably be expected to lead to, an Acquisition Proposal; (ii) enter into, participate in, maintain or continue any discussions or negotiations relating to, any Acquisition Proposal with any Person other than each other; (iii) furnish to any Person other than to each other any information that is reasonably expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal or take any other action regarding any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iv) accept any Acquisition Proposal or enter into any agreement, arrangement or understanding (whether written or oral) providing for the consummation of any transaction contemplated by any Acquisition Proposal or otherwise relating to any Acquisition Proposal; or (v) submit any Acquisition Proposal or any matter related thereto to the vote of their shareholders. Each Selling Shareholder, each Company, the Purchaser and the Parent (provided that such limitation will not apply with respect to the Parent or Purchaser other than where the underlying transaction is reasonably expected to be an alternative transaction to the Transactions), shall, and shall cause each of its respective Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal, and shall promptly (and in any event within 24 hours) provide Purchaser or the Shareholders Representatives, as applicable, with: (i) a written description of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by them from any Person, including in such description the identity of the Person from which such expression of interest, inquiry, proposal or offer was received (the "Other Interested Party"); and (ii) a copy of each written communication and a complete summary of each other communication transmitted on behalf of the Other Interested Party or any of the Other Interested Party’s Representatives to any of them or transmitted on behalf of any of them to the Other Interested Party or any of the Other Interested Party’s Representatives.

78

Execution Copy

Section 6.03 Access to Information.

From the date of this Agreement until the respective Closing Date, or the earlier termination of this Agreement in accordance with its terms, each Company, the Purchaser and the Parent shall (a) give each other and its Representatives reasonable access to key employees, the offices, properties, books and records of each other, and (b) furnish to Purchaser or the respective Company, as applicable, and its Representatives such information that is reasonably required by the requesting party in connection with the consummation of the Transactions and the operations of the Parent Group and the respective Company Group post Closing, including with respect to the respective Company Products and the Parent Products, as applicable, methodologies and related matters.

Section 6.04 Notices of Certain Events.

(a) From the date of this Agreement until the respective Closing Date, or the earlier termination of this Agreement in accordance with its terms, the Companies and each of their Selling Shareholders, each with respect to its relevant notices shall promptly notify Purchaser, and the Purchaser, on the other hand, shall promptly notify each Shareholders Representative of:

(i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the consummation of the Transactions;

(ii) any notice or other communication from any Governmental Authority (A) delivered in connection with the Transactions, or (B) indicating that a Governmental Authorization is revoked or about to be revoked or that a Governmental Authorization is required in any jurisdiction in which such Governmental Authorization has not been obtained, which revocation or failure to obtain has had or would reasonably be expected to have a Material Adverse Effect on such Company or on the Parent;

79

Execution Copy

(iii) any actions, suits, claims, investigations or Proceedings commenced or, to their respective Knowledge, threatened against, relating to or involving or otherwise affecting the respective Company or the Purchaser or Parent, as applicable, that relate to the consummation of the Transactions and which has had or would reasonably be expected to have a Material Adverse Effect; and

(iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the respective conditions set forth in Article VIII impossible or unlikely.

(b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.04(a) requires any change in the respective Purchaser Disclosure Schedule, Company Disclosure Schedule or the Selling Shareholder Disclosure Schedule, as applicable, or if any such event, condition, fact or circumstance would require such a change assuming such Purchaser Disclosure Schedule, Company Disclosure Schedule or the Selling Shareholder Disclosure Schedules, as applicable, were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Purchaser or such Company or such Selling Shareholder, as applicable, shall promptly deliver to each other an update to its Purchaser Disclosure Schedule, Company Disclosure Schedule or the respective Selling Shareholder Disclosure Schedule, as applicable, specifying such change. No such notice or update shall be deemed to supplement or amend the Purchaser Disclosure Schedule, Company Disclosure Schedule or Selling Shareholder Disclosure Schedule, as applicable, for the purpose of (i) determining the accuracy of any of the representations and warranties made by any of the Companies, any Selling Shareholder, the Purchaser or the Parent, as applicable, in this Agreement and any indemnification obligation hereunder, or (ii) determining whether any of the respective conditions set forth in Article VIII has been satisfied.

Section 6.05 Restriction on Transfer.

(a) Each Selling Shareholder agrees that, prior to the respective Closing or the earlier termination of this Agreement, such Selling Shareholder shall not directly or indirectly sell or otherwise transfer or dispose of, or pledge or otherwise permit to be subject to any Lien (other than any Lien existing as of the date hereof, which shall be removed prior to the respective Closing), any Companies Shares or any other security of the Companies owned by such Selling Shareholder, or any direct or indirect beneficial interest therein, and the Companies shall not register any transfer of Companies Shares in the registers of shareholders of the Companies until the earlier of the respective Closing Date or the earlier termination of this Agreement.

(b) Each Selling Shareholder, severally and not jointly with the other Selling Shareholders, agrees that such Selling Shareholder will not sell any of the Consideration Securities on the TASE except in compliance with the Israeli Securities Law and the rules and regulations promulgated thereunder.

Section 6.06 Filings.

(a) As promptly as practicable after the execution of this Agreement, each Company, the Purchaser and the Parent (a) shall make all filings and give all notices reasonably required to be made and given by such party in connection with the Transactions, to the extent such filings or notices were not submitted prior to the execution of this Agreement, except that any such filing or notice shall be subject to the prior review and approval of Purchaser or the Companies, as applicable, (b) with respect to the Companies, shall take such actions as are reasonably required to comply with Section 341 of the Companies Law as provided in Section 2.10 of this Agreement, and (c) shall use all commercially reasonable efforts to obtain all Consents required to be obtained (pursuant to any Applicable Law or Contract, or otherwise) in connection with the consummation of the Transactions. Each Company shall, upon request of the Purchaser, and Purchaser shall, upon request of the Companies, promptly deliver to each other a copy of each such filing made, each such notice given and each such Consent obtained by them. Notwithstanding the generality of the foregoing, the Companies or the Purchaser or Parent, as applicable, shall not amend or modify or otherwise waive, release or assign any of their material rights, claims or benefits or pay any fee or other compensation to any Person in order to obtain any Consent required to be obtained (pursuant to any Applicable Law or Contract, or otherwise) by such party in connection with the Transactions.

80

Execution Copy

(b) As promptly as practicable after the execution of this Agreement, Parent shall cause its Israeli counsel to prepare and file with the Israeli Securities Authority an application for an exemption from the requirements of the Israeli Securities Law concerning the publication of a prospectus in respect of the replacement of the Assumed Options pursuant to Section 15D of the Israeli Securities Law (the "Israeli Securities Exemption"). Each Company and each Selling Shareholder shall cooperate and cause its Representatives to cooperate with Parent in connection with the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Securities Exemption.

(c) As promptly as practicable after the execution of this Agreement, Parent shall cause its Israeli counsel to prepare and file with the TASE an application to approve the issuance of the Consideration Shares, the Warrant Shares and the Parent's shares issuable upon exercise of the Assumed Options (the "TASE Approval"). Each Company and each Selling Shareholder shall cooperate and cause its Representatives to cooperate with Parent in connection with the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the TASE Approval.

(d) As promptly as practicable after the execution of this Agreement, each of the parties hereto shall file any filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any antitrust or competition law (collectively, "Antitrust Laws"). Each of the parties hereto shall furnish to each other's counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the Antitrust Laws. Each of the parties hereto shall use its reasonable best efforts to obtain promptly such clearances listed in Schedule C attached hereto, required under the Antitrust Laws for the consummation of the Transaction ("Antitrust Approvals") and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority and shall comply promptly with any such inquiry or request. Each of the parties hereto shall promptly and timely respond to a request for additional information from any Governmental Entity.

Section 6.07 Adoption of New Parent Option Plan.

Immediately prior to the date hereof, the Parent has adopted a new option plan in the form attached hereto as Exhibit M1, in order to enable the replacement of the Assumed Options pursuant to Section 2.04

.

Section 6.08 Israeli Tax Ruling.

81

Execution Copy

(a) Immediately following execution of this Agreement, each Company will file with the ITA applications for the following rulings:

(i) A ruling confirming that (A) the replacement of the Companies Options with Options to purchase commons shares of Parent in accordance with Section 2.04 above will not result in a requirement for an immediate Israeli Tax payment and that the Israeli taxation will be deferred until the exercise of the Options to purchase common shares of Parent, or in the case of Assumed Options that are part of a "Section 102 Plan," until the actual sale of the underlying shares of Parent issued to the holders of such Assumed Options; (B) the "lock-up period" under any "Section 102 Plan" will continue to run and will not be restarted as a result of the replacement of the Assumed Options; and (C) the issuance of any shares of Parent pursuant to this Agreement in exchange for Companies Shares held in trust at the respective Closing under a "Section 102 Plan" will not result in an immediate taxable event for the Person entitled to such shares of Parent if such issuance is made directly to the "Section 102 Plan" trustee and until such time as such shares of Parent are subsequently transferred by such trustee to the Person entitled thereto, whether at the end of the statutory holding period or otherwise, in accordance with the terms of such ruling (the "Israeli Options Tax Ruling").

(ii) A ruling permitting any Selling Shareholder who elects to become a party to such tax pre-ruling (the "Electing Holder"), (i) to defer the payment of any applicable Israeli tax with respect to any respective Consideration Securities that such Electing Holder will receive pursuant to this Agreement until the "Day of Sale" (as defined in Section 104(h) of the Tax Ordinance), of such Consideration Securities by such Electing Holder and (ii) to defer the determination of the applicable Israeli tax with respect to such Electing Holder's Consideration Securities held in the respective Escrowed Funds until their release from the IDIT Escrow Deposit or FIS Escrow Deposit to such Electing Holder, which determination shall be based on the value of such Consideration Securities at such time of their release (the "Israeli 104(h) Tax Ruling"). The Israeli 104(h) Tax Ruling shall not impose any restrictions or obligations on the Purchaser, the Parent or any of the Companies.

(b) Each Company shall, and shall instruct its Representatives to, cooperate with Purchaser and its Israeli counsel, Representatives with respect to the application by such Company for the Israeli Options Tax Ruling and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain such ruling. Subject to the terms and conditions hereof, the parties shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to obtain the Israeli Options Tax Ruling, as promptly as practicable. Each Company and its Representatives shall not make any application to, or conduct any negotiation with, the ITA with respect to any matter relating to the Israeli Options Tax Ruling without prior coordination with the Purchaser or its Representatives, and will enable Purchaser’s Representatives to participate in all discussions and meetings relating thereto. To the extent that the Purchaser’s Representative elects not to participate in any such meeting or discussion, the Companies’ Representatives shall provide to the Purchaser's Representatives a prompt and full report of any such discussions held. In any event, the final text of the application for the Israeli Tax Rulings in all circumstances be subject to the prior approval of Purchaser. The Companies and their Representatives will provide to the Purchaser and its Representatives a draft of the Israeli 104(h) Tax Ruling prior to the submission thereof to the ITA and shall incorporate into such ruling the Purchaser’s and its Representatives’ comments thereto.

Section 6.09 FIS Shareholders Meeting.

82

Execution Copy

Immediately following the execution of this Agreement, FIS shall call and give notice of a general meeting of the holders of FIS Shares for the approval of the FIS Transaction in the form attached hereto as Exhibit 6.09 (the "EGM Notice"), and take all other necessary measures in order to convene such meeting within seven (7) days after the date of the EGM Notice. Each FIS Executing Shareholder undertakes to vote or cause to be voted, all of the FIS Shares now or hereafter owned, controlled or beneficially held, by such FIS Executing Shareholder, in favor of the resolutions set forth in the EGM Notice.

Section 6.10 Transactions in Parent's Shares.

During the period beginning on the date hereof and until the applicable Closing, none of the Companies, the Selling Shareholders, their Affiliates or anyone on their behalf (collectively, the "Restricted Parties") shall sell, contract to sell, solicit offers to sell, make any short sale or otherwise dispose of, directly or indirectly, any of Parent's shares or any securities convertible into, exchangeable for or that represent the right to receive Parent's shares, whether now owned or hereinafter acquired, owned directly by the Restricted Party (including holding as a custodian) or with respect to which the Restricted Party has beneficial ownership or dispositive power within the rules and regulations of the SEC, or otherwise actively adversely influence the prices of Parent's shares as reported on the Nasdaq (except by virtue of entering into this Agreement). The foregoing restriction is expressly agreed to preclude the Restricted Parties from, directly or indirectly, engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Parent’s shares. Such prohibited hedging or other transactions include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Parent’s shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Parent's shares.

Article VII
Additional agreements

Section 7.01 Public Announcements.

Prior to and after the respective Closing, the parties hereto hereby agree not to (and to use reasonable efforts to cause their Representatives and Affiliates not to) make any public announcement, notice, or any other communication or disclosure to any other third party regarding the existence or any subject matter, terms or conditions of this Agreement, the other Transaction Documents or the Transactions without the prior written approval of the Purchaser or the Companies, as applicable, except as such release, disclosure or announcement may be required by Applicable Law or under this Agreement, in which case the Person required to make the release or announcement will allow the Person whose consent would otherwise be required reasonable time (subject to the timing required under the Applicable Law for such release, disclosure or announcement to be made) to comment on such release, disclosure or announcement in advance of such issuance.

Section 7.02 Commercially Reasonable Efforts.

Subject to the terms and conditions contained herein, the Companies, the Selling Shareholders, the Purchaser and the Parent shall cooperate and use their respective commercially reasonable efforts (a) to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under Applicable Law, to consummate and make effective the Transactions, (b) to obtain, prior to the respective Closing Date, all Consents of Governmental Authorities and other Persons as are necessary for consummation of the Transactions, and (c) to fulfill the respective conditions to consummation of the Transactions contemplated hereby set forth in Article VIII of this Agreement.

83

Execution Copy

Section 7.03 Litigation Support

After the respective Closing, in the event that, and for so long as, the Purchaser, the Parent or any of the Companies is actively contesting or defending against any Proceeding in connection with (a) any transaction contemplated by the Transaction Documents or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the respective Closing Date involving the Companies, the Purchaser or the Parent, the parties hereto will reasonably cooperate with such contesting or defending party and its counsel in the contest or defense, make their personnel reasonably available, and provide such testimony as shall be reasonably necessary in connection with the contest or defense.

Section 7.04 Tax Matters.

(a) Cooperation. The Selling Shareholders, the Shareholders Representatives and the Purchaser shall reasonably cooperate, and shall cause their respective Representatives and Affiliates reasonably to cooperate, in preparing and filing all Tax Returns of the Companies for years ended in the year hereof, including maintaining and making available to each other all records reasonably necessary in connection therewith and in resolving all disputes and audits with respect to Taxes.

(b) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other substantially similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (collectively, "Transfer Taxes") shall be paid by the Purchaser and/or the Companies when due, and the Purchaser and/or the Companies will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. It is hereby clarified that any income tax and/or capital gain tax imposed on the Selling Shareholders in connection with the consummation of the Transactions shall be the responsibility of the Selling Shareholders.

Section 7.05 Confidentiality.

The parties acknowledge that the Parent and the Companies have previously executed a Confidentiality and Non-disclosure Agreement, dated as of March 2, 2011 (the "Nondisclosure Agreement"), the provisions of which shall apply to all information furnished to the parties hereto, for the time periods set forth therein (subject to Section 7.01 above).

Section 7.06 Appointment of Board Member.

At the respective Closing following which Kardan Technologies Ltd. ("Kardan") shall hold, directly or indirectly, at least 9% of the Parent's issued and outstanding share capital, the Parent shall cause the appointment of one person designated by Kardan as a member of the board of directors of Parent, to hold office until the next general meeting of the Parent's shareholders.

Section 7.07 Waiver of Claims.

84

Execution Copy

As a material inducement to the Purchaser’s willingness to enter into and perform this Agreement and to purchase the Companies Shares for the consideration to be paid to the Selling Shareholders in connection with such purchase, each Selling Shareholder, on behalf of such Selling Shareholder and each of the Affiliates thereof hereby releases and forever discharges, effective as of the respective Closing, the respective Company including its office holders in which it owns shares and each of its past, present and future Representatives (excluding agents, attorneys, accountants, advisors and investment bankers) and office holders (individually, a "Releasee" and collectively, "Releasees") from any and all Proceedings, Contracts and Liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each Selling Shareholder or any of its Representatives (excluding agents, attorneys, accountants, advisors and investment bankers) now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the respective Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the respective Company, whether pursuant to their respective Charter Documents, Contract or otherwise and whether or not relating to claims pending on, or asserted after, the respective Closing Date, except to the extent such claim is accrued prior to the respective Closing Date; provided, however, that nothing contained herein shall operate to release any obligation of the Purchaser or Parent arising under this Agreement and provided further that such releases will not apply with respect to: (i) claims by any Selling Shareholder solely in his capacity as a director or as an office holder of the respective Company for indemnification with respect to third party claims against such Selling Shareholder solely in his capacity as a director or as an office holder of such Company, pursuant to the terms of such Selling Shareholder's indemnification agreement; and (ii) any claim of an office holder under any of his or her employment terms with the Company. Each Selling Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Releasee, based upon any matter purported to be released hereby. Without limitation of the foregoing, each Selling Shareholder agrees, effective as of respective Closing, to terminate any and all Contracts by and between the respective Company in which it holds shares and any such Selling Shareholder (other than (i) to the extent any such Contract assigns rights to Intellectual Property to such Company, (ii) officers and directors indemnification agreements to the extent such Selling Shareholder is a director or an office holder in the respective Company, (iii) officers employment agreements without any remaining Liability of such Company and to repay and discharge any Liability of the Selling Shareholder to such Company and each Company hereby agrees, effective as of respective Closing, to terminate any and all Contracts by and between such Company and any such Selling Shareholder, except to the extent any such Contract assigns rights to Intellectual Property to such Company, without any obligation on the part of such Company to make any royalty or other payments after the respective Closing, which assignment shall survive such termination. For the purpose of this Section 7.07 all Releasees that are not parties to this Agreement shall be deemed as third party beneficiaries of the Selling Shareholders' undertakings hereunder.

Section 7.08 Further Actions

In case at any time after the respective Closing any further actions are necessary to achieve the purposes of this Agreement, each party hereto will take such further actions (including the execution and delivery of all necessary instruments and documents) as any other party may reasonably request.

Section 7.09 D&O Insurance

The Parent and the Purchaser shall provide to the Companies' current directors and "Office Holders" (as such term is defined under the Companies Law) an insurance having the same terms as the terms of the insurance currently provided by the Parent to its directors and executive officers, for a period of not less than seven (7) years after the respective Closings.

85

Execution Copy

Section 7.10 Registration Statement on Form S-8

Within 90 days after the first Closing Date, Parent shall prepare and file with the SEC a Registration Statement on Form S-8 to register the Assumed Options and the Parent's common shares issuable upon exercise of the Assumed Options, and pay all expenses incident thereto.

Section 7.11 Form D

Parent shall promptly prepare and file with the SEC, in a timely manner in accordance with Applicable Law, a Form D with respect to the Consideration Securities offered by Parent to the Regulation D Investors.

Article VIII
Conditions to the transactions

Section 8.01 Conditions to the Obligations of the Parties to the FIS Transaction.

The obligations of FIS, Purchaser and the FIS Selling Shareholders to consummate the FIS Transaction are subject to the satisfaction of the following conditions, as applicable:

(a) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Authority of competent jurisdiction shall be in effect which prevents the consummation of the FIS Transaction on the terms contemplated herein, and no Applicable Law shall have been enacted that makes the consummation of the FIS Transaction illegal.

(b) Governmental Authorizations. The Governmental Authorizations listed on Section 3.05 of FIS' Disclosure Schedule and the Israeli Securities Exemption shall have been obtained or shall become inapplicable or not required.

(c) TASE Approval. The TASE Approval shall have been obtained.

(d) Antitrust Approval. The Antitrust Approvals shall have been obtained.

(e) Section 341 Action. In the event that any Non Executing Shareholder of FIS is forced to sell its FIS Companies Shares in accordance with Section 341 of the Companies Law and such FIS Charter Documents, the 30-day period to file an action under Section 341 of the Companies Law by any such FIS Non Executing Shareholder shall have expired.

(f) Listing of FIS Consideration Shares and Warrants Shares. Parent shall have filed with the Nasdaq a Notification Form: Listing of Additional Shares covering the Warrants Shares issuable to and the Consideration Shares issued to the FIS Selling Shareholders and such listing shall have been approved by Nasdaq.

Section 8.02 Conditions to the Obligations of the Parties to the IDIT Transaction

86

Execution Copy

The obligations of IDIT, Purchaser and the IDIT Selling Shareholders to consummate the IDIT Transaction are subject to the satisfaction of the following conditions, as applicable:

(a) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Authority of competent jurisdiction shall be in effect which prevents the consummation of the IDIT Transaction on the terms contemplated herein, and no Applicable Law shall have been enacted that makes the consummation of the IDIT Transaction illegal.

(b) Governmental Authorizations. The Governmental Authorizations listed on Section 3.05 of IDIT's Disclosure Schedule and the Israeli Securities Exemption shall have been obtained or shall become inapplicable or not required.

(c) TASE Approval. The TASE Approval shall have been obtained.

(d) Antitrust Approval. The Antitrust Approvals shall have been obtained.

(e) Section 341 Action. In the event that any Non Executing Shareholder of IDIT is forced to sell its IDIT Shares in accordance with Section 341 of the Companies Law and IDIT's Charter Documents, the 30-day period to file an action under Section 341 of the Companies Law by any such IDIT Non Executing Shareholder shall have expired.

(f) Listing of IDIT Consideration Shares. Parent shall have filed with the Nasdaq a Notification Form: Listing of Additional Shares covering the IDIT Consideration Shares issuable to the IDIT Selling Shareholders and such listing shall have been approved by Nasdaq.

Section 8.03 Conditions to the Obligations of Purchaser and Parent to Consummate the FIS Transaction

The obligations of Purchaser and Parent to consummate the FIS Transaction are subject to the satisfaction, or waiver by Purchaser, at or prior to the FIS Closing Date, of the following further conditions:

(a) Representations and Warranties. (i) each of the representations and warranties made by FIS in this Agreement (other than the representations referred to in clause (ii) below) shall have been (a) true and correct in all material respects as of the date of this Agreement, without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties, and (b) true and correct as of the date of the FIS Closing, as if made as of the FIS Closing Date, except for any inaccuracies that do not constitute, individually or in the aggregate, a Material Adverse Effect on FIS; (ii) each of the representations and warranties made by FIS in Section 3.02 (Corporate Authorization), Section 3.05 (Non-Contravention) and Section 3.06 (Capitalization), shall be true and correct in all respects as of the date of this Agreement and as of the FIS Closing Date, except that changes to the issued share capital of FIS between the date hereof and the FIS Closing Date due to exercise of FIS Options shall not be deemed as an inaccuracy or a breach of the representations and warranties contained in Section 3.06 (Capitalization), (iii) each of the representations and warranties made by the FIS Selling Shareholders in this Agreement (other than the representations referred to in clause (iv) below) shall have been true and correct in all material respects as of the date of this Agreement and as of the FIS Closing Date as if made as of the FIS Closing Date, without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties, and (iv) each of the representations and warranties of the FIS Selling Shareholders contained in Section 4.01 (Title to Company Shares), Section 4.02 (Authority; Binding Effect) and Section 4.03

(Non-Contravention; Consents), shall be true and correct in all respects as of the date of this Agreement and as of the FIS Closing Date.

87

Execution Copy

(b) Covenants. (i) Each of the covenants and obligations that FIS is required to comply with or to perform at or prior to the FIS Closing shall have been complied with and performed in all material respects; and (ii) each of the covenants and obligations that the FIS Selling Shareholders are required to comply with or to perform at or prior to the FIS Closing shall have been complied with and performed in all material respects.

(c) Consents and Approvals. Each of the Consents listed on Section 3.05 of the FIS Disclosure Schedule, shall have been obtained in form and substance reasonably satisfactory to the Purchaser and shall be in full force and effect.

(d) Executed Agreements and Certificates. Purchaser shall have received the following agreements and other documents and certificates, each of which shall be in full force and effect:

(i) a certificate, in the form attached hereto as Exhibit N, executed on behalf of FIS by its Chief Executive Officer (the "FIS Closing Certificate") certifying (i) that the conditions set forth in Section 8.01 and this Section 8.03

(to the extent applicable to FIS) have been duly satisfied; and (ii) the resolutions of the board of directors and the shareholders of FIS in forms satisfactory to Purchaser's counsel, approving this Agreement and the FIS Transactions.

(ii) a certificate, in the form attached hereto as Exhibit O, executed by each FIS Selling Shareholder (the "FIS Selling Shareholder Closing Certificate"), certifying that the conditions set forth in Section 8.03

(to the extent applicable to the FIS Selling Shareholder) have been duly satisfied;

(iii) executed written resignations of all directors of FIS, effective as of the FIS Closing Date, in the form attached hereto as Exhibit P;

(iv) a counterpart of the FIS Escrow Agreement executed by the FIS Shareholders Representative and the Escrow Agent;

(v) a counterpart of the side letter between Purchaser, on the one hand, and Formula Vision Technologies (F.V.T.) Ltd. ("Formula Vision") and Kardan Technologies Ltd. Kardan, on the other hand, in the form attached hereto as Exhibit Q (the "Formula and Kardan Side Letter") executed by Formula and Kardan.

(vi) a counterpart of the Registration Rights Agreement between the Parent, the Selling Shareholders and Formula System (1985) Ltd., ("Formula Systems") in the form attached hereto as Exhibit R, providing for certain registration rights to the Selling Shareholders and Formula Systems (the "IRA"), executed by the FIS Selling Shareholders.

(e) Share Certificates and Share Registry.

(i) FIS Executing Shareholders shall have delivered to Purchaser all certificates representing the FIS Shares set forth on Exhibit D with respect to such Executing Shareholder (or, in lieu thereof, affidavits and indemnity letters of lost shares with respect thereto in the form of Exhibit S), together with share transfer deeds in the form of Exhibit T.

88

Execution Copy

(ii) FIS shall have delivered to Purchaser the share registry of FIS Company evidencing the transfer of ownership of all of the relevant FIS Shares to Purchaser.

(f) Termination of Shareholders Agreements. The Investors' Rights Agreement dated as of July 2002 between FIS and certain of its shareholders shall have been terminated, and all obligations of the parties thereunder shall have been released, pursuant to an agreement in form and substance reasonably satisfactory to the Purchaser.

(g) Litigation. There shall not be: pending by or before any Governmental Authority any Proceeding that (A) seeks or is reasonably expected to frustrate, prevent or restrict the consummation of the FIS Transactions on the terms set forth herein, or (B) seeks the award of material Losses that would be payable by FIS if the FIS Transactions are consummated.

(h) Escrow Deliverables. The Escrow Agent shall have received (a) with respect to each FIS Selling Shareholder who is an individual, a copy of his Israeli ID or Passport; and (b) with respect to each FIS Selling Shareholder that is a corporation, a copy of an official document, as applicable in the country of its incorporation, approving that the corporation was duly incorporated therein.

(i) Material Adverse Effect. There shall have been no Material Adverse Effect with respect to FIS.

(j) Purchaser Approval. The Purchaser shall have approved the FIS Closing as required under Section 2.12

, if applicable.

(k) Price of the Parent’s Shares. The closing price of the common shares of the Parent as reported on Nasdaq at the close of business on the last trading day immediately prior to the FIS Closing Date shall not be less than US$3.50 per share.

(l) FIS Public Records. FIS shall have provided to the Purchaser all of the applicable documents required to be filed under the Companies Law with the Israeli Companies Registrar (the "Registrar") which are necessary in order to update the FIS registry held by the Registrar, together with evidence of the filing of such documents with the Registrar.

(m) Compliance with US Securities Laws. The Parent shall have received representation letters in form satisfactory to the Parent, executed by each Selling Shareholder and each holder of IDIT Option or FIS Option (collectively, the "Rep Letters"), which Rep Letters shall provide that among the Selling Shareholders and the holders of IDIT Options or FIS Options, as a group, there are no more than 35 persons who are U.S. Persons and not Regulation D Investors. Each Rep Letter executed by either an FIS Selling Shareholder or a holder of FIS Options shall include the signature page hereof, duly executed (including the checking of all required boxes included therein) by each such person (including each FIS Selling Shareholder executing this Agreement herewith).

Section 8.04 Conditions to the Obligations of Purchaser and Parent to Consummate the IDIT Transaction

The obligations of Purchaser and Parent to consummate the IDIT Transaction are subject to the satisfaction, or waiver by Purchaser, at or prior to the IDIT Closing Date, of the following further conditions:

89

Execution Copy

(a) Representations and Warranties. (i) each of the representations and warranties made by IDIT in this Agreement (other than the representations referred to in clause (ii) below) shall have been (a) true and correct in all material respects as of the date of this Agreement, without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties, and (b) true and correct as of the date of the IDIT Closing, as if made as of the IDIT Closing Date, except for any inaccuracies that do not constitute, individually or in the aggregate, a Material Adverse Effect on IDIT; (ii) each of the IDIT's representations and warranties contained in Section 3.02 (Corporate Authorization), Section 3.05 (Non-Contravention) and Section 3.06 (Capitalization), shall be true and correct in all respects as of the date of this Agreement and as of the IDIT Closing Date, except that changes to the issued share capital of IDIT between the date hereof and the IDIT Closing Date due to exercise of IDIT Options shall not be deemed as an inaccuracy or a breach of the representations and warranties contained in Section 3.06 (Capitalization), (iii) each of the representations and warranties made by the IDIT Selling Shareholders in this Agreement (other than the representations referred to in clause (iv) below) shall have been true and correct in all material respects as of the date of this Agreement and as of the IDIT Closing Date as if made as of the IDIT Closing Date, without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties, and (iv) each of the representations and warranties of the IDIT Selling Shareholders contained in Section 4.01 (Title to Company Shares), Section 4.02 (Authority; Binding Effect) and Section 4.03 (Non-Contravention; Consents), shall be true and correct in all respects as of the date of this Agreement and as of the IDIT Closing Date.

(b) Covenants. (i) Each of the covenants and obligations that IDIT is required to comply with or to perform at or prior to the IDIT Closing shall have been complied with and performed in all material respects; and (ii) each of the covenants and obligations that the IDIT Selling Shareholders are required to comply with or to perform at or prior to the IDIT Closing shall have been complied with and performed in all material respects.

(c) Consents and Approvals. Each of the Consents listed on Section 3.05 of the IDIT Disclosure Schedule, shall have been obtained in form and substance satisfactory to the Purchaser and shall be in full force and effect.

(d) Executed Agreements and Certificates. Purchaser shall have received the following agreements and other documents and certificates, each of which shall be in full force and effect:

(i) a certificate, in the form attached hereto as Exhibit U, executed on behalf of IDIT by its Chief Executive Officer (the "IDIT Closing Certificate") certifying (i) that the conditions set forth in Section 8.02 and this Section 8.04 (to the extent applicable to IDIT) have been duly satisfied; and (ii) the resolutions of the board of directors and the shareholders of IDIT in forms satisfactory to Purchaser's counsel, approving this Agreement and the IDIT Transactions.

(ii) a certificate, in the form attached hereto as Exhibit V, executed by each IDIT Selling Shareholder (the "IDIT Selling Shareholder Closing Certificate"), certifying that the conditions set forth in Section 8.04

  (to the extent applicable to the IDIT Selling Shareholder) have been duly satisfied;

(iii) executed written resignations of all directors of IDIT, effective as of the IDIT Closing Date, in the form attached hereto as Exhibit W;

90

Execution Copy

(iv) a counterpart of the IDIT Escrow Agreement executed by the IDIT Shareholders Representative and the Escrow Agent;

(v) a counterpart of the Formula and Kardan Side Letter executed by Formula and Kardan.

(vi) a counterpart of the IRA, executed by the IDIT Selling Shareholders.

(e) Share Certificates and Share Registry.

(i) IDIT Executing Shareholders shall have delivered to Purchaser all certificates representing the IDIT Shares set forth on Exhibit C with respect to such Executing Shareholder (or, in lieu thereof, affidavits and indemnity letters of lost shares with respect thereto in the form of Exhibit X), together with share transfer deeds in the form of Exhibit Y.

(ii) IDIT shall have delivered to Purchaser the share registry of IDIT Company evidencing the transfer of ownership of all of the relevant IDIT Shares to Purchaser.

(f) Termination of Shareholders Agreements. The Investors Rights and Share Purchase Agreement between IDIT and Formula Vision Technology (F.V.T.) Ltd., dated March 23, 2005 and the Investors Rights and Shareholders Agreement, dated as of May 2008, among IDIT and certain of its shareholders shall have been terminated, and all obligations of the parties thereunder shall have been released, pursuant to agreements in form and substance reasonably satisfactory to the Purchaser.

(g) Litigation. There shall not be: pending by or before any Governmental Authority any Proceeding that (A) seeks or is reasonably expected to frustrate, prevent or restrict the consummation of the IDIT Transactions on the terms set forth herein, or (B) seeks the award of material Losses that would be payable by IDIT if the IDIT Transactions are consummated.

(h) Escrow Deliverables. The Escrow Agent shall have received (a) with respect to each IDIT Selling Shareholder who is an individual, a copy of his Israeli ID or Passport; and (b) with respect to each IDIT Selling Shareholder that is a corporation, a copy of an official document, as applicable in the country of its incorporation, approving that the corporation was duly incorporated therein.

(i) Material Adverse Effect. There shall have been no Material Adverse Effect with respect to any of IDIT.

(j) Purchaser Approval. The Purchaser shall have approved the IDIT Closing as required under Section 2.12

, if applicable.

(k) Price of the Parent’s Shares. The closing price of the common shares of the Parent as reported on Nasdaq at the close of business on the last trading day immediately prior to the IDIT Closing Date shall not be less than US$3.50 per share.

(l) IDIT Public Records. IDIT shall lave provided to the Purchaser all of the applicable documents required to be filed under the Companies Law with the Registrar which are necessary in order to update the IDIT registry held by the Registrar, together with evidence of the filing of such documents with the Registrar.

91

Execution Copy

(m) Compliance with US Securities Laws. The Parent shall have received the Rep Letters. Each Rep Letter executed by either an IDIT Selling Shareholder or a holder of IDIT Options shall include the signature page hereof, duly executed (including the checking of all required boxes included therein) by each such person (including each IDIT Selling Shareholder executing this Agreement herewith).

Section 8.05 Conditions to the Obligations of the FIS Selling Shareholders.

The obligations of each of the FIS Selling Shareholders to consummate the FIS Transactions are subject to the satisfaction, or waiver by the FIS Shareholders Representative other than with respect to the Super Majority Approval set forth in 8.05(h) below, of the following further conditions:

(a) Representations and Warranties. (i) each of the representations and warranties made by the Parent or the Purchaser in this Agreement (other than the representations referred to in clause (ii) below) shall have been (a) true and correct in all material respects as of the date of this Agreement, without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties, and (b) true and correct as of the date of the FIS Closing, as if made as of the FIS Closing Date, except for any inaccuracies that do not constitute, individually or in the aggregate, a Material Adverse Effect on Parent; (ii) each of the representations and warranties contained in Section 5.02 (Corporate Authorization), Section 5.05 (Non Contravention) and Section 5.06 (Capitalization), shall be true and correct in all respects as of the date of this Agreement and as of the FIS Closing Date, except that changes to the authorized and issued share capital of Purchaser between the date hereof and the FIS Closing Date shall not be deemed as an inaccuracy or a breach of the representations and warranties contained in Section 5.06(b)

(Capitalization).

(b) Covenants. Each of the covenants and obligations that the Purchaser or Parent is required to comply with or to perform at or prior to the FIS Closing shall have been complied with and performed in all material respects.

(c) Consents and Approvals. Each of the Consents listed on Section 5.05 of the Purchaser Disclosure Schedule, shall have been obtained in form and substance reasonably satisfactory to the FIS Shareholders Representative and shall be in full force and effect.

(d) Executed Agreements and Certificates. FIS Shareholders Representative shall have received the following agreements and other documents and certificates, each of which shall be in full force and effect:

(i) (a) a certificate, in the form attached hereto as Exhibit Z1, executed on behalf of Purchaser by its Chief Executive Officer (the "Purchaser FIS Closing Certificate") certifying (i) that the conditions set forth in Section 8.01 and this Section 8.05 (to the extent applicable to Purchaser) have been duly satisfied; and (ii) the resolutions of the board of directors of Purchaser in form satisfactory to FIS Shareholders Representative's counsel, approving this Agreement and the FIS Transactions; and (b) a certificate, in the form attached hereto as Exhibit Z3, executed on behalf of Parent by its Chief Executive Officer (the "Parent FIS Closing Certificate") certifying (i) that the conditions set forth in Section 8.01 and this Section 8.05 (to the extent applicable to Parent) have been duly satisfied; and (ii) the resolutions of the board of directors of Parent in form satisfactory to FIS Shareholders Representative's counsel, approving this Agreement and the FIS Transactions.

(ii) a counterpart of the FIS Escrow Agreement executed by the Purchaser and Parent;

92

Execution Copy

(iii) a counterpart of the IRA, executed by the Parent and Formula Systems.

(e) Litigation. There shall not be: pending by or before any Governmental Authority any Proceeding that (A) seeks or is reasonably expected to frustrate, prevent or restrict the consummation of the FIS Transactions on the terms set forth herein, or (B) seeks the award of material Losses that would be payable by Purchaser if the FIS Transactions are consummated.

(f) Material Adverse Effect. There shall have been no Material Adverse Effect with respect to Parent.

(g) Appointment of Board Member. The person designated by Kardan shall have been appointed as a member of the board of directors of Parent.

(h) Super Majority Approval. The applicable Super Majority shall have approved the FIS Closing as required under Section 2.12

, if applicable.

(i) Price of the Parent’s Shares. The closing price of the common shares of the Parent as reported on Nasdaq at the close of business on the last trading day immediately prior to the FIS Closing Date shall not be less than US$3.50 per share.

(j) Closing Certificate. Purchaser shall have delivered to the FIS Selling Shareholders a certificate, dated as of the FIS Closing, executed on behalf of Parent by its Chief Executive Officer, certifying that Parent has delivered to the Tel Aviv Stock Exchange prior to the FIS Closing an opinion of Parent's U.S. counsel, (i) referring to the Category 2 40-day holding period required under Rule 903(b)(2) of Regulation S and (ii) stating that no registration under the Securities Act is required for the offer and sale of the Consideration Securities by the Parent to the FIS Selling Shareholders as contemplated hereby (the “TASE Certificate”).

Section 8.06 Conditions to the Obligations of the IDIT Selling Shareholders.

The obligations of each of the IDIT Selling Shareholders to consummate the IDIT Transactions are subject to the satisfaction, or waiver by the IDIT Shareholders Representative other than with respect to the Super Majority Approval set forth in 8.06(g) below, of the following further conditions:

(a) Representations and Warranties. (i) each of the representations and warranties made by the Parent or the Purchaser in this Agreement (other than the representations referred to in clause (ii) below) shall have been (a) true and correct in all material respects as of the date of this Agreement, without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties, and (b) true and correct as of the date of the IDIT Closing, as if made as of the IDIT Closing Date, except for any inaccuracies that do not constitute, individually or in the aggregate, a Material Adverse Effect on Parent; (ii) each of the representations and warranties contained in Section 5.02 (Corporate Authorization), Section 5.05 (Non Contravention) and Section 5.06 (Capitalization), shall be true and correct in all respects as of the date of this Agreement and as of the IDIT Closing Date, except that changes to the authorized and issued share capital of Purchaser between the date hereof and the IDIT Closing Date shall not be deemed as an inaccuracy or a breach of the representations and warranties contained in Section 5.06 (Capitalization).

93

Execution Copy

(b) Covenants. Each of the covenants and obligations that the Purchaser or Parent is required to comply with or to perform at or prior to the IDIT Closing shall have been complied with and performed in all material respects.

(c) Consents and Approvals. Each of the Consents listed on Section 5.05 of the Purchaser Disclosure Schedule, shall have been obtained in form and substance reasonably satisfactory to the IDIT Shareholders Representative and shall be in full force and effect.

(d) Executed Agreements and Certificates. IDIT Shareholders Representative shall have received the following agreements and other documents and certificates, each of which shall be in full force and effect:

(i) (a) a certificate, in the form attached hereto as Exhibit Z2, executed on behalf of Purchaser by its Chief Executive Officer (the "Purchaser IDIT Closing Certificate") certifying (i) that the conditions set forth in Section 8.02 and this Section 8.06 (to the extent applicable to Purchaser) have been duly satisfied; and (ii) the resolutions of the board of directors of Purchaser in form satisfactory to IDIT Shareholders Representative's counsel, approving this Agreement and the IDIT Transactions, and (b) a certificate, in the form attached hereto as Exhibit Z4, executed on behalf of Parent by its Chief Executive Officer (the "Parent IDIT Closing Certificate") certifying (i) that the conditions set forth in Section 8.02 and this Section 8.06 (to the extent applicable to Parent) have been duly satisfied; and (ii) the resolutions of the board of directors of Parent in form satisfactory to IDIT Shareholders Representative's counsel, approving this Agreement and the IDIT Transactions.

(ii) a counterpart of the IDIT Escrow Agreement executed by the Purchaser and Parent;

(iii) a counterpart of the IRA, executed by the Parent.

(e) Litigation. There shall not be: pending by or before any Governmental Authority any Proceeding that (A) seeks or is reasonably expected to frustrate, prevent or restrict the consummation of the IDIT Transactions on the terms set forth herein, or (B) seeks the award of material Losses that would be payable by Purchaser if the IDIT Transactions are consummated.

(f) Material Adverse Effect. There shall have been no Material Adverse Effect with respect to Parent.

(g) Super Majority Approval. The applicable Super Majority shall have approved the IDIT Closing as required under Section 2.12

, if applicable.

(h) Price of the Parent’s Shares. The closing price of the common shares of the Parent as reported on Nasdaq at the close of business on the last trading day immediately prior to the IDIT Closing Date shall not be less than US$3.50 per share.

(i) Closing Certificate. Purchaser shall have delivered to the IDIT Selling Shareholders the TASE Certificate with respect to the Consideration Securities to be delivered to the IDIT Selling Shareholders.

94

Execution Copy

Article IX
Termination

Section 9.01 Termination of FIS Transactions.

This Agreement may be terminated with respect to the FIS Transactions and such FIS Transactions may be abandoned at any time prior to the FIS Closing:

(a) by mutual written agreement of the FIS Shareholders Representative and Purchaser;

(b) by either FIS Shareholders Representative or Purchaser, by written notice to the other parties, if the FIS Closing has not been consummated on or before October 21, 2011 (the "FIS End Date"), except that the FIS End Date may be extended by a written notice provided by either Parent or the FIS Shareholders Representative to the other parties hereto for an additional thirty (30) days in the event that in the reasonable judgment of Parent or the FIS Shareholders Representative the FIS Closing may occur prior to the FIS End Date (as so extended); provided that the right to terminate this Agreement pursuant to this Section 9.01(b) or to extend the period as set forth in this Section 9.01(b) shall not be available to any party whose breach of or failure to comply with any provision of this Agreement with respect to the FIS Transactions, results in the failure of the FIS Transactions to be consummated by such time;

(c) by either FIS Shareholders Representative or Purchaser, by written notice to the other parties, if a Governmental Authority shall have issued any order, injunction or other decree or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the FIS Transactions or if there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the FIS Transactions by any Governmental Entity that would make consummation of the FIS Transactions illegal;

(d) by Purchaser, by written notice to FIS, if (i) any representation or warranty of any of FIS or the FIS Selling Shareholder specified in Section 8.03(a) shall be inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the condition set forth in Section 8.03(a) to be complied with, or any of the covenants or obligations of FIS or any FIS Selling Shareholders contained in this Agreement shall have been breached in any material respect, provided, that such breach(es) are not capable of cure, or, if capable of cure, are not cured within fifteen (15) days of delivery of written notice thereof from the Purchaser, or (ii) there shall have occurred a Material Adverse Effect with respect to FIS;

(e) by either FIS Shareholders Representative or Purchaser, by written notice to the other parties, if there shall be any action taken, or any Applicable Law enacted, promulgated or issued or deemed applicable to the FIS Transactions by any Governmental Authority, which would (x) prohibit or restrict in any material respect Purchaser’s ownership or operation of all or any portion of the business or assets of FIS, or (y) compel Purchaser to dispose of or hold separate all or any significant portion of FIS' assets or properties, or significantly limit its operation of FIS' business, as a result of the FIS Transactions;

(f) by FIS or the FIS Shareholders Representative, by written notice to the Purchaser, if (i) any representation or warranty of Purchaser or Parent specified in Section 8.05(a) shall be inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the condition set forth in Section 8.05(a) to be complied with, or any of the covenants or obligations of the Purchaser or Parent contained in this Agreement shall have been breached in any material respect, provided such breach(es) are not capable of cure, or, if capable of cure, are not cured within fifteen (15) days of delivery of written notice thereof from FIS or the FIS Shareholders Representatives, or (ii) there shall have occurred a Material Adverse Effect with respect to Purchaser or Parent.

95

Execution Copy

(g) The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to the other parties setting forth a brief description of the basis on which such party is terminating this Agreement.

Section 9.02 Effect of Termination of FIS Transaction.

If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with respect to the FIS Transactions and there shall be no liability or obligation on the part of any party or any of its or their Affiliates to any other Person by virtue of, arising out of or otherwise in connection with this Agreement with respect to the FIS Transactions or any other FIS Transaction Document; provided that: (a) none of the FIS Selling Shareholders, FIS or the Purchaser shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 7.01, Section 7.05 and Article XII

.

Section 9.03 Termination of IDIT Transactions.

This Agreement may be terminated with respect to the IDIT Transactions and such IDIT Transactions may be abandoned at any time prior to the IDIT Closing:

(a) by mutual written agreement of the IDIT Shareholders Representatives and Purchaser;

(b) by either IDIT Shareholders Representative or Purchaser, by written notice to the other parties, if the IDIT Closing has not been consummated on or before October 21, 2011 (the "IDIT End Date"), except that the IDIT End Date may be extended by written notice provided by either Parent or the IDIT Shareholders Representative to the other parties hereto for an additional thirty (30) days in the event that in the reasonable judgment of Parent or the IDIT Shareholders Representative the IDIT Closing may occur prior to the IDIT End Date (as so extended); provided that the right to terminate this Agreement pursuant to this Section 9.03(b) shall not be available to any party whose breach of or failure to comply with any provision of this or to extend the period as set forth in this Section 9.03(b) Agreement, results in the failure of the IDIT Transactions to be consummated by such time;

(c) by either IDIT Shareholders Representative or Purchaser, by written notice to the other parties, if a Governmental Authority shall have issued any order, injunction or other decree or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the IDIT Transactions or if there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the IDIT Transactions by any Governmental Entity that would make consummation of the IDIT Transactions illegal;

(d) by Purchaser, by written notice to IDIT, if (i) any representation or warranty of any of IDIT or the IDIT Selling Shareholder specified in Section 8.04(a) shall be inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the condition set forth in Section 8.04(a) to be complied with, or any of the covenants or obligations of IDIT or any IDIT Selling Shareholders contained in this Agreement shall have been breached in any material respect, provided, that such breach(es) are not capable of cure, or, if capable of cure, are not cured within fifteen (15) days of delivery of written notice thereof from the Purchaser, or (ii) there shall have occurred a Material Adverse Effect with respect to IDIT;

96

Execution Copy

(e) by either IDIT Shareholders Representative or Purchaser, by written notice to the other parties if there shall be any action taken, or any Applicable Law enacted, promulgated or issued or deemed applicable to the IDIT Transactions by any Governmental Authority, which would (x) prohibit or restrict in any material respect Purchaser’s ownership or operation of all or any portion of the business or assets of IDIT, or (y) compel Purchaser to dispose of or hold separate all or any significant portion of IDIT's assets or properties, or significantly limit its operation of IDIT's business, as a result of the IDIT Transactions;

(f) by IDIT or the IDIT Shareholders Representative, by written notice to the Purchaser, if (i) any representation or warranty of Purchaser or Parent specified in Section 8.06(a) shall be inaccurate or untrue to the extent that any such inaccuracy or untruth would cause the failure of the condition set forth in Section 8.06(a) to be complied with, or any of the covenants or obligations of the Purchaser or Parent contained in this Agreement shall have been breached in any material respect, provided such breach(es) are not capable of cure, or, if capable of cure, are not cured within fifteen (15) days of delivery of written notice thereof from IDIT or the IDIT Shareholders Representatives, or (ii) there shall have occurred a Material Adverse Effect with respect to Purchaser.

(g) The party desiring to terminate this Agreement pursuant to this Section 9.03 (other than pursuant toSection 9.03(a)) shall give written notice of such termination to the other parties setting forth a brief description of the basis on which such party is terminating this Agreement.

Section 9.04 Effect of Termination of IDIT Transaction.

If this Agreement is terminated pursuant to Section 9.03, this Agreement shall become void and of no effect with respect to the IDIT Transactions and there shall be no liability or obligation on the part of any party or any of its or their Affiliates to any other Person by virtue of, arising out of or otherwise in connection with this Agreement or any other IDIT Transaction Document; provided that: (a) none of the IDIT Selling Shareholders, IDIT or the Purchaser shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 7.01, Section 7.05 and Article XII

.

Article X
Indemnification

Section 10.01 Survival of Representations.

(a) Companies and Selling Shareholders Representations. Subject to Section 10.01(b), all representations, warranties, covenants and agreements of the Companies and the Selling Shareholders contained herein or in any Transaction Documents shall survive the execution and delivery of this Agreement or such Transaction Documents and the consummation of the transactions contemplated hereby and thereby, regardless of any investigation made by or on behalf of any party hereto or its Affiliates or the knowledge of any such party’s (or its Affiliates’) officers, directors, shareholders, managers, members, partners, employees or agents. Notwithstanding anything herein to the contrary, the Selling Shareholders will not be liable with respect to any claim for the breach or inaccuracy of any representation or warranty pursuant to Section 10.02(a)(i), unless written notice of a claim thereof is delivered to the respective Shareholders Representative prior to the applicable Sellers Survival Date and a claim was filed, with respect to such claim, within six months from the date such written notice was delivered to the Shareholders Representative. For the purposes of this Agreement, the term "Sellers Survival Date", with respect to either the FIS Transaction or the IDIT Transaction, shall mean the date that is twelve (12) months after the respective Closing Date of the FIS Transaction or the IDIT Transaction, as applicable, except for the representations and warranties contained in Section 3.02 (Corporate Authorization), Section 3.05(b) (Non-Contravention), Section 3.06 (Capitalization), Section 4.02 (Authority; Binding Effect) and Section 4.03 (Non-Contravention), with respect to which the Sellers Survival Date shall be 36 months after the respective Closing Date (such representations and warranties are hereinafter referred to, collectively, as the "Sellers Fundamental Representations"). The parties agree that so long as written notice in accordance with the terms herein is given on or prior to the applicable Sellers Survival Date with respect to such claim and a claim is filed with the applicable court within six months from the applicable Sellers Survival Date, the representations and warranties with respect to such breach shall continue to survive until such matter is finally resolved.

97

Execution Copy

(b) Sellers Willful Breach; Intentional Misrepresentation; Fraud. Notwithstanding anything to the contrary contained in Section 10.01(a) in case of claims based upon willful breach, intentional misrepresentation or fraud, by a Selling Shareholder or any respective Representative of such Selling Shareholder (the liability for which shall be several and not joint) the Sellers Survival Date with respect to such claims shall be 36 months after the respective Closing Date.

(c) Purchaser’s and Parent's Representations. All representations, warranties, covenants and agreements of the Purchaser and Parent contained herein or in any Transaction Documents shall survive the execution and delivery of this Agreement or such Transaction Documents and the consummation of the transactions contemplated hereby and thereby, regardless of any investigation made by or on behalf of any party hereto or its Affiliates or the knowledge of any such party’s (or its Affiliates’) officers, directors, shareholders, managers, members, partners, employees or agents. Notwithstanding anything herein to the contrary, the Purchaser and Parent will not be liable with respect to any claim for the breach or inaccuracy of any representation or warranty pursuant to Section 10.03(a)(i), unless written notice of a claim thereof is delivered to the Purchaser prior to the applicable Purchaser Survival Date and a claim was filed, with respect to such claim, within six months from the date such written notice was delivered to the Purchaser. For the purposes of this Agreement, the term "Purchaser Survival Date" shall mean, with respect to each of the FIS Transaction and the IDIT Transaction, as applicable, the date that is twelve (12) months after the respective Closing Date, except for the representations and warranties contained in Section 5.02 (Corporate Authorization), Section 5.05(b) (Non-Contravention), and Section 5.06 (Capitalization), with respect to which the Purchaser Survival Date shall be the date which is 36 months after the respective Closing Date (the foregoing representations and warranties hereinafter referred to, collectively, as the "Purchaser Fundamental Representations"). The parties agree that so long as written notice in accordance with the terms herein is given on or prior to the applicable Purchaser Survival Date with respect to such claim and a claim is filed with the applicable court within six months from the applicable Purchaser Survival Date, the representations and warranties with respect to such breach shall continue to survive until such matter is finally resolved.

Section 10.02 Indemnification by Selling Shareholders.

98

Execution Copy

(a) Selling Shareholders Indemnification. The Selling Shareholders of each Company shall, severally and not jointly, indemnify the Purchaser and its Affiliates (including the respective Company in which they hold shares prior to the respective Closing) and each of their respective Representatives, successors and assigns (collectively, the "Purchaser Indemnified Parties") and hold each of them harmless from and against, and pay on behalf of or reimburse any such Purchaser Indemnified Party, in respect of the entirety of any Loss which such Purchaser Indemnified Party may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with:

(i) any inaccuracy in or breach of any representation or warranty of (i) the respective Company in which the Selling Shareholders hold shares or (ii) of the Selling Shareholders of such Company (it being clarified that, with respect to clause (ii), each Selling Shareholder shall be liable only with respect to the representations and warranties made thereby) contained in this Agreement or in any Transaction Document: (i) as of the date of this Agreement and (ii) as of the respective Closing(in each of (i) and (ii) except in the case of any representation or warranty which by its terms speaks only as of a specified date or dates, in which case the inaccuracy or breach shall be determined as of such date or dates), in each case without giving effect to: (A) any limitation or qualification as to "materiality," "material," "Material Adverse Effect" or similar qualifiers set forth in such representation or warranty for purposes of determining whether there is a breach and the Losses resulting from, arising out of or relating to such breach; or (B) any update of or modification to the respective Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement, unless such update or modification results from changes of facts between the date of this Agreement and the respective Closing Date which do not constitute a Material Adverse Effect as to the respective Company; provided that any inaccuracy in the representations made by any specific Selling Shareholder in Section 4.01 (Title to Company Shares) which was Known to the respective Company on the date hereof or on the date of the respective Closing shall not constitute, for the purpose of this Section 10.02(a)(i), also a basis for indemnification by all Selling Shareholders of the respective Company due to inaccuracy of the representations made by such Company in Section 3.06 (Capitalization), unless the Purchaser is not indemnified by the relevant Selling Shareholder to the fullest extent provided herein, after taking all necessary steps hereunder with respect to such right of indemnification. It is hereby agreed and clarified that prior to the relevant Closing, the relevant Company shall be allowed to notify the Purchaser or Parent as to changes in such Company's representation as of the respective Closing Date resulting from changes of facts between the date of this Agreement and the date of such respective Closing Date, and, provided that such changes shall not constitute a Material Adverse Effect as to the respective Company, the Purchaser and the Parent shall not be entitled to any indemnification due to such changes;

(ii) any breach of any covenant or obligation of the respective Company in which the Selling Shareholders hold shares or of the Selling Shareholders of such Company (each of whom shall be liable only with respect to the covenants and obligations of such Selling Shareholder) in this Agreement or in any other Transaction Document.

Notwithstanding the above, in the event of termination of this Agreement pursuant to Section 9.01 or Section 9.03, as applicable, the indemnifying party with respect to any breach of covenant or obligation of a Company contained in this Agreement or in any Transaction Document shall be such respective Company.

(b) IDIT Selling Shareholders Indemnification Cap. The maximum aggregate liability of each of the IDIT Selling Shareholders for Losses arising under Section 10.02(a) hereof, shall be limited to such Selling Shareholder's Participation Portion in the IDIT Escrow Deposit, excluding in the event of an inaccuracy in any of IDIT's and IDIT Selling Shareholders' Sellers Fundamental Representations, a breach of an IDIT Selling Shareholders obligation under Section 7.07, or in the event of willful breach, intentional misrepresentation or fraud by the respective IDIT Selling Shareholder in which cases the maximum aggregate liability of each of the IDIT Selling Shareholders for Losses arising under Section 10.02(a)  hereof, shall be limited to such Selling Shareholder's Participation Portion in the IDIT Aggregate Transaction Value. For the avoidance of doubt, the maximum aggregate liability of each of the IDIT Selling Shareholders for any Losses arising under this Agreement shall be such Selling Shareholder's Participation Portion in the IDIT Aggregate Transaction Value.

99

Execution Copy

(c) FIS Selling Shareholders Indemnification Cap. The maximum aggregate liability of each of the FIS Selling Shareholders for Losses arising under Section 10.02(a) hereof, shall be limited to such Selling Shareholder's Participation Portion in the FIS Escrow Deposit, excluding in the event of an inaccuracy in any of FIS' and FIS' Selling Shareholders' Sellers Fundamental Representations, a breach of an FIS Selling Shareholder obligation under Section 7.07, or in the event of willful breach, intentional misrepresentation or fraud by the respective FIS Selling Shareholder in which cases the maximum aggregate liability of each of the FIS Selling Shareholders for Losses arising under Section 10.02(a)  hereof, shall be limited to such Selling Shareholder's Participation Portion in the FIS Aggregate Transaction Value. For the avoidance of doubt, the maximum aggregate liability of each of the FIS Selling Shareholders for any Losses arising under this Agreement shall be such Selling Shareholder's Participation Portion in the FIS Aggregate Transaction Value.

(d) Selling Shareholders Basket. Notwithstanding anything herein to the contrary, no Purchaser Indemnified Party shall be entitled to indemnification in respect of any breach of a representation or warranty of a Company or either of its Selling Shareholders set forth herein unless and until all such breaches result in total Losses incurred by all Purchaser Indemnified Parties in an amount of at least 3% of the IDIT Aggregate Transaction Value, or 3% of the FIS Aggregate Transaction Value, as applicable, (the "Sellers Basket Amount"), in which case the Purchaser Indemnified Parties shall be entitled to the entire amount of Losses, including the respective Sellers Basket Amount. The foregoing limitation shall not apply (i) in the case of willful breach, intentional misrepresentation or fraud by any ofthe Selling Shareholders or the Companies and (ii) to inaccuracies in or breaches of any of the Sellers Fundamental Representations.

(e) Sole Remedy. After the respective Closing Date, the indemnity provisions of this Agreement shall be the sole and exclusive remedy of Purchaser for any Losses arising out of or related to this Agreement and the Transactions.

(f) Injunctive Relief; Specific Performance. Notwithstanding Section 10.02(e) above, in addition to the remedies provided in this Article X, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to specific performance by the other party of its obligations hereunder or thereunder.

Section 10.03 Indemnification by Purchaser.

(a) Purchaser Indemnification. The Purchaser shall indemnify the Selling Shareholders and their Affiliates and each of their respective Representatives, successors and assigns (collectively, the "Selling Shareholders Indemnified Parties") (each of the Selling Shareholders Indemnified Parties and the Purchaser Indemnified Parties shall be referred to as an "Indemnified Party") and hold each of them harmless from and against, and pay on behalf of or reimburse any such Selling Shareholders Indemnified Party, in respect of the entirety of any Loss which such Selling Shareholders Indemnified Party may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with:

100

Execution Copy

(i) any inaccuracy in or breach of any representation or warranty of Purchaser or Parent contained in this Agreement or in any Transaction Document: (i) as of the date of this Agreement and (ii) as of the respective Closing(in each of (i) and (ii) except in the case of any representation or warranty which by its terms speaks only as of a specified date or dates, in which case the inaccuracy or breach shall be determined as of such date or dates), in each case without giving effect to: (A) any limitation or qualification as to "materiality," "material," "Material Adverse Effect" or similar qualifiers set forth in such representation or warranty for purposes of determining whether there is a breach and the Losses resulting from, arising out of or relating to such breach or (B) any update of or modification to the Purchaser Disclosure Schedule made or purported to have been made on or after the date of this Agreement, unless such update or modification results from changes of facts between the date of this Agreement and the respective Closing Date which do not constitute a Material Adverse Effect as to the Parent, and except that changes to the authorized and issued share capital of Parent between the date hereof and the respective Closing Date may not be deemed as an inaccuracy or a breach of the representations and warranties contained in Section 5.06 (Capitalization). It is hereby agreed and clarified that prior to the relevant Closing, Purchaser shall be allowed to notify the respective Company as to changes in such Parent's or Purchaser's representation as of the respective Closing Date resulting from changes of facts between the date of this Agreement and the date of such respective Closing Date, and, provided that such changes shall not constitute a Material Adverse Effect as to the Parent, the Selling Shareholders of the respective Company shall not be entitled to any indemnification due to such changes; and

(ii) any breach of any covenant or obligation of the Purchaser or Parent in this Agreement or in any other Transaction Document.

(b) Purchaser Indemnification Cap. The maximum aggregate liability of Purchaser for Losses arising under Section 10.03(a) hereof to IDIT's Selling Shareholders Indemnified Parties, shall be limited to such number of common shares of Parent equal to 10% of the number of IDIT Consideration Shares, and the maximum aggregate liability of Purchaser for Losses arising under Section 10.03(a) hereof to the FIS Selling Shareholders Indemnified Parties, shall be limited to such number of common shares of Parent equal to 10% of the number of FIS Consideration Shares plus the number of common shares of Parent equal to 10% of the product of the Cash Consideration divided by the Parent Share Value, provided however, that the above limitation shall not apply to i) in the case of willful breach, intentional misrepresentation or fraud by Purchaser or Parent or any respective Representative of Purchaser or Parent; (ii) inaccuracies in or breaches of any of the Purchaser Fundamental Representations, with respect to each of (i) and (ii) the maximum aggregate liability for Losses arising under Section 10.03(a) hereof shall be limited to: with respect to Losses of IDIT Selling Shareholders Indemnified Parties, the IDIT Aggregate Transaction Value and with respect to Losses of FIS Selling Shareholders Indemnified Parties, the FIS Aggregate Transaction Value. For the avoidance of doubt, the maximum aggregate liability of the Purchaser for any Losses arising under this Agreement shall be the IDIT Aggregate Transaction Value or the FIS Aggregate Transaction Value, as applicable.

(c) Purchaser Indemnification Basket. Notwithstanding anything herein to the contrary, no Selling Shareholders Indemnified Party shall be entitled to indemnification in respect of any breach of a representation or warranty of Purchaser or Parent unless and until all such breaches result in total Losses incurred by the Selling Shareholders Indemnified Parties, in an amount of at least 3% of the IDIT Aggregate Transaction Value with respect to IDIT's Selling Shareholders Indemnified Parties and in an amount of at least 3% of the FIS Aggregate Transaction Value with respect to FIS Selling Shareholders Indemnified Parties (the "Purchaser Basket Amount"), in which case the Selling Shareholders Indemnified Parties shall be entitled to the entire amount of Losses, including the respective Purchaser Basket Amount. The foregoing limitation shall not apply (i) in the case of willful breach, intentional misrepresentation or fraud by the Purchaser or Parent and (ii) to inaccuracies in or breaches of any of the Purchaser Fundamental Representations.

101

Execution Copy

(d) Sole Remedy. After the respective Closing Date, the indemnity provisions of this Agreement shall be the sole and exclusive remedy of Selling Shareholders for any Losses arising out of or related to this Agreement and the Transactions.

Section 10.04 Claims and Procedures.

(a) Officer’s Claim Certificate. If any Indemnified Party has or claims to have incurred or suffered Losses for which it is or may be entitled to indemnification, compensation or reimbursement pursuant to this Article X from the Purchaser or any of the Selling Shareholders, as the case me be (each of the forgoing, an "Indemnifying Party"), Purchaser or the applicable Shareholders Representative, as the case may be, may deliver to the other party (and if any Purchaser's claim relates to a specific Selling Shareholder, also to such Selling Shareholder) (each delivering party shall be referred to as a "Delivering Party" and each receiving party shall be referred to as an "Addressee"), a certificate signed by any officer of the Delivering Party; provided, however that failure of the Delivering Party to give any such certificate will relieve the relevant Indemnifying Party of its indemnification obligations hereunder to the extent that it is delivered or claimed after the applicable Sellers Survival Date or the Purchaser Survival Date, as applicable (any certificate delivered in accordance with the provisions of this Section 10.04(a) is referred to as a "Officer’s Claim Certificate"):

(i) stating that an Indemnified Party believes that there is or may have been a breach of a representation, warranty or covenant contained in this Agreement and that such Indemnified Party is entitled to indemnification under this Article X;

(ii) containing the amount which such Indemnified Party claims to be entitled to receive as indemnification pursuant to this Article X (the aggregate amount of shares or cash claimed by such Indemnified Party being referred to as the "Claimed Amount"); and

(iii) containing a brief description (based upon the information then possessed by such Indemnified Party) of the material facts known to the Indemnified Party giving rise to such claim.

(b) Dispute Procedure. During the twenty (20) day period commencing upon the date that notice of an Officer’s Claim Certificate is given or deemed duly given pursuant to Section 12.08 below to an Addressee (the "Dispute Period"), the Addressee may deliver to the Delivering Party a written response (the "Response Notice") in which the Addressee: (i) agrees that the full Claimed Amount is owed to the Indemnified Party; (ii) agrees that part, but not all, of the Claimed Amount (the "Agreed Amount") is owed to the Indemnified Party; or (iii) indicates that no part of the Claimed Amount is owed to the Indemnified Party. Any part of the Claimed Amount that is not an Agreed Amount shall be referred to as a "Contested Amount". If a Response Notice is not duly given to the Delivering Party prior to the expiration of the Dispute Period, then the Addressee shall be conclusively deemed to have agreed that the full Claimed Amount is owed to the Indemnified Party.

(c) Payment of Claimed Amount. If: (a) the Addressee delivers a Response Notice agreeing that the full Claimed Amount or an Agreed Amount is owed to the Indemnified Party; or (b) the Addressee does not deliver a Response Notice during the Dispute Period, then, subject to the limitation of liability provisions contained herein, the following shall occur, subject to Section 10.04(f)

:

102

Execution Copy

(i) if the Indemnified Party is a Purchaser Indemnified Party, the Escrow Agent shall disburse to such Purchaser Indemnified Party the Claimed Amount or the Agreed Amount (and in the event of cash amount, through the Purchaser’s Account, as defined in the Escrow Agreement), as applicable, calculated pursuant Section 2.05(b) above, within five (5) Business Days following the end of the Dispute Period, out of the relevant Selling Shareholder's part in the respective Escrowed Funds; provided that with respect to any cash component that is deposited in the Escrowed Funds on behalf of a Selling Shareholder who is an Indemnifying Party, the Purchaser may instruct the Escrow Agent to release to the Purchaser first the cash component and then, if the cash component is lower than the Claimed Amount or the Agreed Amount, as applicable, the shares component of such Indemnifying Party's respective Escrowed Funds.

(ii) In the event of a Claimed Amount which was required due to a breach of a Sellers Fundamental Representation or due to willful breach, intentional misrepresentation or fraud by a Selling Shareholder- if the respective Escrowed Funds disbursed to Purchaser pursuant to Section 10.04(c)(i) shall not be sufficient to satisfy the Claimed Amount or the Agreed Amount, the relevant Selling Shareholder shall pay the Purchaser its respective Participation Portion of the excess of the Agreed Amount or Claimed Amount, as applicable, over the disbursed Escrowed Funds within three (3) calendar days following the end of the Dispute Period.

(iii) if the Indemnified Party is a Selling Shareholder Indemnified Party, the Purchaser shall pay such Indemnified Party the Agreed Amount or Claimed Amount, as applicable, within three (3) calendar days following the end of the Dispute Period.

(d) Resolution between the Parties. If the Addressee delivers a Response Notice indicating that there is a Contested Amount, the respective Shareholder Representative, or, in case of a dispute between Purchaser and specific Selling Shareholders, such specific Selling Shareholders, and the Purchaser shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Purchaser and the respective Shareholders Representative or such Selling Shareholder, as applicable, resolve such dispute, such resolution shall be binding on the respective Shareholders Representative, the respective Selling Shareholders and the Purchaser and a settlement agreement stipulating the amount owed to the Indemnified Parties (the "Stipulated Amount") shall be signed by Purchaser and the respective Shareholders Representative or Selling Shareholder, as applicable, and the Stipulated Amount shall be disbursed pursuant to the terms of Section 10.04(c)

as if such amount was an Agreed Amount.

(e) Dispute Resolution. If the respective Shareholders Representative, or, in case of a dispute between Purchaser and a specific Selling Shareholder, such specific Selling Shareholder, and the Purchaser are unable to resolve the dispute relating to any Contested Amount within thirty (30) calendar days after the date that the Response Notice is given or is deemed duly given pursuant to Section 12.08 to the Addressee, then either the Purchaser or the respective Shareholders Representative, or specific Selling Shareholder, as applicable, may submit the claim described in the Officer’s Claim Certificate to arbitration to be conducted by a sole arbitrator and in accordance with the rules of the Israeli Arbitration Law - 1968 (the "Arbitration Law"), except as otherwise provided herein. The arbitration shall be conducted in Tel-Aviv, Israel or such other place mutually acceptable to the Purchaser and the respective Shareholders Representative or specific Selling Shareholder, as applicable. The arbitrator shall have the necessary expertise required in order to review the materials provided by the parties and shall have the necessary expertise in arbitrating commercial matters underlying the Contested Amount (the "Arbitrator") to be appointed by the respective Shareholders Representative, or specific Selling Shareholder, as applicable, and the Purchaser, and if no agreement is reached on the identity of the Arbitrator within ten (10) days following the submission of such dispute to arbitration, the identity of the Arbitrator will be determined by the President of the Israeli Bar Association. The parties to such dispute agree to use all reasonable efforts to cause the arbitration hearing to be conducted within sixty (60) days after the appointment of the Arbitrator and to use all reasonable efforts to cause the decision of the Arbitrator to be furnished within fifteen (15) days after the conclusion of the arbitration hearing. The Arbitrator’s authority shall be confined to: (i) deciding whether the Indemnified Party is entitled to recover the Contested Amount (or a portion thereof), and the portion of the Contested Amount the Indemnified Party is entitled to recover; and (ii) awarding expenses of the arbitration proceedings pursuant to this Section. The Arbitrator shall not be bound by procedural law or rules of evidence and shall have no authority to issue any injunctions, orders or other interlocutory remedies, but will rule consistent with the substantive law of the State of Israel. Pending the Arbitrator’s award, the costs and expenses of the Arbitrator shall be borne equally by Purchaser and the respective Shareholders Representative or specific Selling Shareholder, as applicable. The award of the Arbitrator shall be in writing, state the reasons upon which it is based, and shall be final and binding upon the parties. Any arbitration proceeding hereunder and the content of any discussions or communications with the Arbitrator shall be conducted on a confidential basis, shall be subject to such disclosure restrictions imposed on the parties under any Applicable Law and the Arbitrator shall be required to execute, prior to the commencement of its service, Purchaser’s standard confidentiality agreement. Any amount payable to an Indemnified Party according to a written decision of the Arbitrator shall be disbursed pursuant to the terms of Section 10.04(c) as if such amount was an Agreed Amount. Any ruling or decision of the Arbitrator may be enforced in any court of competent jurisdiction. This Section constitutes an Arbitration Agreement in accordance with the Arbitration Law. In the event of any contradiction between the provisions hereof and the Arbitration Law, the provisions of this Agreement shall prevail.

103

Execution Copy

(f) Form of Payment. Notwithstanding anything to the contrary herein, any amount payable under this Article X may be paid with common shares of Parent (i.e., either (i) as forfeiture of such shares from the respective Escrowed Funds, with respect to an indemnification of any Purchaser Indemnified Party, or (ii) through the issuance by Parent of additional shares, with respect to an indemnification of any Selling Shareholders Indemnified Party) or, at the election of the Indemnifying Party, in cash; provided that the value of each common share of Parent for the purpose of calculating the amount of shares payable as indemnification in lieu of a cash payment shall be equal to the Parent Share Value and provided further that in the event that a cash payment hereunder to Purchaser in lieu of release of common shares from the respective Escrowed Funds, an amount of common shares of Parent equal to such cash payment calculated based on the Parent Share Value shall be released to the respective Selling Shareholders by the Escrow Agent from the respective Escrowed Funds. In the event that any amount payable by the Selling Shareholders under this Article X is paid with common shares of Parent released from the respective Escrowed Funds, or in the event that any part of the Parent's common shares held in the respective Escrowed Funds is replaced with cash, pursuant to this Agreement, the Parent shall deliver to the Transfer Agent, with a copy to the respective Shareholders Representatives, irrevocable written instructions to (i) issue in the name of the respective Selling Shareholders new certificates representing the new number of common shares of Parent to be held in escrow following such release or replacement of shares and to deliver such certificates to the Escrow Agent upon surrender and cancellation of the certificates held then by the Escrow Agent, and (ii) issue in the name of the Parent, or its designee, new certificates representing such number of common shares of Parent so released or replaced.

(g) Each indemnification claim made by an Indemnified Party shall be made only in accordance with this Article X and the respective Escrow Agreement.

104

Execution Copy

Section 10.05 Defense of Third-Party Claims.

In the event of the assertion or commencement by any Person of any Proceeding (whether against any of the Companies, the Purchaser or any other Person) with respect to which any Selling Shareholder may become obligated to hold harmless, indemnify, compensate or reimburse any Purchaser Indemnified Party pursuant to this Article X, then Purchaser shall have the right, at its election, to proceed with the defense of such Proceeding on its own. If Purchaser so proceeds with the defense of any such Proceeding:

(a) each Selling Shareholder shall make available to Purchaser any documents, materials and other information in his possession or control that may be necessary to the defense of such claim or Proceeding; and

(b) Purchaser shall have the right to settle, adjust or compromise such Proceeding; provided, however, that if Purchaser settles, adjusts or compromises any such Proceeding without the consent of the respective Shareholders Representative or specific Selling Shareholder, as applicable, such settlement, adjustment or compromise shall not be conclusive evidence of the amount of Losses incurred by the Purchaser Indemnified Party in connection with such Proceeding (it being understood that if Purchaser requests that such Shareholders Representative or Selling Shareholder consent to a settlement, adjustment or compromise, such consent shall not be unreasonably withheld, delayed or conditioned; provided that withholding, delaying or conditioning such consent will not be deemed to be unreasonable if such settlement, adjustment or compromise does not provide full release of the claims raised against the respective Selling Shareholders in such Proceeding).

Purchaser shall give the respective Shareholders Representative or such specific Selling Shareholder, as applicable, prompt notice of the commencement of any such Proceeding against Purchaser or any of the Companies and provide information reasonably requested by such Shareholders Representative or Selling Shareholder, as applicable, and not subject to attorney-client privilege of Purchaser or the Purchaser Indemnified Parties relating to such claim; provided, however, that any failure on the part of Purchaser to so notify such Shareholders Representative or Selling Shareholder, as applicable, and provide such information shall not limit any of the obligations of the respective Selling Shareholder(s) under Article X (except to the extent such failure materially prejudices the defense of such Proceeding). If Purchaser does not elect to proceed with the defense of any such claim or Proceeding, the respective Shareholders Representative or Selling Shareholder, as applicable, may proceed with the defense of such claim or Proceeding with counsel reasonably satisfactory to Purchaser; provided, however, that such Shareholders Representative or Selling Shareholder, as applicable, may not settle, adjust or compromise any such claim or Proceeding without the prior written consent of Purchaser (which consent may not be unreasonably withheld, delayed or conditioned, provided that withholding, delaying or conditioning such consent will not be deemed to be unreasonable if such settlement, adjustment or compromise does not provide full release of the claims raised against the Purchaser or the respective Company in such Proceeding).

105

 Execution Copy

Section 10.06 No Contribution.

No Selling Shareholder shall have, or be entitled to exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Companies in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

Section 10.07 Tax Impact.

The parties hereto agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the IDIT Purchase Price (with respect to indemnification of any of IDIT's Selling Shareholders Indemnified Parties) or the FIS Purchase Price (with respect to indemnification of any of FIS' Selling Shareholders Indemnified Parties), as the case may be, for Tax purposes. Furthermore, the amount of any Losses claimed by an Indemnified Party pursuant to this Article X shall be reduced by (i) the value of any net tax benefit resulting from such Loss to the extent such net tax benefit is actually realized by the Indemnified Party or its Affiliates in or before the taxable year during which such indemnity payment is to be made and (ii) the amount of any insurance proceeds (net of Taxes) actually received by Indemnified Party related to such Losses.

Section 10.08 Additional Provisions.

(a) Effect of Due Diligence. The representations, warranties, covenants and obligations of an Indemnifying Party, and the rights and remedies that may be exercised by Indemnified Parties, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnified Parties or any of their Representatives.

(b) Effect of Disclosure Schedules. For purposes of this Agreement, each statement or other item of information set forth in a Company Disclosure Schedule or Selling Shareholder Disclosure Schedule or the Purchaser Disclosure Schedule shall be deemed to be a representation and warranty made by such Company or Selling Shareholder or Purchaser or Parent, as applicable, in this Agreement.

Article XI
Shareholders Representative

Section 11.01 Appointment of Shareholders Representatives; Power and Authority.

(a) By virtue of the execution of this Agreement, each IDIT Selling Shareholder hereby irrevocably agrees, constitutes and appoints the IDIT Shareholders Representative and each FIS Selling Shareholder hereby irrevocably agrees, constitutes and appoints the FIS Shareholders Representative (and by the execution of this Agreement as Shareholders Representatives, the Shareholders Representatives hereby accepts their appointment) as the true, exclusive and lawful agent and attorney-in-fact of each of the respective Selling Shareholders to act: (i) as a Shareholders Representative under this Agreement and to have the right, power and authority to perform all actions (or refrain from taking any actions) the Shareholders Representatives shall be entitled to perform in accordance with this Agreement and the Transactions.

(b) Without derogating from the generality of the foregoing, as of the date hereof each Shareholders Representative shall have the right, power and authority to (and such actions shall be binding and enforceable upon the Selling Shareholders):

106

Execution Copy

(i) act for the respective Selling Shareholders represented by him with regard to all matters set forth in this Agreement;

(ii) execute and deliver all amendments, waivers, ancillary agreements, share powers, certificates and documents such the Shareholders Representative deems necessary or appropriate in connection with the consummation of the Transactions;

(iii) receive funds for the payment of expenses of the respective Selling Shareholders represented thereby and apply such funds in payment for such expenses;

(iv) do or refrain from doing any further act or deed on behalf of the respective Selling Shareholders represented by him that such Shareholders Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as such Selling Shareholders could do if personally present;

(v) receive all notices or other documents given or to be given to such Shareholders Representative by Purchaser pursuant to this Agreement;

(vi) in the event of a claim against all the Company Selling Shareholders -negotiate, undertake, compromise, defend, resolve and settle any suit, Proceeding, claim or dispute under this Agreement on behalf of the respective Selling Shareholders represented by him;

(vii) engage special counsel, accountants and other advisors and incur such other expenses in connection with any of the transactions contemplated by this Agreement;

(c) The Shareholders Representatives may be removed or replaced only upon delivery of written notice to the Purchaser by the respective Selling Shareholders holding at least a majority of the outstanding IDIT Shares or FIS Shares, as applicable, as of the respective Closing. Upon the death, disability or incapacity of any Shareholders Representative, each of the respective Selling Shareholders represented by him acknowledges and agrees that the new Shareholders Representative shall be appointed by the Selling Shareholders who held a majority of the outstanding shares of the respective Company immediately prior to the respective Closing. Each Shareholders Representative may resign at any time only upon a thirty (30) days’ prior written notice of such decision to resign and the appointment of a successor Shareholders Representative as described above. The Shareholders Representatives shall not receive compensation for serving in such capacity. Purchaser, the Companies and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Shareholders Representatives in all matters referred to herein. The Purchaser and Parent are hereby relieved from any liability to any Person for any acts done by the Shareholders Representatives and any acts done by Purchaser or Parent in accordance with any decision, act, consent or instruction of the Shareholders Representatives.

Section 11.02 Reimbursement.

The Selling Shareholders shall be responsible for and shall, jointly and severally, reimburse the respective Shareholders Representatives upon demand for all reasonable expenses, disbursements and advances incurred or made by such Shareholders Representative in accordance with any of the provisions of this Agreement or any other documents executed in connection herewith or therewith, including the costs and expense of receiving advice of counsel in relation to this Agreement.

Section 11.03 Release from Liability; Indemnification.

107

Execution Copy

Each Selling Shareholder hereby releases the respective Shareholders Representative and each Selling Shareholder agrees, jointly and severally with the other respective Selling Shareholders holding the same Companies Shares, to indemnify, defend and hold harmless the respective Shareholders Representative (including any Losses incurred, as such Losses are incurred) for, arising out of or in connection with the acceptance or administration of the respective Shareholders Representative’s duties hereunder or any action taken or not taken by him, her or it in his, her or its capacity as such agent (including the legal costs and expenses of defending such Shareholders Representative against any claim or liability (and all actions, claims, proceedings and investigations in respect thereof) in connection with, caused by or arising out of, directly or indirectly, the performance of such Shareholders Representative’s duties hereunder), except for the liability of such Shareholders Representative, or any member thereof, to a Selling Shareholder for Loss which such holder will suffer from the willful misconduct of such Shareholders Representative in carrying out his, her or its duties hereunder. In all questions arising under this Agreement, the Shareholders Representatives may rely on the advice of counsel, and the Shareholders Representatives will not be liable to the Selling Shareholders for anything done, omitted or suffered by the Shareholders Representatives based on such advice.

Article XII
Miscellaneous

Section 12.01 Entire Agreement.

This Agreement (together with its Exhibits and Schedules hereto), the Transaction Documents and the Nondisclosure Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement (including without limitation any prior proposal, term sheet or expression of interest).

Section 12.02 Amendments and Waivers.

(a) This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser, Parent and each of the Companies that is affected thereby (or, if effected after the respective Closing, (i) the Shareholder Representative of the Selling Shareholders of such affected Company (post-Closing) and (ii) Selling Shareholders of such affected Company (pre-Closing) that held, as of the respective Closing, 70% of the voting rights in such affected Company; provided, however, that any amendment, modification, alteration or supplement which amends the rights of and Selling Shareholder adversely disproportionately compared to the rights of the other Selling Shareholders of the same respective Company, shall require, in addition to the above, also the written consent of such Selling Shareholder. Any amendment executed in accordance with the foregoing shall be binding upon all parties (including the other, non-consenting Selling Shareholders) and their respective successors and assigns.

(b) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

108

Execution Copy

Section 12.03 Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person, other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 12.04 Construction.

The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is no inaccuracy, will not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.

Section 12.05 Headings.

The headings contained in this Agreement and in the schedules and exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 12.06 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

Section 12.07 Jurisdiction.

Except with respect to the proceedings referred in Section 10.04(e), the parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought before the competent courts in Tel Aviv-Jaffa, Israel and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or outside the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process to such party’s address set forth in Section 12.08 below shall be deemed effective service of process on such party.

109

 Execution Copy

Section 12.08 Notices.

All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon electronic confirmation of full receipt when transmitted by facsimile transmission or by electronic mail (but, in the case of electronic mail, only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day) or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of full receipt, (c) upon receipt after dispatch by registered or certified mail, postage prepaid or (d) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:

if to Purchaser or Parent, to:

Sapiens International Corporation N.V./Sapiens Technologies (1982) Ltd.

Rabin Science Park

P.O. Box 4011

Nes Ziona 74140, Israel

Attention: CEO

Telephone No.: 972 – 8 - 9382721

Facsimile No.: 972 – 8 - 9382730

E-mail: roni.g@sapiens.com and roni.a@sapiens.com

with a copy (which shall not constitute notice) to:

Meitar, Liquornik, Geva & Leshem Brandwein

16 Abba Hillel Silver Rd., Ramat Gan 52506, Israel

Attention: Dan Shamgar, Advocate and Mike Rimon, Advocate

Telephone No.: +972-3-6103100

Facsimile No.: +972-3-6103111

E-mail: dshamgar@meitar.com; mrimon@meitar.com

if to IDIT prior to the IDIT Closing Date, to:

IDIT I.D.I. Technologies Ltd.

Menachem Begin 5, Tel-Aviv, 50200

Attention: Mr. Yoel Amir

Telephone No.: 972 – 3 -6250922

Facsimile No.: 972 – 3 - 5621959

E-mail: yoela@idit.co.il

with a copy (which shall not constitute notice) to:

Furth, Wilensky, Mizrachi, Knaani – Law Offices

1 Azrieli Tower (41st Floor), Tel – Aviv, 67021

Attention: Udi Knaani, Advocate

Telephone No: +972 – 3 – 6070800

Fax No: +972 – 3 – 6097797

E-mail: udi@fwmk-law.co.il

110

Execution Copy

if to FIS prior to the FIS Closing Date, to:

FIS Software Ltd.

Ha'Yarden 1 Air Port City, Lod, 70151

Attention: Mr. Shay Alon

Telephone No.: 972 – 73 - 2608200

Facsimile No.: 972 – 73 - 2608205

E-mail: SAlon@fis-software.com

with a copy (which shall not constitute notice) to:

Prof. Yuval Levy & Co.

Attention: Tomer Maharshak, Advocate

Telephone No.: 972 – 3 - 5172303

Facsimile No.: 972 – 3 - 5164185

E-mail: tmaharshak@yuvalaw.co.il

And:

Furth, Wilensky, Mizrachi, Knaani – Law Offices

1 Azrieli Tower (41st Floor), Tel – Aviv, 67021

Attention: Udi Knaani, Advocate

Telephone No: +972 – 3 – 6070800

Fax No: +972 – 3 – 6097797

E-mail: udi@fwmk-law.co.il

if to the IDIT Shareholders Representative and to any IDIT Selling Shareholder, to:

Kardan Communications Ltd.

154 Menachem Begin Rd.
Tel Aviv, 64921

Attention: Mr. Amit Ben Yehuda

Telephone No.: 972 – 3 – 6083444

Facsimile No.: 972 – 3 - 6083434

E-mail: amit@kardan.com

with a copy (which shall not constitute notice) to:

Furth, Wilensky, Mizrachi, Knaani – Law Offices

1 Azrieli Tower (41st Floor), Tel – Aviv, 67021

Attention: Udi Knaani, Advocate

Telephone No: +972 – 3 – 6070800

Fax No: +972 – 3 – 6097797

E-mail: udi@fwmk-law.co.il

111

Execution Copy

if to the FIS Shareholders Representative and to any FIS Selling Shareholder, to:

Dani Goldstein

Telephone No.: 972 - 3 - 7343100

Facsimile No.: 972-3 – 7367770

E-mail: danig@formulavision.com

With a copy (which shall not constitute notice) to:

Prof. Yuval Levy & Co.

Attention: Tomer Maharshak, Advocate

Telephone No.: 972 – 3 - 5172303

Facsimile No.: 972 – 3 - 5164185

E-mail: tmaharshak@yuvalaw.co.il

And:

Furth, Wilensky, Mizrachi, Knaani – Law Offices

1 Azrieli Tower (41st Floor), Tel – Aviv, 67021

Attention: Udi Knaani, Advocate

Telephone No: +972 – 3 – 6070800

Fax No: +972 – 3 – 6097797

E-mail: udi@fwmk-law.co.il

And:

Amit, Pollak, Matalon & Co.

Nitsba Tower, 19th Floor

17 Yitzhak Sade St.,

Tel Aviv 67775

Attention: Ian Rostowsky, Adv.

Facsimile No.: 972-3-5689001

E-mail: ian_ro@apm-law.com

or to such other address, facsimile number or electronic mail as such party may hereafter specify for the purpose by notice to the other parties hereto in accordance with this Section 12.08

.

Section 12.09 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

112

Execution Copy

Section 12.10 Specific Performance.

The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled under this Agreement.

Section 12.11 Expenses.

(a) In the event that any of the Transactions is not consummated, each party to such respective Transaction shall bear its own respective costs and expenses incurred in connection with this Agreement, including all third-party legal, accounting, financial advisory, consulting or other fees and expenses incurred in connection with the respective Transaction.

(b) In the event that a respective Transaction is consummated, and except as otherwise set forth in this Agreement, all costs and expenses incurred by the parties to such Transaction in connection with this Agreement, including all third-party legal, accounting, financial advisory, consulting or other fees and expenses incurred in connection with such Transaction, as set forth on Schedule D shall be paid by the respective Companies and/or the Purchaser. The Purchaser shall also pay all costs and expenses associated with the services of the Escrow Agent. Notwithstanding the above, any and all amounts payable to Companies' employees, consultants, or other service providers in connection with the consummation of any of the Transactions will be paid solely by the respective Company.

Section 12.12 Disclosure Schedule References.

The parties hereto agree that any reference in a particular Section of any Company Disclosure Schedule or a Selling Shareholder Disclosure Schedule or Purchaser Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and any other section of this Agreement where such reference to such other section is reasonably apparent from such reference.

Section 12.13 Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Signature Page Follows]

113

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Sapiens International Corporation N.V.

By:

Name:

Title:

SAPIENS TECHNOLOGIES (1982) ltd.

By:

Name:

Title:

idit i.d.i. technologies ltd.

By:

Name:

Title:

FIS SOFTWARE LTD.

By:

Name:

Title:

IDIT SHAREHOLDERS REPRESENTATIVE:

Mr. Amit Ben Yehuda

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Formula Vision Portfolio Holdings, Limited
Partnership (a partnership of Kardan and
Formula Vision).

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Formula Vision Technologies (F.V.T.) Ltd.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Fahn Kanne Trust Ltd. (trustee for Sagi Schlisser).

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

GoldRock Israel Growth, L.P.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

FIS SHAREHOLDERS REPRESENTATIVE:

Mr. Dani Goldstien

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Eureka Ventures Partners I Ltd.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Eyal Hakner

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Formula Ventures Ltd.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Formula Vision Portfolio Holdings Limited Partnership

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Genesis Partners II (Israel) L.P.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Genesis Partners II, L.D.C.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Giza Alpinvest Venture Fund III, LLC.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Giza Executive Venture Fund III, LLC.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

[Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Giza GE Venture Fund III, LLC.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Giza Gmulot Venture Fund III Limited Partnership.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Giza Venture Fund III Limited Partnership.

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Mizrahi Tefahot Trust Company Ltd (in trust).

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Schwartz, Lerner, Duvshani Trustees (2003).

By: ________________________________

Please check one of the following two boxes:

 ☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Vintage Venture Partners (Israel) LP.

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Vintage Venture Partners (Parallel) LP.

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Vintage Venture Partners III (Cayman) LP.

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Vintage Venture Partners III (Israel) LP.

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Vintage Venture Partners LP.

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Yehoshua Alon.

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Zeev Alon.

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]

Execution Copy

IN WITNESS WHEREOF, the parties hereto have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

Goodsmith Partners LLC.

By: ________________________________

Please check one of the following two boxes:

☐ I am a Regulation D Investor (as referred to in Section 4.08 of the Agreement); or

☐ I am a Regulation S Investor (as referred to in Section 4.08 of the Agreement).

☐ I (i) am a U.S. Person (as referred to in Section 4.08 of the Agreement), (ii) am not a Regulation D Investor, (iii) meet the sophistication requirements for a private placement under Regulation D or alternatively have obtained a purchaser representative that meets such sophistication requirements and (iv) have been provided with offering materials that satisfy the informational requirements of Regulation D.

Please check the following box if relevant to you:

☐	I am "investor" under Section 15(A)(b)(1) of the Israeli Securities Law.

 [Signature Page to Share Purchase Agreement]